UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §.240.14a-12

WAL-MART STORES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Walmart

Notice of 2013 Annual Shareholders' Meeting and Proxy Statement

Bud Walton Arena, University of Arkansas, Fayetteville, Arkansas

NYSE: WMT

Wal-Mart Stores, Inc.

702 Southwest 8th Street

Bentonville, Arkansas 72716-0215

(479) 273-4000

http://corporate.walmart.com

Notice of 2013 Annual Shareholders’ Meeting

Friday, June 7, 2013

7:00 a.m., Central time

Bud Walton Arena, University of Arkansas Campus, Fayetteville, Arkansas

Please join us for the 2013 Annual Shareholders’ Meeting of Wal-Mart Stores, Inc. to be held on Friday, June 7, 2013, at 7:00 a.m., Central time in Bud Walton Arena on the campus of the University of Arkansas, Fayetteville, Arkansas. The purposes of the meeting are:

1.

to elect as directors the 14 nominees identified in the accompanying proxy statement;

2.

to ratify the appointment of Ernst & Young LLP as the company’s independent accountants for the fiscal year ending January 31, 2014;

3.

to vote on a non-binding advisory resolution to approve the compensation of the company’s named executive officers as disclosed in the accompanying proxy statement;

4.

to vote on the approval of the Wal-Mart Stores, Inc. Management Incentive Plan, as amended;

5.

to vote on the four shareholder proposals described in the accompanying proxy statement, if properly presented at the meeting; and

6.

to transact other business properly brought before the 2013 Annual Shareholders’ Meeting.

Only shareholders of record as of the close of business on April 11, 2013, the record date for the meeting, are entitled to notice of, and to vote at, the 2013 Annual Shareholders’ Meeting. If you plan to attend the meeting, please see page 14 for information regarding what you must bring with you to gain admittance to the 2013 Annual Shareholders’ Meeting.

Regardless of whether you plan to attend, we urge all shareholders to vote on the matters described in the accompanying proxy statement. Please see our questions and answers on page 12 for information about voting by mail, telephone, the internet, mobile device, or in person at the 2013 Annual Shareholders’ Meeting. Voting in any of the ways described will not prevent you from attending the 2013 Annual Shareholders’ Meeting.

The proxy statement and our Annual Report to Shareholders for the fiscal year ended January 31, 2013 are available in the “Investors” section of our corporate website at http://stock.walmart.com/annual-reports.

April 22, 2013

Bentonville, Arkansas

By Order of the Board of Directors

Jeffrey J. Gearhart
Corporate Secretary

Admittance Requirements on page 14

Table of Contents

NOTICE OF 2013 ANNUAL SHAREHOLDERS’ MEETING	3
PROXY STATEMENT SUMMARY	6
TABLE OF ABBREVIATIONS	9
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING	10
INFORMATION ABOUT THE BOARD	15
What is the nomination process for director candidates?	15
Can shareholders recommend director candidates?	15
Proposal No. 1	Election of Directors	16
Compensation of the Directors	26
Director Independence	28
Board Meetings	29
Board Committees	29
CORPORATE GOVERNANCE	32
Corporate Governance Highlights	32
Board and Committee Governing Documents	32
Board Leadership Structure	33
Presiding Director	33
The Board’s Role in Risk Oversight	33
Board Attendance at Annual Shareholders’ Meetings	34
Communications with the Board	34
Shareholder Outreach and Engagement	35
Submission of Shareholder Proposals	35
Compensation Committee Report	35
Compensation Committee Interlocks and Insider Participation	36
Audit Committee Report	36
Audit Committee Financial Experts	36
Audit Committee Pre-Approval Policy	37
Transaction Review Policy	37
Related Person Transactions	38
Proposal No. 2	Ratification of Independent Accountants	39

  2013 Proxy Statement   4

EXECUTIVE COMPENSATION	40
Compensation Discussion and Analysis	40
Summary Compensation	55
Fiscal 2013 Grants of Plan-Based Awards	57
Outstanding Equity Awards at Fiscal 2013 Year-End	58
Fiscal 2013 Option Exercises and Stock Vested	59
Fiscal 2013 Nonqualified Deferred Compensation	60
Walmart’s Deferred Compensation Plans	61
Potential Payments Upon Termination or Change In Control	62
Proposal No. 3	Advisory Vote to Approve Named Executive Officer Compensation	63
Proposal No. 4	Approval of the Management Incentive Plan, as Amended	64
STOCK OWNERSHIP	67
Holdings of Major Shareholders	67
Holdings of Officers and Directors	68
Section 16(a) Beneficial Ownership Reporting Compliance	68
EQUITY COMPENSATION PLAN INFORMATION	69
SHAREHOLDER PROPOSALS	69
Proposal No. 5	Special Shareowner Meeting Right	70
Proposal No. 6	Equity Retention Requirement	71
Proposal No. 7	Independent Chairman	72
Proposal No. 8	Request for Annual Report on Recoupment of Executive Pay	73
OTHER MATTERS	74
APPENDIX A:	WAL-MART STORES, INC. MANAGEMENT INCENTIVE PLAN, AS AMENDED	75
2013 ANNUAL SHAREHOLDERS’ MEETING ADMISSION REQUIREMENTS	Back Cover

  2013 Proxy Statement   5

Proxy Statement Summary

You have received these proxy materials because the Board is soliciting your proxy to vote your Shares at the 2013 Annual Shareholders’ Meeting. This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references (“XX”) are supplied to help you find further information in this proxy statement. Please refer to the Table of Abbreviations on page 9 when reading this proxy summary. This proxy statement and the related proxy materials were first mailed to shareholders and made available on the internet on April 22, 2013.

Annual Shareholders’ Meeting

Time: June 7, 2013, 7:00 a.m., Central time

Place: Bud Walton Arena, University of Arkansas Campus, Fayetteville, Arkansas 72701

Record Date: You can vote if you were a shareholder of record at the close of business on April 11, 2013 (page 10).

Admission: You must have proof of ownership as of the Record Date to attend the Annual Shareholders’ Meeting (page 14).

Voting Matters and Board Recommendations

	Board Vote Recommendation	Page Reference (for more detail)
Election of Directors	FOR each Director Nominee	16
Ratification of E&Y as Independent Accountants	FOR	39
Advisory Vote to Approve Executive Compensation	FOR	63
Approval of the Wal-Mart Stores, Inc. Management Incentive Plan, as Amended	FOR	64
Four Shareholder Proposals	AGAINST	69

The Board is not aware of any matter that will be presented for a vote at the 2013 Annual Shareholders’ Meeting other than those shown above.

How to Cast Your Vote (page 12)

You can vote by any of the following methods:

•

via the internet (www.proxyvote.com) until 11:59 p.m. Eastern time on June 6, 2013*;

•

via telephone by calling 1-800-690-6903 until 11:59 p.m. Eastern time on June 6, 2013*;

•

if you received a proxy card or voting instruction form in the mail, by completing, signing, dating, and returning your proxy card or voting instruction form in the return envelope provided to you in accordance with the instructions provided with the proxy card or voting instruction form;

•

by scanning the QR code on your proxy card, notice of availability, or voting instruction form with your mobile device; or

•

in person, at the 2013 Annual Shareholders’ Meeting. You must bring proof of ownership of Shares as of the record date in order to attend the Annual Shareholders’ Meeting. See page 14 for a description of acceptable forms of proof of Share ownership. If your Shares are held in the name of a broker, nominee, or other intermediary, you must also bring a proxy from the record holder of your Shares as of the record date in order to vote your Shares at the meeting.

* If your Shares are held through a Walmart 401(k) plan, earlier voting deadlines apply.

  2013 Proxy Statement   6

Back to Contents

Board Nominees (page 17)

Name	Age	Director since	Principal Occupation	Independent		Committee Memberships*	Other Public Company Boards
				Yes	No
Aida M. Alvarez	63	2006	Former Administrator, U.S. Small Business Administration	X		Audit	1
James I. Cash, Jr.	65	2006	James E. Robison Emeritus Professor of Business Administration, Harvard Business School	X		Audit, TeCC	2
Roger C. Corbett	70	2006	Retired CEO and Group Managing Director, Woolworths Limited	X		SPFC	3
Douglas N. Daft	70	2005	Retired Chairman and CEO, The Coca-Cola Company	X		CNGC	0
Michael T. Duke	63	2008	President and CEO, Wal-Mart Stores, Inc.		X	GCC, EC	0
Timothy P. Flynn	56	2012	Retired Chairman, KPMG International	X		Audit	1
Marissa A. Mayer	37	2012	President and CEO, Yahoo! Inc.	X		SPFC, TeCC	1
Gregory B. Penner	43	2008	General Partner, Madrone Capital Partners		X	GCC, TeCC	2
Steven S Reinemund	65	2010	Dean of Business and Professor of Leadership and Strategy, Wake Forest University	X		CNGC	3
H. Lee Scott, Jr.	64	1999	Retired President and CEO, Wal-Mart Stores, Inc.		X	SPFC	0
Jim C. Walton	64	2005	Chairman and CEO, Arvest Bank Group, Inc.		X	SPFC	0
S. Robson Walton	68	1978	Chairman, Wal-Mart Stores, Inc.		X	GCC, EC	0
Christopher J. Williams	55	2004	Chairman and CEO, The Williams Capital Group, L.P.	X		Audit, EC	1
Linda S. Wolf	65	2005	Retired Chairman and CEO, Leo Burnett Worldwide, Inc.	X		CNGC, TeCC	1

*

Audit = Audit Committee; CNGC = Compensation, Nominating and Governance Committee; SPFC = Strategic Planning and Finance Committee; TeCC = Technology and eCommerce Committee; GCC = Global Compensation Committee; EC = Executive Committee

Information about our Board and Key Board Committees (page 29)

	Number of Members	Percent Independent	Number of Meetings During Fiscal 2013
Full Board	17	71%	6
Audit Committee	5	100%	15
Compensation, Nominating and Governance Committee	3	100%	7
Strategic Planning and Finance Committee	6	67%	5
Technology and eCommerce Committee	5	80%	5

During fiscal 2013, our Board members in the aggregate attended approximately 97% of the meetings of the Board and Board committees on which they served.

Governance Facts (page 32)

Size of Board	17	*
Number of Independent Directors	12	*
Audit Committee and CNGC Comprised Entirely of Independent Directors	YES
Annual Election of All Directors	YES
Independent Presiding Director	YES
Separate Chairman and CEO	YES
Majority Voting for Directors in Uncontested Elections	YES
Annual Advisory Vote on Executive Compensation	YES
Annual Board and Committee Self-Evaluations	YES
Stock Ownership Guidelines for Directors and Executive Officers	YES
CNGC Oversight of Political Engagement	YES
Restrictions on Pledging of Company Shares by Directors and Executive Officers	YES
Directors and Executive Officers Permitted to Hedge Company Shares	NO
Shareholder Rights Plan (Poison Pill)	NO
* If all nominees for director named in this proxy statement are elected, we will have a total of 14 directors, including 9 independent directors.

  2013 Proxy Statement   7

Back to Contents

Fiscal 2013 Business Highlights

Our company had good financial performance in fiscal 2013, particularly with respect to our financial priorities of growth, leverage, and returns. Highlights include:

•

diluted earnings per share from continuing operations attributable to Walmart (“EPS”) increased 10.6% over the prior fiscal year;

•

the Walmart U.S. and Sam’s Club segments delivered positive comparable store sales;

•

we once again leveraged expenses, with sales growing faster than operating expenses;

•

our stock price increased approximately 14% during fiscal 2013, and we paid $1.59 per share in dividends; and

•

we announced in February 2013 that our Board approved an 18% increase in our annual dividend for fiscal 2014 to $1.88 per share.

Fiscal 2013 Executive Compensation Highlights (page 40)

Our executive compensation program is intended to: provide fair, competitive compensation based on performance and contributions to the company; provide incentives to attract and retain key executives; instill a long-term commitment to the company; and encourage company ownership and align the interests of our key executives with the interests of our shareholders, with the ultimate goal of driving long-term shareholder value. With these objectives in mind, our executive compensation program includes the following key features:

•

on average, more than 50% of our NEOs’ target total direct compensation, or TDC, consists of long-term performance shares, and at least 70% of each NEO’s target TDC is tied to performance;

•

we seek to mitigate risk by using a combination of performance measures, and by capping maximum payouts tied to each performance measure;

•

we do not have employment contracts with our Executive Officers. All of our Executive Officers are employed on an “at-will” basis; and

•

we provide only a limited number of perquisites to our Executive Officers.

Primary Components of Our Fiscal 2013 Executive Compensation Program (page 44)

Component	Form	Key Features
Base Salary	Cash

•

Intended to attract and retain top talent

•

Generally positioned near the 50th percentile of our peer groups, but varies with individual skills, experience, responsibilities, and individual performance

•

Represents a relatively small percentage of NEO target TDC

Annual Incentive	Cash

•

Tied to operating income performance

•

Performance goals established at the beginning of each fiscal year

•

Payouts range from 37.5% of target payout to 125% of target payout, depending on performance

•

Intended to motivate annual performance with respect to a key financial measure

•

Represents approximately 19% - 23% of each NEO’s target TDC for fiscal 2013

Performance Shares	Equity

•

Tied to return on investment and sales performance over a three-year period

•

Performance goals established at the beginning of each fiscal year

•

Payouts range from 50% of target payout to 150% of target payout, depending on performance

•

Intended to motivate long-term performance with respect to key financial measures and align our NEOs’ interests with those of our shareholders

•

Represents 75% of each annual equity grant and approximately 47% - 54% of each NEO’s target TDC for fiscal 2013

Restricted Stock	Equity

•

Vests on the third anniversary of grant

•

Intended to align our NEOs’ interests with those of our shareholders and promote retention

•

Represents 25% of each annual equity grant and approximately 16% - 18% of each NEO’s target TDC for fiscal 2013

  2013 Proxy Statement   8

Back to Contents

TABLE OF ABBREVIATIONS

The following abbreviations are used for certain terms that appear in this proxy statement:

2012 Annual Shareholders’ Meeting: Walmart’s Annual Shareholders’ Meeting held on June 1, 2012

2013 Annual Shareholders’ Meeting: Walmart’s Annual Shareholders’ Meeting to be held on June 7, 2013

401(k) Plan: the Walmart 401(k) Plan

Annual Report to Shareholders: Walmart’s Annual Report to Shareholders for fiscal 2013

Associate: an employee of Walmart or one of its subsidiaries

Audit Committee: the Audit Committee of the Board

Board: the Board of Directors of Walmart

Board committees: the Audit Committee, the CNGC, the Executive Committee, the Global Compensation Committee, the SPFC, and the TeCC

Broadridge: Broadridge Financial Solutions, Inc., representatives of which will serve as the inspectors of election at the 2013 Annual Shareholders’ Meeting

Bylaws: the amended and restated Bylaws of Walmart, effective as of June 2, 2011

CD&A: the Compensation Discussion and Analysis included in this proxy statement

CEO: the Chief Executive Officer of a company

CFO: the Chief Financial Officer of a company

CNGC: the Compensation, Nominating and Governance Committee of the Board

Deferred Compensation Matching Plan: the Wal-Mart Stores, Inc. Deferred Compensation Matching Plan, as adopted effective February 1, 2012, and which replaced the Officer Deferred Compensation Plan

Director Compensation Deferral Plan: the Wal-Mart Stores, Inc. Director Compensation Deferral Plan, effective June 4, 2010, which sets forth terms and procedures with respect to the deferral of cash and equity compensation paid to Non-Management Directors

E&Y: Ernst & Young LLP, an independent registered public accounting firm

Exchange Act: the Securities Exchange Act of 1934, as amended

Executive Committee: the Executive Committee of the Board

Executive Officers: those senior officers of our company designated by the Board as executive officers (as defined by Rule 3b-7 under the Exchange Act) as to whom Walmart has certain disclosure obligations and who must report certain transactions in equity securities of our company under Section 16

Fiscal 2015, fiscal 2014, fiscal 2013, fiscal 2012, fiscal 2011, and fiscal 2010: Walmart’s fiscal years ending January 31, 2015, 2014, 2013, 2012, 2011, and 2010, respectively

GAAP: generally accepted accounting principles in effect in the United States from time to time

Global Compensation Committee or GCC: the Global Compensation Committee of the Board

Independent Directors: the Walmart directors whom the Board has determined have no material relationships with our company pursuant to the standards set forth in the NYSE Listed Company Rules and, as to members of the Audit Committee, who meet the requirements of Section 10A of the Exchange Act and Rule 10A-3 under the Exchange Act and, as to members of the CNGC, who meet the requirements of Section 10C of the Exchange Act and Rule 10C-1 under the Exchange Act

Internal Revenue Code: the Internal Revenue Code of 1986, as amended

Management Incentive Plan or MIP: the Wal-Mart Stores, Inc. Management Incentive Plan, as amended and restated effective February 1, 2008; the MIP is being submitted to shareholders for approval, inclusive of recent amendments, at the 2013 Annual Shareholders’ Meeting (the “Amended MIP”)

Named Executive Officers or NEOs: Walmart’s President and CEO, Walmart’s CFO, and the three most highly compensated Executive Officers other than our CEO and CFO during fiscal 2013

Non-Management Directors: the members of the Board who are not employed by Walmart or a subsidiary of Walmart

NYSE: the New York Stock Exchange

NYSE Listed Company Rules: the NYSE’s rules for companies with securities listed for trading on the NYSE, including the continual listing requirements and rules and policies on matters such as corporate governance, shareholder communication, and shareholder approval

Officer Deferred Compensation Plan: the Wal-Mart Stores, Inc. Officer Deferred Compensation Plan, amended and restated effective January 1, 2009, and which was replaced, effective February 1, 2012, with the Deferred Compensation Matching Plan

SEC: the Securities and Exchange Commission

Section 16: Section 16 of the Exchange Act

SERP: the Wal-Mart Stores, Inc. Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2009, which was replaced, effective February 1, 2012, with the Walmart Deferred Compensation Matching Plan

Share or Shares: a share or shares of Walmart common stock, $0.10 par value per share

SOX: the Sarbanes-Oxley Act of 2002

SPFC: the Strategic Planning and Finance Committee of the Board

Stock Incentive Plan: the Wal-Mart Stores, Inc. Stock Incentive Plan of 2010, as amended

Stock Purchase Plan: the Wal-Mart Stores, Inc. 2004 Associate Stock Purchase Plan, as restated effective February 1, 2004, and subsequently amended

TeCC: the Technology and eCommerce Committee of the Board

Walmart, our company, the company, “we,” “our,” or “us”: Wal-Mart Stores, Inc., a Delaware corporation and, where the context requires, its consolidated subsidiaries

  2013 Proxy Statement   9

Back to Contents

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.   What is a proxy statement and what is a proxy?

A proxy statement is a document that SEC rules require us to provide you when we ask you to vote on certain matters yourself or when we ask you to sign a proxy designating certain individuals to vote on those matters on your behalf. A proxy is your legal designation of another person to vote the Shares you own. If you designate someone as your proxy in a written document, that document is called a proxy or a proxy card. By signing a proxy card, you will designate our Chairman and our CEO as your proxies to cast your vote at the 2013 Annual Shareholders’ Meeting. Walmart’s Board is soliciting your proxy to vote your Shares at the 2013 Annual Shareholders’ Meeting. Walmart pays the cost of soliciting your proxy and reimburses brokers and others for forwarding to you the proxy statement, proxy card, or voting instruction form, and Annual Report to Shareholders and, for certain shareholders, the notice of internet availability of our proxy materials.

2.   Who may vote at the 2013 Annual Shareholders’ Meeting?

You may vote at the meeting if you were the holder of record of Shares at the close of business on April 11, 2013. You are entitled to one vote on each matter presented at the 2013 Annual Shareholders’ Meeting for each Share you owned at that time. Some shareholders hold shares through a bank, broker, or other nominee, and are often said to hold such shares in “street name.” These shareholders are considered “beneficial owners” of those Shares. If you held Shares as a beneficial owner in “street name” at the close of business on April 11, 2013, you must obtain a legal proxy, executed in your favor, from the holder of record of those Shares as of that time, to be entitled to vote those Shares at the meeting. As of the close of business on April 11, 2013, Walmart had 3,289,831,391 Shares outstanding.

3.   What am I voting on, and what are my voting choices for each of the proposals to be voted on, at the 2013 Annual Shareholders’ Meeting?

You are voting on the following items:

Proposal	Voting Choices and Board Recommendation
Proposal No. 1: Election of 14 Director Nominees

•

vote in favor of each nominee;

•

vote in favor of specific nominees;

•

vote against each nominee;

•

vote against specific nominees;

•

abstain from voting with respect to each nominee; or

•

abstain from voting with respect to specific nominees.

The Board recommends a vote FOR each of the nominees.

Proposal No. 2: Ratification of E&Y as Independent Accountants for Fiscal 2014	• vote in favor of the ratification; • vote against the ratification; or • abstain from voting on the ratification. The Board recommends a vote FOR the ratification.
Proposal No. 3: Non-Binding Advisory Resolution to Approve Named Executive Officer Compensation	• vote in favor of the advisory resolution; • vote against the advisory resolution; or • abstain from voting on the advisory resolution. The Board recommends a vote FOR the advisory resolution.
Proposal No. 4: Approval of the Management Incentive Plan, as Amended	• vote in favor of the amended plan; • vote against the amended plan; or • abstain from voting on the amended plan. The Board recommends a vote FOR the amended plan.
Proposal Nos. 5 – 8: Four Shareholder Proposals Appearing in this Proxy Statement

•

vote in favor of each shareholder proposal;

•

vote in favor of specific shareholder proposals;

•

vote against each shareholder proposal;

•

vote against specific shareholder proposals;

•

abstain from voting with respect to each shareholder proposal; or

•

abstain from voting with respect to specific shareholder proposals.

The Board recommends a vote AGAINST each of the four shareholder proposals.

  2013 Proxy Statement   10

Back to Contents

4.   Who counts the votes? Are my votes confidential?

Broadridge will count the votes. The Board has appointed two employees of Broadridge as the inspectors of election. Your proxy card or ballot and voting records will not be disclosed unless the law requires disclosure, you request disclosure, or your vote is cast in a contested election. If you write comments on your proxy card or ballot, your comments will be provided to Walmart by Broadridge, but how you voted will remain confidential.

5.   What is the quorum requirement for holding the 2013 Annual Shareholders’ Meeting?

The holders of a majority of the Shares outstanding as of the record date for the meeting must be present in person or represented by proxy for business to be transacted at the meeting.

6.   What vote is required to elect a director at the 2013 Annual Shareholders’ Meeting?

To be elected in an “uncontested election” of directors, which under our Bylaws is an election in which the number of nominees for director is not greater than the number of directors to be elected, a director nominee must receive affirmative votes representing a majority of the votes cast by the holders of Shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors (a “majority vote”). To be elected in a “contested election” of directors, which our Bylaws define as an election in which the number of nominees for director is greater than the number of directors to be elected, a director nominee must receive a plurality of the votes of the holders of Shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. We expect the election of directors at the 2013 Annual Shareholders’ Meeting to be an uncontested election.

7.   What happens if a director nominee fails to receive a majority vote in an uncontested election at the 2013 Annual Shareholders’ Meeting?

Any incumbent director who is a director nominee and who does not receive a majority vote must promptly tender his or her offer of resignation as a director for consideration by the Board. Each director standing for reelection at the 2013 Annual Shareholders’ Meeting has agreed to resign, effective upon acceptance of such resignation by the Board, if he or she does not receive a majority vote. The Board must accept or reject such resignation within 90 days following certification of the shareholder vote in accordance with the procedures established by the Bylaws. If a director’s resignation offer is not accepted by the Board, that director will continue to serve until our company’s next annual shareholders’ meeting and his or her successor is duly elected and qualified or until the director’s earlier death, resignation, or removal.

Any director nominee who is not an incumbent director and who fails to receive a majority vote in an uncontested election will not be elected as a director, and a vacancy will be left on the Board. The Board, in its sole discretion, may either fill a vacancy resulting from a director nominee not receiving a majority vote pursuant to the Bylaws or decrease the size of the Board to eliminate the vacancy.

8.   What vote is required to pass the other proposals at the 2013 Annual Shareholders’ Meeting?

The affirmative vote of the holders of a majority of the Shares present in person or represented by proxy at the meeting and entitled to vote on the proposal at issue is required for: (i) the ratification of the appointment of E&Y as Walmart’s independent accountants for fiscal 2014; (ii) the adoption of a non-binding advisory resolution to approve the compensation of the company’s NEOs; (iii) the approval of the Management Incentive Plan, as amended; and (iv) the adoption of each of the shareholder proposals.

9.   What is the effect of an “abstain” vote or a “broker non-vote” on the proposals to be voted on at the 2013 Annual Shareholders’ Meeting?

Abstentions. A Share voted “abstain” with respect to any proposal is considered as present and entitled to vote with respect to that proposal, but is not considered a vote cast with respect to that proposal. Therefore, an abstention will not have any effect on the election of directors. Because each of the other proposals requires the affirmative vote of the holders of a majority of the Shares present and entitled to vote on each such proposal in order to pass, an abstention will have the effect of a vote against each of the other proposals.

Broker Non-Votes. A “broker non-vote” occurs if your Shares are not registered in your name (that is, you hold your Shares in “street name”) and you do not provide the record holder of your Shares (usually a bank, broker, or other nominee) with voting instructions on any matter as to which, under the NYSE Listed Company Rules, a broker may not vote without instructions from you, but the broker nevertheless provides a proxy for your Shares. Shares as to which a broker non-vote occurs are considered present for purposes of determining whether a quorum exists, but are not considered “votes cast” or Shares “entitled to vote” with respect to a voting matter.

  2013 Proxy Statement   11

Back to Contents

Under the NYSE Listed Company Rules: (i) the election of directors; (ii) the non-binding advisory vote to approve the compensation of the company’s NEOs; (iii) the approval of the Wal-Mart Stores, Inc. Management Incentive Plan, as amended; and (iv) each of the shareholder proposals described in this proxy statement are not matters on which a broker may vote without your instructions. Therefore, if your Shares are not registered in your name and you do not provide instructions to the record holder of your Shares regarding these proposals, a broker non-vote as to your Shares will result with respect to these proposals. The ratification of the appointment of independent accountants is a routine item under the NYSE Listed Company Rules. As a result, brokers who do not receive instructions from you as to how to vote on that matter generally may vote on that matter in their discretion.

If your Shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your Shares to be voted so you may participate in the shareholder voting on these important matters.

10.   How do I vote?

The process for voting your Shares depends on how your Shares are held. Generally, you may hold Shares as a “record holder” (that is, in your own name) or in “street name” (that is, through a nominee, such as a broker or bank). If you hold Shares in “street name,” you are considered to be the “beneficial owner” of those Shares.

Voting for Record Holders. If you are a record holder, you may vote by proxy or you may vote in person at the 2013 Annual Shareholders’ Meeting. If you are a record holder and would like to vote your Shares by proxy prior to the 2013 Annual Shareholders’ Meeting, you have three ways to vote:

call 1-800-690-6903 using a touch-tone phone (toll charges may apply for calls made from outside the United States) and follow the instructions provided on the call;
go to the website www.proxyvote.com and follow the instructions at that website;
scan the QR code on your proxy card or notice of availability with your mobile device; or
if you received a proxy card in the mail, complete, sign, date, and mail the proxy card in the return envelope provided to you.

Please note that telephone and internet voting will close at 11:59 p.m. Eastern time on June 6, 2013. If you wish to vote by telephone or internet, follow the instructions on your proxy card (if you received a paper copy of the proxy materials) or in the notice of availability of the proxy materials. If you received a proxy card in the mail and wish to vote by completing and returning the proxy card via mail, please note that your completed proxy card must be received by no later than the time the polls close for voting at the 2013 Annual Shareholders’ Meeting.

If you plan to attend the 2013 Annual Shareholders’ Meeting and wish to vote in person, you will be given, upon your request, a ballot at the 2013 Annual Shareholders’ Meeting. Even if you vote by proxy prior to June 7, 2013, you may still attend the 2013 Annual Shareholders’ Meeting.

Voting for Holders in “Street Name.” If your Shares are held in the name of a broker, bank, or other nominee (that is, you hold your Shares in “street name”), you should receive separate instructions from the holder of your Shares describing how to vote. Nonetheless, if your Shares are held in the name of a broker, bank, or other nominee and you want to vote in person, you will need to obtain (and bring with you to the 2013 Annual Shareholders’ Meeting) a legal proxy from the record holder of your Shares (who must have been the record holder of your Shares as of the close of business on April 11, 2013) indicating that you were a beneficial owner of Shares as of the close of business on April 11, 2013, as well as the number of Shares of which you were the beneficial owner on the record date, and appointing you as the record holder’s proxy to vote the Shares covered by that proxy at the 2013 Annual Shareholders’ Meeting.

Voting of Shares Held in the 401(k) Plan or the Wal-Mart Puerto Rico 401(k) Plan. If your Shares are held through the 401(k) Plan or the Wal-Mart Puerto Rico 401(k) Plan, you must provide instructions on how you wish to vote your Shares held through such plans no later than 11:59 p.m. Eastern time on June 4, 2013. If you do not provide such instructions by that time, your Shares will be voted by the Retirement Plans Committee of the respective plan in accordance with the rules of the applicable plan.

11.   What if I do not specify a choice for a proposal when returning a proxy?

Unless you indicate otherwise, the persons named as proxies on the proxy card will vote your Shares: FOR the election of each of the nominees for director named in this proxy statement; FOR the ratification of E&Y as Walmart’s independent accountants for fiscal 2014; FOR the non-binding advisory resolution to approve the compensation of the company’s NEOs; FOR the approval of the Management Incentive Plan, as amended; and AGAINST each of the shareholder proposals appearing in this proxy statement.

  2013 Proxy Statement   12

Back to Contents

12.   I completed and returned my proxy card, but I have changed my mind about how I want to vote. Can I revoke my proxy?

Yes, if you are a record holder, you may revoke a previously submitted proxy by:

•

delivering a written notice of revocation to Walmart’s Corporate Secretary at the address provided in the Notice of 2013 Annual Shareholders’ Meeting included in this proxy statement before the 2013 Annual Shareholders’ Meeting;

•

signing a proxy bearing a later date than the proxy being revoked and delivering it to Walmart’s Corporate Secretary at the address provided in the Notice of 2013 Annual Shareholders’ Meeting included in this proxy statement before the 2013 Annual Shareholders’ Meeting; or

•

voting in person at the 2013 Annual Shareholders’ Meeting.

If your Shares are held in street name through a broker, bank, or other nominee, you should contact the record holder of your Shares regarding how to revoke your voting instructions.

13.   Why did I receive a notice regarding the internet availability of the proxy materials instead of a paper copy of the proxy materials?

Important Notice Regarding the Availability of Proxy Materials for the 2013 Annual Shareholders’ Meeting. This year, we are again taking advantage of the rules of the SEC that allow us to furnish our proxy materials over the internet. As a result, we are mailing a notice of availability of the proxy materials on the internet, rather than a full paper set of the proxy materials, to many of our shareholders. This notice of availability includes instructions on how to access our proxy materials on the internet, as well as instructions on how shareholders may obtain a paper copy of the proxy materials by mail or a printable copy electronically. Shareholders who have affirmatively requested electronic delivery of our proxy materials will receive instructions via e-mail regarding how to access these materials electronically. All other shareholders, including shareholders who have previously requested to receive a paper copy of the materials, will receive a full paper set of the proxy materials by mail. This distribution process will contribute to our sustainability efforts and will reduce the costs of printing and distributing our proxy materials.

14.   How can I access the proxy materials over the internet? How can I request a paper copy of the proxy materials?

Accessing the Proxy Materials over the Internet. You can access the proxy statement and the Annual Report to Shareholders in the “Investors” section of Walmart’s corporate website at http://stock.walmart.com/annual-reports. In accordance with the rules of the SEC, we do not use software that identifies visitors accessing our proxy materials on our website. If you wish to join in Walmart’s sustainability efforts, you can instruct Walmart to deliver its proxy materials for future annual shareholders’ meetings to you electronically by e-mail. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials electronically will remain in effect until you terminate it. You may choose this method of delivery in the “Investors” section of Walmart’s corporate website at http://stock.walmart.com/annual-reports.

Obtaining a Paper Copy of the Proxy Materials. If you received a notice regarding the internet availability of the proxy materials, you will find instructions about how to obtain a paper copy of the proxy materials and the Annual Report to Shareholders in your notice. If you received an e-mail notification as to the availability of the proxy materials, you will find instructions about how to obtain a paper copy of the proxy materials and the Annual Report to Shareholders as part of that e-mail notification. We will mail a paper copy of the proxy materials and the Annual Report to Shareholders to all shareholders to whom we do not send a notice of availability or an e-mail notification regarding the internet availability of the proxy materials.

15.   What should I do if I receive more than one notice or e-mail notification about the internet availability of the proxy materials or more than one paper copy of the proxy materials?

Some shareholders may receive more than one notice of internet availability, more than one e-mail notification, or more than one paper copy of the proxy materials, including multiple proxy cards. For example, if you hold your Shares in more than one brokerage account, you may receive a separate notice of availability, a separate e-mail notification, or a separate voting instruction form for each brokerage account in which you hold Shares. If you are a shareholder of record and your Shares are registered in more than one name, you may receive a separate notice of availability, a separate e-mail notification, or a separate set of paper proxy materials and proxy card for each name in which you hold Shares. To vote all of your Shares, you must complete, sign, date, and return each proxy card you receive or vote the Shares to which each proxy card relates by telephone, internet, or mobile device as described above, or vote in person as described above. If you have Shares held in one or more “street names,” you must complete, sign, date, and return to each bank, broker, or other nominee through which you hold Shares each voting instruction form received from that bank, broker, or other nominee (or obtain a proxy from each such nominee holder if you wish to vote in person at the 2013 Annual Shareholders’ Meeting).

  2013 Proxy Statement   13

Back to Contents

16.   How can I attend the 2013 Annual Shareholders’ Meeting? What do I need to bring?

Only shareholders who own Shares as of the close of business on April 11, 2013 are entitled to attend the 2013 Annual Shareholders’ Meeting. You will be admitted to the 2013 Annual Shareholders’ Meeting only if you present valid proof of Share ownership as described below and photo identification (such as a valid driver’s license or passport) at an entrance to Bud Walton Arena, the facility at which the 2013 Annual Shareholders’ Meeting is held.

•

If your Shares are registered in your name and you received your proxy materials by mail, you should bring the proxy statement you received in the mail or the proxy card that you received in the mail (or, if you have already completed and returned your proxy card, the top part of the proxy card marked “keep this portion for your records”) to the 2013 Annual Shareholders’ Meeting.

•

If your Shares are registered in your name and you received a notice of internet availability of the proxy materials in the mail, you should bring that notice of internet availability with you to the 2013 Annual Shareholders’ Meeting.

•

If you received an e-mail with instructions containing a link to the website where our proxy materials are available and a link to the proxy voting website, bring that e-mail with you to the 2013 Annual Shareholders’ Meeting.

•

If you are a beneficial owner of Shares and your Shares are held in street name as described above, you will be admitted to the 2013 Annual Shareholders’ Meeting only if you present either a valid legal proxy from your bank, broker, or other nominee as to your Shares, the notice of internet availability of the proxy materials (if you received one), a voting instruction form that you received from your bank, broker, or other nominee (if you have not already completed and returned the voting instruction form), or a recent bank, brokerage, or other statement showing that you owned Shares as of the close of business on April 11, 2013.

The use of cameras, camcorders, videotaping equipment, and other recording devices will not be permitted in Bud Walton Arena. Attendees may not bring into the arena large packages or other material that could pose a safety or disruption hazard (e.g. fireworks, noisemakers, horns, confetti, etc.). Photographs and videos taken at the 2013 Annual Shareholders’ Meeting may be used by Walmart. By attending the 2013 Annual Shareholders’ Meeting, you will be agreeing to Walmart’s use of those photographs and waive any claim or rights with respect to those photographs and videos and their use.

17.   I am unable to attend the meeting in person. Can I view the meeting via webcast?

Yes. If you are unable to attend the 2013 Annual Shareholders’ Meeting in person, we invite you to view a live webcast of the meeting at http://stock.walmart.com/annual-reports. The webcast of the 2013 Annual Shareholders’ Meeting will be available for viewing on our corporate website for a limited time after the meeting.

18.   When will the company announce the voting results?

We will announce the preliminary voting results at the 2013 Annual Shareholders’ Meeting. We will report the final results in a press release on or before June 10, 2013, which will be available on our corporate website, and in a Current Report on Form 8-K filed with the SEC on or before June 13, 2013.

  2013 Proxy Statement   14

Back to Contents

INFORMATION ABOUT THE BOARD

What is the nomination process for director candidates?

Pursuant to Walmart’s charter and Corporate Governance Guidelines, both of which are available to shareholders on our corporate website at http://stock.walmart.com/corporate-governance/governance-documents, the CNGC is responsible for identifying, evaluating, and recommending potential candidates to the Board for nomination for election to the Board. The CNGC’s process for identifying potential candidates for nomination to the Board is an ongoing one. Throughout the year, the CNGC actively engages in director succession planning and regularly evaluates whether the addition of a director or directors with particular attributes, experience, or a particular skill set, would contribute to enhancing the Board’s effectiveness, achieving the company’s business objectives, and serving our company’s and shareholders’ long-term best interests.

As a part of the candidate search process, the CNGC may consult with other directors and senior officers and may hire a search firm to assist in identifying and evaluating potential candidates. SpencerStuart currently serves as our company’s director candidate search consultant. In this capacity, SpencerStuart seeks out candidates who have the experience, skills, and characteristics that the CNGC has identified for potential candidates, conducts an extensive search for, and analysis of, potential candidates, and then presents the most qualified candidates to the CNGC and our Chairman. If the CNGC decides, on the basis of its preliminary review, to proceed with further consideration of a potential candidate, the chair of the CNGC and other members of the CNGC, as well as other members of the Board, as appropriate, may interview the candidate. The CNGC then either makes its recommendation to the Board to fill a vacancy or add an additional member or recommends to the Board a slate of candidates for nomination for election to the Board. Timothy P. Flynn, who was appointed to the Board on July 27, 2012, was initially identified as a potential candidate for the Board by SpencerStuart, and his appointment to the Board and nomination for election at the 2013 Annual Shareholders’ Meeting was a result of the process outlined above.

S. Robson Walton and Jim C. Walton are members of a group that beneficially owns more than five percent of the outstanding Shares. Any participation by them in the nomination process is considered to be in their capacities as members of the Board and is not considered to be recommendations from security holders who beneficially own more than five percent of the outstanding Shares.

Can shareholders recommend director candidates?

Yes. Shareholders may recommend candidates for consideration by the Board by writing to:

Wal-Mart Stores, Inc. Board of Directors

c/o Gordon Y. Allison, Vice President and General Counsel, Corporate Division

702 Southwest 8th Street

Bentonville, Arkansas 72716-0215

The recommendation must include the following information:

•

the candidate’s name and business address;

•

a resume or curriculum vitae that demonstrates the candidate’s qualifications to serve as a director as described on page 16 and in our Corporate Governance Guidelines;

•

a statement as to whether or not, during the past ten years, the candidate has been convicted in a criminal proceeding (other than for minor traffic violations), has been involved in any other legal proceeding or has been the subject of, or a party to, any order, judgment, decree, finding or sanction (including any order, judgment, decree, finding or sanction issued by an entity such as a stock or commodities exchange) relating to an alleged violation of laws or regulations relating to securities, commodities, financial institutions, insurance companies, mail or wire fraud, or fraud in connection with a business entity, in each case giving the date and a brief description of the conviction, order, judgment, decree, finding, or sanction, the name of the proceeding, and the disposition;

•

a statement from the candidate that he or she consents to serve on the Board if elected; and

•

a statement from the person submitting the candidate that he or she is the registered holder of Shares, or, if the shareholder is not the registered holder, a written statement from the record holder of the Shares (usually a broker or bank) verifying that at the time the shareholder submitted the candidate that he or she was a beneficial owner of Shares.

All candidates recommended for nomination to the Board by a shareholder pursuant to the requirements above will be submitted to the CNGC for its review. Any candidates recommended by shareholders in accordance with the above requirements will be evaluated by the CNGC on the same basis as all other director candidates.

See “Submission of Shareholder Proposals” on page 35 for information regarding how shareholders may bring business before Walmart’s annual shareholders’ meetings, either through the shareholder proposal process or pursuant to the advance notice provision of Walmart’s Bylaws.

  2013 Proxy Statement   15

Back to Contents

Proposal No. 1  Election of Directors

What am I voting on?

You are voting on a proposal to elect the nominees named below as directors of the company. Your proxy holder will vote your Shares for the election of each of the Board’s nominees named below unless you instruct otherwise.

How often are directors elected and how many nominees are up for election?

Walmart’s directors are elected at each annual shareholders’ meeting and hold office until the next annual meeting and until their successors are duly elected and qualified or until their earlier resignation, death, or removal. Each of the director nominees currently serves on the Board and was elected by the shareholders at the 2012 Shareholders’ Meeting, with the exception of Timothy P. Flynn, who was appointed to the Board in July 2012. James W. Breyer, M. Michele Burns, and Arne M. Sorenson, who are currently directors of the company, will not stand for reelection at the 2013 Annual Shareholders’ Meeting.

If the shareholders elect all of the director nominees named in this proxy statement at the 2013 Annual Shareholders’ Meeting, Walmart will have 14 directors. The Board has authority under the Bylaws to fill vacancies and to increase or, upon the occurrence of a vacancy, decrease the Board’s size between annual shareholders’ meetings. The Board has established the size of the Board immediately after the 2013 Annual Shareholders’ Meeting to be 14 directors.

What if a nominee is unwilling or unable to serve as a director?

Each director nominee has previously consented to serve on the Board if elected. If a nominee is unable to serve as a director, your proxy holder may vote for any substitute candidate nominated by the Board.

What qualifications does the Compensation, Nominating and Governance Committee consider when selecting candidates?

In fulfilling its responsibility for identifying and evaluating director candidates, in accordance with Walmart’s Corporate Governance Guidelines, the CNGC selects potential candidates on the basis of:

•

outstanding achievement in their professional careers;

•

broad experience and wisdom;

•

personal and professional integrity;

•

ability to make independent, analytical inquiries;

•

experience with and understanding of the business environment;

•

willingness and ability to devote adequate time to Board duties; and

•

such other experience, attributes, and skills that the CNGC may determine as qualifying candidates for service on the Board.

Depending on the current composition of the Board and Board committees and the company’s current needs and business priorities, the CNGC may also seek director candidates who possess certain experience, skills, or or other attributes, including in the following areas:

•

leadership;

•

technology and e-commerce;

•

global or international business;

•

finance, accounting, or financial reporting;

•

retail;

•

legal;

•

marketing or brand management; and

•

public relations or advertising.

The CNGC also considers whether a potential candidate satisfies the independence and other requirements for service on the Board, as set forth in the NYSE Listed Company Rules, the SEC’s rules, and other applicable laws, rules, or regulations. Additional information regarding director qualifications and the nomination process for director candidates is set forth in the CNGC’s charter and our Corporate Governance Guidelines.

Does the Board consider diversity in the nomination process?

Yes. As provided in our company’s Corporate Governance Guidelines, the Board is committed to diversified membership. The Board will not discriminate on the basis of race, color, national origin, gender, sexual orientation, religion, or disability in selecting nominees. Diversity and inclusion are values embedded into Walmart’s culture and fundamental to its business. In keeping with those values, when assessing a candidate, the CNGC and the Board consider the different viewpoints and experiences that a candidate could bring to the Board and how those viewpoints and experiences could enhance the Board’s effectiveness in the execution of its responsibilities. In addition, the Board assesses the diversity of the Board and Board committees as a part of its annual self-evaluation process.

  2013 Proxy Statement   16

Back to Contents

Who are the 2013 director nominees?

The following candidates for election as directors at the 2013 Annual Shareholders’ Meeting have been nominated by the Board based on the recommendation of the CNGC. The information set forth below includes, with respect to each nominee, his or her age, principal occupation and employment during the past five years, the year in which he or she first became a director of Walmart, and directorships of other public companies held by each nominee during the past five years.

In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes, and skills that led the Board to conclude that he or she should serve as a director, our Board believes that each of our director nominees has demonstrated the qualifications described above under “What qualifications does the Compensation, Nominating and Governance Committee consider when selecting candidates?".

The Board recommends that shareholders vote FOR each of the nominees named below for election to the Board.

Aida M. Alvarez
Joined the Board: 2006 Age: 63 Board Committee: Audit Other Current Public Company Directorships: UnionBanCal Corporation

Ms. Alvarez is the former Administrator of the U.S. Small Business Administration and was a member of President Clinton’s Cabinet from 1997 to 2001. She was the founding Director of the Office of Federal Housing Enterprise Oversight (the “OFHEO”) from 1993 to 1997. Ms. Alvarez was a vice president in public finance at First Boston Corporation and Bear Stearns & Co., Inc. prior to 1993. She previously served as the Chair of the Latino Community Foundation of San Francisco and has served as a director of UnionBanCal Corporation and Union Bank, N.A. since 2004, and of Progress Financial Corporation since 2011. Ms. Alvarez has been a member of the Board since 2006.

Skills and Qualifications:

Ms. Alvarez’s qualifications to serve on the Board include her expertise in government and executive experience that she gained through her years in President Clinton’s Cabinet and from her executive role at government agencies. As founding Director of the OFHEO, Ms. Alvarez was responsible for leading the agency with financial oversight responsibility for the secondary mortgage market and ensuring the capital adequacy and financial safety and soundness of two government-sponsored enterprises – the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. Ms. Alvarez brings to the Board extensive knowledge of the federal government and insight into public policy, as well as leadership experience gained through her directorship of the OFHEO, oversight of the U.S. Small Business Administration and service on boards of directors, including her service on the Board and the Audit Committee. The Board also benefits from Ms. Alvarez’s knowledge of investment banking and finance as a result of her experience as an investment banker.

  2013 Proxy Statement   17

Back to Contents

James I. Cash, Jr.
Joined the Board: 2006 Age: 65 Board Committees: Audit Commitee; TeCC Other Current Public Company Directorships: The Chubb Corporation; General Electric Company

Dr. Cash is the James E. Robison Emeritus Professor of Business Administration at Harvard Business School, where he served from July 1976 to October 2003. Dr. Cash served as the Senior Associate Dean and Chairman of HBS Publishing while on the faculty of the Harvard Business School, and also served as Chairman of the MBA Program. While on the faculty of Harvard Business School, Dr. Cash’s research focused on the strategic use of information technology in the service sector, and specifically the development of a performance measurement system for large information technology organizations. Dr. Cash holds an advanced degree in accounting and has been published extensively in accounting and information technology journals. He currently provides management development and consulting services through The Cash Catalyst, LLC, which Dr. Cash formed in 2009. He has served as a director of The Chubb Corporation since 1996 and of General Electric Company since 1997. Dr. Cash has served as a director of a number of other public companies, including Phase Forward Incorporated from October 2003 to May 2009, and Microsoft Corporation from May 2001 to November 2009, and has served on the audit committees of several public companies. He also serves as a director for several private companies. Dr. Cash has been a member of the Board since 2006.

Skills and Qualifications:

Dr. Cash’s qualifications to serve on the Board include his knowledge of management and information technology gained through his years of research, publishing, and teaching on the subject, as well as through his service on the boards of directors of technology companies and his consulting activities. In addition, Dr. Cash provides the Board with financial, accounting, and strategic planning expertise gained through his education, his career in academia, and his service on the boards of directors and audit committees of large multinational public companies in a variety of industries.

Roger C. Corbett
Joined the Board: 2006 Age: 70 Board Committee: SPFC Other Current Public Company Directorships: Fairfax Media Limited; Mayne Pharma Group Limited; PrimeAg Australia Limited

Mr. Corbett is the retired CEO and Group Managing Director of Woolworths Limited (“Woolworths”), the largest retail company in Australia, where he served from 1990 to 2006. He is a director of The Reserve Bank of Australia and Chairman of PrimeAg Australia Limited (a major Australian farming enterprise). He is the Chairman of Fairfax Media Limited (a major Australian newspaper, magazine, and internet publisher), where he also serves as Chairman of that company’s Nominations Committee and formerly served as Chairman of that company’s Audit and Risk Committee. He also is a director and non-executive Chairman of Mayne Pharma Group Limited, an Australian specialty pharmaceutical company (which recently purchased Metrics, Inc., a pharmaceutical company in North Carolina), and a former member of the Prime Minister’s Community Business Partnership. Mr. Corbett is a Member of the Australian Indigenous Chamber of Commerce Advisory Board and a former founding director of Outback Stores, a commercial venture supported by the government to provide retail facilities for communities in remote Australia. He is a member of the Advisory Council of the Australian Graduate School of Management for the University of New South Wales, and is also the former Chairman of CIES Food Business Forum (France). Mr. Corbett is also Chairman of the Salvation Army Advisory Board, is the former Chairman of the Sydney Children’s Hospitals Network (Randwick & Westmead) Advisory Board, is a member of the Dean’s Advisory Group of the Faculty of Medicine at the University of Sydney, and a member of the University of New South Wales Centre for Healthy Brain Ageing Advisory Board. Mr. Corbett has been a member of the Board since 2006.

Skills and Qualifications:

Mr. Corbett’s qualifications to serve on the Board include his extensive knowledge of the retail industry and his understanding of financial, operational, and strategic issues facing large retail companies gained through his experience as a CEO of a major retail company and his more than 40 years of leadership experience in the retail industry. Mr. Corbett also contributes his demonstrated leadership and strategic planning experience gained as the CEO of a publicly traded retailer and through his service on the boards of directors of various for-profit and non-profit organizations, including his service on the Board and the SPFC. In addition, Mr. Corbett brings to the Board an international perspective and understanding of international markets.

  2013 Proxy Statement   18

Back to Contents

Douglas N. Daft
Joined the Board: 2005 Age: 70 Board Committee: CNGC Other Current Public Company Directorships: None

Mr. Daft is the retired Chairman and CEO of The Coca-Cola Company, a beverage manufacturer, where he served in that capacity from February 2000 until May 2004 and in various other capacities, including responsibility for various international markets, since 1969. Mr. Daft served as a director of The McGraw-Hill Companies, Inc. from 2003 to April 2012, Green Mountain Coffee Roasters, Inc. from December 2009 to May 2012, and Sistema-Hals from September 2006 until December 2009. Among additional endeavors, Mr. Daft is a member of the European Advisory Council for N.M. Rothschild & Sons Limited and a member of the advisory boards of Longreach, Inc., Tisbury Capital, and Thomas H. Lee Partners. Mr. Daft has been a member of the Board since 2005.

Skills and Qualifications:

Mr. Daft’s qualifications to serve on the Board include his international business leadership experience gained through his service as Chairman and CEO of a major global public company. Through his service at The Coca-Cola Company, Mr. Daft brings to the Board extensive expertise in brand management, marketing, finance, strategic planning, and overseeing the operations of a global corporation. In addition, through his years of service on the boards of several large companies in a variety of industries, including his service on the Board and the CNGC, Mr. Daft provides diverse and valuable corporate governance, finance, operational, and strategic expertise to the Board.

Michael T. Duke
Joined the Board: 2008 Age: 63 Board Committees: Executive Committee; Global Compensation Committee Other Current Public Company Directorships: None

Mr. Duke is the President and CEO of Walmart and has served in that position since February 1, 2009. Prior to this appointment, he held other positions with Walmart since joining our company in July 1995, including Vice Chairman with responsibility for Walmart International beginning in September 2005 and Executive Vice President and President and CEO of Walmart U.S. beginning in April 2003. Mr. Duke serves on the board of directors of The Consumer Goods Forum, the executive committee of the Business Roundtable, and the executive board of Conservation International’s Center for Environmental Leadership in Business. He also serves on the board of advisors for the University of Arkansas and the advisory board of the Tsinghua University School of Economics and Management in Beijing, China. Mr. Duke has been a member of the Board since November 2008.

Skills and Qualifications:

Mr. Duke’s qualifications to serve on the Board include his decades of experience in the retail industry, his years of executive leadership experience across multiple operating divisions of our company, his knowledge of international markets and international retailing gained through his oversight of our International division, and his expertise in corporate strategy, development, and execution.

  2013 Proxy Statement   19

Back to Contents

Timothy P. Flynn
Joined the Board: 2012 Age: 56 Board Committee: Audit Committee Other Current Public Company Directorships: JPMorgan Chase & Co.

Mr. Flynn is the retired Chairman of KPMG International (“KPMG”), a professional services firm, where he served in that capacity from 2007 to October 2011. He previously served as Chairman from 2005 to 2010 and Chief Executive Officer from 2005 to 2008 of KPMG LLP in the U.S., the largest member firm of KPMG International. Mr. Flynn serves as a member of the board of directors of JPMorgan Chase & Co. and as a member of the board of trustees of the University of St. Thomas, St. Paul, Minnesota. He has previously served as trustee of the Financial Accounting Standards Board, a member of the World Economic Forum’s International Business Council, and was a founding member of The Prince of Wales’ International Integrated Reporting Committee. Mr. Flynn has been a member of the Board since 2012.

Skills and Qualifications:

Mr. Flynn’s qualifications to serve on the Board include his extensive experience in risk management, financial services, financial reporting, and accounting gained from his 32 years at KPMG International and its predecessors. Through his experience at KPMG, Mr. Flynn brings to the Board extensive experience in global business leadership, accounting, auditing, risk management, and regulatory affairs.

Marissa A. Mayer
Joined the Board: 2012 Age: 37 Board Committees: SPFC; TeCC Other Current Public Company Directorships: Yahoo! Inc.

Ms. Mayer is President and Chief Executive Officer and a member of the board of directors of Yahoo! Inc. (“Yahoo!”), a digital media company, positions she has held since July 2012. Prior to assuming her role at Yahoo!, Ms. Mayer was the Vice President of Local and Maps for Google Inc. (“Google”) beginning in 2010, where she led the product management and engineering efforts of Google’s local, mobile, and location-based products, including Google Maps, Google Maps for Mobile, Local Search, Google Earth, and Street View. Ms. Mayer served in a variety of other capacities after joining Google as its first female engineer in 1999, and was responsible for launching hundreds of products and features during that time. Concurrently with her work at Google, Ms. Mayer taught introductory computer programming classes at Stanford University. Ms. Mayer holds a bachelor’s degree in symbolic systems and a master’s degree in computer science from Stanford University. Ms. Mayer serves on the boards of the San Francisco Museum of Modern Art, the San Francisco Ballet, and the New York City Ballet. Ms. Mayer has served on the Board since 2012.

Skills and Qualifications:

Ms. Mayer’s qualifications to serve on the Board include her extensive expertise and insight into the technology and consumer internet industries. Through her experience at Yahoo! and Google, Ms. Mayer brings to the Board long-term experience in internet product development, engineering, and brand management. In addition, the Board benefits from Ms. Mayer’s expertise in governance and strategic planning gained through her experience in her positions at Yahoo! and the boards of numerous non-profit organizations.

  2013 Proxy Statement   20

Back to Contents

Gregory B. Penner+
Joined the Board: 2008 Age: 43 Board Committees: TeCC; Global Compensation Committee Other Current Public Company Directorships: Baidu, Inc.; Hyatt Hotels Corporation

Mr. Penner has been a General Partner of Madrone Capital Partners (“Madrone”), an investment management firm, since 2005. From 2002 to 2005, he served as Walmart’s Senior Vice President and CFO - Japan. Before serving in that role, Mr. Penner held the position of Senior Vice President of Finance and Strategy for Walmart.com. Prior to working for Walmart, Mr. Penner was a General Partner at Peninsula Capital, an early stage venture capital fund, and a financial analyst for Goldman, Sachs & Co. Mr. Penner has been a member of the board of directors of Baidu, Inc. since 2004 and of Hyatt Hotels Corporation since 2007. He also serves on the boards of directors of eHarmony, Inc. and Castleton Commodities International, LLC. Mr. Penner has been a member of the Board since 2008.

Skills and Qualifications:

Mr. Penner’s qualifications to serve on the Board include his knowledge of international business, particularly in Asia, gained through his former service as CFO of Walmart’s operations in Japan and his service on the boards of directors of Baidu, Inc. and 99Bill Corporation (from 2005 to 2012), both of which are based in China. Mr. Penner also brings technology expertise to the Board gained through his service with Walmart.com and as a director of various technology companies, including Baidu, Inc. and 99Bill Corporation. The Board also benefits from Mr. Penner’s expertise in strategic planning, finance, and investment matters gained through his leadership of Madrone, his business leadership experience, and his service on the boards of directors of public and private companies in a variety of industries, including the Board.

Steven S Reinemund
Joined the Board: 2010 Age: 65 Board Committee: CNGC Other Current Public Company Directorships: Exxon Mobil Corporation; American Express Company; Marriott International, Inc.

Mr. Reinemund is the Dean of Business and Professor of Leadership and Strategy at Wake Forest University, positions he has held since July 2008. Prior to joining the faculty of Wake Forest University, Mr. Reinemund had a distinguished 23-year career with PepsiCo, Inc. (“PepsiCo”), where he served as that company’s Chairman of the Board from October 2006 to May 2007, and Chairman and CEO from May 2001 to October 2006. Prior to becoming Chairman and CEO, Mr. Reinemund was PepsiCo’s President and Chief Operating Officer from 1999 to 2001 and Chairman and CEO of Frito-Lay’s worldwide operations from 1996 to 1999. Mr. Reinemund has served as a director of Exxon Mobil Corporation, American Express Company, and Marriott International, Inc., all since 2007. He previously served as a director of Johnson & Johnson from 2003 to 2008. Mr. Reinemund is also a member of the board of trustees for The Cooper Institute. Mr. Reinemund has been a member of the Board since 2010.

Skills and Qualifications:

Mr. Reinemund’s qualifications to serve on the Board include his international business leadership experience gained through his service as Chairman and CEO of a major global public company. Through his service at PepsiCo, Mr. Reinemund brings to the Board extensive expertise in brand management, marketing, finance, strategic planning, and overseeing the operations of a global corporation. In addition, through his service as dean of a prominent business school and on the boards of several large companies in a variety of industries, including his service on the Board and the CNGC, Mr. Reinemund is able to provide considerable corporate governance, finance, operational, and strategic expertise to the Board.

+ Gregory B. Penner is the son-in-law of S. Robson Walton.

  2013 Proxy Statement   21

Back to Contents

H. Lee Scott, Jr.
Joined the Board: 1999 Age: 64 Board Committee: SPFC Other Current Public Company Directorships: None

Mr. Scott was Walmart’s President and CEO from January 2000 through his retirement from that position on January 31, 2009. Mr. Scott served as an Executive Officer of Walmart and as the Chairman of the Executive Committee of the Board until January 31, 2011, when he retired from our company. Prior to serving as President and CEO of Walmart, he held other positions with Walmart since joining our company in September 1979, including Vice Chairman and Chief Operating Officer from January 1999 to January 2000, and Executive Vice President and President and CEO, Walmart U.S. from January 1998 to January 1999. Mr. Scott served as a director of The Goldman Sachs Group, Inc. from May 2010 to May 2011. Mr. Scott serves as a director of several privately-held companies and on the advisory board of the Tsinghua University School of Economics and Management in Beijing, China. He has been a member of the Board since 1999.

Skills and Qualifications:

Mr. Scott’s qualifications to serve on the Board include his extensive knowledge of the global retail industry gained through his more than 30 years of leadership experience at Walmart, including nine years as our company’s CEO, as well as his in-depth knowledge of our company, expertise in corporate strategy, and organizational acumen. In addition, through his service on the Board and his service on other boards of directors, Mr. Scott provides considerable operational, strategic planning, and leadership experience to the Board.

Jim C. Walton*
Joined the Board: 2005 Age: 64 Board Committee: SPFC Other Current Public Company Directorships: None

Mr. Walton is the Chairman and CEO of Arvest Bank Group, Inc., a group of banks operating in the states of Arkansas, Kansas, Missouri, and Oklahoma. Mr. Walton also serves as Chairman of Community Publishers, Inc., which operates newspapers in Arkansas, Missouri, and Oklahoma. Mr. Walton has been a member of the Board since 2005.

Skills and Qualifications:

Mr. Walton’s qualifications to serve on the Board include his banking and investment expertise. Mr. Walton also brings to the Board his executive leadership, strategic planning, and management experience gained through his leadership positions at the companies described above, as well as his knowledge of our company and its operations gained through his service on the Board and the SPFC.

* S. Robson Walton and Jim C. Walton are brothers.

  2013 Proxy Statement   22

Back to Contents

S. Robson Walton*+
Joined the Board: 1978 Age: 68 Board Committees: Executive Committee; Global Compensation Committee Other Current Public Company Directorships: None

Mr. Walton is the Chairman of Walmart and has been a member of the Board since 1978. He joined our company in 1969 and, prior to becoming Chairman in 1992, held a variety of positions with our company, including Senior Vice President, Corporate Secretary, General Counsel, and Vice Chairman. Before joining Walmart, Mr. Walton was in private law practice as a partner with the law firm of Conner & Winters in Tulsa, Oklahoma. In addition to his duties at Walmart, Mr. Walton is involved with a number of non-profit and educational organizations, including Conservation International, where he serves as Chairman of that organization’s executive committee, and the College of Wooster, where he is an Emeritus Life Trustee for the college.

Skills and Qualifications:

Mr. Walton’s qualifications to serve on the Board include his decades of leadership experience with Walmart, as well as his in-depth knowledge of our company, its history and the retail industry, all gained through 35 years of service on the Board and more than 20 years of service as our company’s Chairman. The Board also benefits from Mr. Walton’s expertise in corporate governance and strategic planning gained through his service on the boards and other governing entities of numerous non-profit organizations, as well as his legal and corporate governance expertise gained as Walmart’s Corporate Secretary and General Counsel and as an attorney in private practice.

Christopher J. Williams
Joined the Board: 2004 Age: 55 Board Committees: Audit Committee; Executive Committee Other Current Public Company Directorships: Caesars Entertainment Corporation

Mr. Williams is the Chairman and CEO of The Williams Capital Group, L.P., an investment bank. Since 2003, he has also served as the Chairman and CEO of Williams Capital Management, LLC, an investment management firm. Mr. Williams also serves as a trustee of the Williams Capital Management Trust, a registered investment company. He has served as a director of Caesars Entertainment Corporation (formerly Harrah’s Entertainment, Inc.) from November 2003 to January 2008, and from April 2008 to the present. He has also served on the board of directors of Cox Enterprises, Inc. since 2012 and is a member of the boards of several educational institutions and non-profit organizations, including the Lincoln Center for the Performing Arts and the Tuck School of Business at Dartmouth College. Mr. Williams has been a member of the Board since 2004.

Skills and Qualifications:

Mr. Williams’ qualifications to serve on the Board include his experience and expertise in investment banking and corporate finance gained through his years in the investment banking industry. The Board also benefits from Mr. Williams’ executive management and leadership experience as the Chairman and CEO of an investment bank and investment management firm. In addition, through his service on various public company and non-profit boards, including his service on the Board and the Audit Committee, Mr. Williams brings diverse and valuable financial, accounting, management and strategic expertise to the Board.

* S. Robson Walton and Jim C. Walton are brothers.

+ Gregory B. Penner is the son-in-law of S. Robson Walton.

  2013 Proxy Statement   23

Back to Contents

Linda S. Wolf
Joined the Board: 2005 Age: 65 Board Committees: CNGC; TeCC Other Current Public Company Directorships: Innerworkings, Inc.

Ms. Wolf is the former Chairman and CEO of Leo Burnett Worldwide, Inc. (“Leo Burnett”), a global advertising agency and division of Publicis Groupe S.A. Ms. Wolf served in various positions with Leo Burnett and its predecessors from 1978 to April 2005, including as Chairman and CEO from January 2001 until April 2005. She serves as a trustee for investment funds advised by the Janus Capital Group Inc. and has served on the board of InnerWorkings, Inc., a provider of managed print and promotional procurement solutions, since November 2006, and Wrapports, LLC since 2012. Among other endeavors, Ms. Wolf serves on the boards of the Field Museum, Children’s Memorial Hospital, and The Chicago Council on Global Affairs. Ms. Wolf has been a member of the Board since 2005.

Skills and Qualifications:

Ms. Wolf’s qualifications to serve on the Board include her brand management and marketing experience gained through her years at Leo Burnett. The Board also benefits from her executive leadership and management experience gained as a CEO. Ms. Wolf, through her service on a variety of public company and non-profit boards, including her service on the Board and the CNGC, also provides considerable governance, operational, investment, and strategic planning acumen to the Board.

Are there any directors not standing for reelection?

Yes. James W. Breyer, M. Michele Burns, and Arne M. Sorenson, each of whom currently serve on the Board, will rotate off the Board at the conclusion of their current term in accordance with our Corporate Governance Guidelines and will not stand for reelection at the 2013 Annual Shareholders’ Meeting. Mr. Breyer and Ms. Burns have each served on the Board for more than a decade, and Mr. Sorenson is departing the Board after five years of service to focus on his increased responsibilities as President and CEO of Marriott International, Inc. Included below is information regarding each of Mr. Breyer’s, Ms. Burns’, and Mr. Sorenson’s specific experience, qualifications, attributes, and skills that led the Board to conclude that he or she should serve as a director.

James W. Breyer
Joined the Board: 2001 Age: 51 Board Committees: SPFC; TeCC Other Current Public Company Directorships: Dell, Inc.; Facebook, Inc.; News Corporation; Model N, Inc.

Mr. Breyer has been a Partner of Accel Partners, a venture capital firm, since 1987. Mr. Breyer is also the founder and has been the Chief Executive Officer of Breyer Capital, an investment firm, since July 2006. Mr. Breyer is also a co-founder and has been co-lead on the strategic investment committee since inception of the IDG-Accel China Funds. In addition to serving on our Board, Mr. Breyer currently serves as a member of the boards of directors of Dell, Inc., Facebook, Inc., News Corporation, and Model N, Inc.. Mr. Breyer previously served as a member of the board of directors of Brightcove Inc. from January 2007 to January 2013, Marvel Entertainment Inc. from June 2006 to December 2009, Prosper Marketplace Inc. from April 2005 to June 2012, and RealNetworks, Inc. from October 1995 to June 2008. Mr. Breyer holds a B.S. in interdisciplinary studies from Stanford University and an M.B.A. from Harvard University. Mr. Breyer has been a member of the Board since 2001.

Skills and Qualifications:

Mr. Breyer’s qualifications to serve on the Board include his experience gained through his venture capital activities, including his partnership in Accel Partners, through which he brings to the Board insight into strategic planning, investment expertise, and entrepreneurship. The Board also benefits from Mr. Breyer’s extensive knowledge of the technology industry and insight into existing and emerging technologies relevant to Walmart’s business. In addition, through his years of service on the boards of public and private companies and other organizations, including his service on the Board and the SPFC, Mr. Breyer provides the Board with diverse and valuable financial, operational, and leadership expertise.

  2013 Proxy Statement   24

Back to Contents

M. Michele Burns
Joined the Board: 2003 Age: 55 Board Committee: SPFC Other Current Public Company Directorships: The Goldman Sachs Group, Inc.; Cisco, Inc.

Ms. Burns is the Chief Executive Officer of the Retirement Policy Center sponsored by Marsh & McLennan Companies, Inc. (“MMC”), a global professional services and consulting firm, a position she has held since October 2011. Prior to that role, Ms. Burns was the Chairman and CEO of Mercer Inc. (“Mercer”), a subsidiary of MMC, from September 2006 until October 2011. She joined MMC in March 2006 and served as its Executive Vice President and CFO until September 2006. She is the former Executive Vice President, CFO, and Chief Restructuring Officer of Mirant Corporation, an energy company, where she served from May 2004 to January 2006. She served as the Executive Vice President and CFO of Delta Air Lines, Inc. (“Delta”), an air carrier, from August 2000 through April 2004. Prior to joining Delta, Ms. Burns was a partner at Arthur Andersen LLP. She has also served as a director of The Goldman Sachs Group, Inc. since October 2011 and Cisco Systems, Inc. since 2003. Ms. Burns has been a member of the Board since 2003.

Skills and Qualifications:

As the Chief Financial Officer of several global public companies, Ms. Burns brings to the Board substantial experience in accounting and the review and preparation of financial statements. In addition, as the former Chief Executive Officer of Mercer, Ms. Burns brings to our Board her experience in human capital management and strategic consulting, which assists our Board in its oversight of our company’s strategy. Through her service on the boards of directors and board committees of other public companies and not-for-profit entities, Ms. Burns has developed additional leadership and corporate governance expertise.

Arne M. Sorenson
Joined the Board: 2008 Age: 54 Board Committee: Audit Committee Other Current Public Company Directorships: Marriott International, Inc.

Mr. Sorenson is the President and Chief Executive Officer of Marriott International, Inc. (“Marriott”). Previously, Mr. Sorenson was President and Chief Operating Officer of Marriott from May 2009 to March 2012, and has served as a member of the Marriott board of directors since February 2011. Mr. Sorenson served as Marriott’s Executive Vice President and CFO from 1998 to 2009. He also previously held the additional title of Marriott’s President, Continental European Lodging, in which capacity he was responsible for lodging operations and development in the continental European region. Mr. Sorenson joined Marriott in 1996 as Senior Vice President of Business Development. He also co-chairs Marriott’s Green Council, whose mission is to integrate environmental sustainability into Marriott’s business strategy. Prior to joining Marriott, he was a partner in the law firm of Latham & Watkins in Washington, D.C. Mr. Sorenson also serves as a member of the Board of Regents of Luther College. He has been a member of the Board since 2008.

Skills and Qualifications:

Mr. Sorenson’s qualifications to serve on the Board include his expertise in executive management, strategic planning, and sustainability gained as a senior executive and director of a global corporation. Mr. Sorenson also brings to the Board his expertise in corporate finance, financial reporting, and accounting gained as the CFO of a large public company. The Board also benefits from Mr. Sorenson’s legal and transactional experience as a corporate lawyer, as well as his knowledge of our company and its operations gained through his service on the Board and the Audit Committee.

  2013 Proxy Statement   25

Back to Contents

Compensation of the Directors

As described below, the base compensation for Non-Management Directors upon their election to the Board on June 1, 2012 consisted of a Share award and an annual retainer. During fiscal 2013, Michael T. Duke and S. Robson Walton received compensation only for their services as Executive Officers of our company and not in their capacities as directors.

For service on the Board for the term beginning upon election at the 2012 Annual Shareholders’ Meeting on June 1, 2012, each Non-Management Director received an annual equity award of Shares with a market value of $175,000, rounded to the nearest whole share. These Shares were awarded on June 1, 2012. The number of Shares awarded was determined by dividing the dollar amount of the award by the closing price of the Shares on the NYSE on the date of the grant. This annual equity award was paid directly in Shares or deferred in stock units, as elected by each Non-Management Director. In addition, each Non-Management Director elected to the Board at the 2012 Annual Shareholders’ Meeting was entitled to receive an annual retainer of $60,000, payable in arrears in equal quarterly installments for the Board term that commenced upon election at the 2012 Annual Shareholders’ Meeting. This annual retainer could be received in the form of cash, in Shares (determined by dividing the dollar amount of the quarterly installment by the closing price of the Shares on the NYSE on the payment date of the quarterly installment) rounded to the nearest whole share, deferred in stock units, or deferred into an interest-credited account, as elected by each Non-Management Director.

The Non-Management Directors who serve as the chair of a Board committee receive an additional retainer for the additional time required for Board committee business. For the Board term commencing on the date of the 2012 Annual Shareholders’ Meeting, the retainer for the chairs of the Audit Committee and CNGC was $25,000, and the retainer for the chairs of the SPFC and TeCC was $20,000. In addition, Non-Management Directors who serve on more than one standing Board committee receive an additional $15,000 annually. Further, the director appointed by the Board to serve as the presiding director of executive sessions of the Non-Management Directors and Independent Directors receives an additional $20,000 annually. These additional fees are payable in arrears in equal quarterly installments, and as noted above, may be taken in cash, in Shares (determined by dividing the dollar value of the amount of the additional fees by the closing price of the Shares on the NYSE on the payment date of the quarterly installment to such directors) rounded to the nearest whole share, deferred in stock units, or deferred into an interest-credited account, as elected by each Non-Management Director. Finally, each Non-Management Director who attends in person a Board meeting held at a location that requires intercontinental travel from his or her residence is paid a $4,000 meeting attendance fee. This additional fee is intended to compensate our Non-Management Directors for the additional time required to travel intercontinentally, and may be taken in any of the forms described in the preceding sentence, as elected by each Non-Management Director.

Since November 2011, the Audit Committee has been conducting an internal investigation into, among other things, alleged violations of the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”) and other alleged crimes or misconduct in connection with foreign subsidiaries, including Wal-Mart de México, S.A.B. de C.V. (“Walmex”), and whether prior allegations of such violations and/or misconduct were appropriately handled by Walmart. The Audit Committee and Walmart have engaged outside counsel from a number of law firms and other advisors who are assisting in the on-going investigation of these matters. This investigation resulted in a significant increase in the workload of the Audit Committee members during fiscal 2013, and during fiscal 2013, the Audit Committee conducted seven additional meetings related to the investigation, and Audit Committee members received frequent updates via conference calls and other means of communication with outside counsel and other advisors related to the investigation. In November 2012, the CNGC and the Board approved an additional fee in the amount of $60,000 payable to each Audit Committee member other than the Audit Committee Chair, and an additional fee in the amount of $85,000 payable to the Audit Committee Chair. These additional fees were determined by calculating the number of hours worked by the Audit Committee members during the regularly scheduled meetings as well as the additional hours required of the committee members due to the investigation. It was determined that during fiscal 2013 the Audit Committee spent approximately twice the amount of time normally required for standard Audit Committee functions. Therefore, the decision was made to double the cash portion of the annual retainer for each Audit Committee member as well as to double the Audit Committee Chair fee for the chair of the Audit Committee. The CNGC and Board approved this additional fee in light of the significant additional time and effort required of the Audit Committee members related to the investigation.

The Board has adopted stock ownership guidelines for the Non-Management Directors. Each Non-Management Director must own, within five years of his or her initial election or appointment to the Board, an amount of Shares, restricted stock, or stock units having a value equal to five times the annual retainer component of the Non-Management Director’s compensation approved by the Board in the year the director was initially elected or appointed. All Non-Management Directors who have reached the five-year compliance date own Shares having a value greater than five times the annual retainer component.

Pursuant to the CNGC’s charter, director compensation for the Non-Management Directors is reviewed at least annually by the CNGC, which recommends to the Board the annual compensation for those directors. The compensation paid to the directors during fiscal 2013 is described in the table below.

  2013 Proxy Statement   26

Back to Contents

Director Compensation for Fiscal 2013 (1)

Director	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Aida M. Alvarez	124,000	175,019	0	22,339	321,358
James W. Breyer	99,000	175,019	0	1,912	275,931
M. Michele Burns	84,000	175,019	11,556	27,885	298,460
James I. Cash, Jr.	139,000	175,019	0	31,048	345,067
Roger C. Corbett	76,000	175,019	0	49,924	300,943
Douglas N. Daft	64,000	175,019	7,505	20,228	266,752
Timothy P. Flynn	85,761	148,146	0	0	233,907
Marissa A. Mayer	43,681	175,019	0	1,294	219,994
Gregory B. Penner	99,000	175,019	0	0	274,019
Steven S Reinemund	64,000	175,019	0	0	239,019
H. Lee Scott, Jr.	60,000	175,019	0	1,468	236,487
Arne M. Sorenson	124,000	175,019	0	0	299,019
Jim C. Walton	64,000	175,019	0	3,380	242,399
Christopher J. Williams	189,000	175,019	0	23,957	387,976
Linda S. Wolf	104,000	175,019	0	0	279,019

(1)

The table omits the columns for “Option Awards” and “Non-Equity Incentive Plan Compensation” because our company neither issues stock options to, nor provides non-equity incentive compensation for, Non-Management Directors. Michael T. Duke and S. Robson Walton are omitted from this table because they received compensation only as Executive Officers of our company during fiscal 2013 and did not receive any additional compensation for their duties as directors. The compensation for Mr. Duke for fiscal 2013 is disclosed in the Summary Compensation table on page 55. Mr. Walton’s annual salary as Chairman of Walmart is equal to the amount of the annual stock and cash retainer paid to Non-Management Directors, and is therefore $235,000. During fiscal 2013, our company also paid health insurance premiums and made 401(k) Plan contributions for Mr. Duke and Mr. Walton on the same basis as for other Associates. Mr. Duke and Mr. Walton are also eligible to participate in our company’s other benefit plans, such as our medical insurance plan and Stock Purchase Plan, on the same basis as all other Associates.

(2)

This column represents the annual retainer paid to directors, the Board committee chair retainers, the additional payment to certain Non-Management Directors for serving on multiple Board committees, the presiding director retainer, the additional payments to certain directors for attendance at Board meetings that required intercontinental travel from his or her residence, and the additional fee paid to members of the Audit Committee described above.

The following directors elected to receive the amounts included in this column in the form of Shares, rounded to the nearest whole share, in lieu of cash:

Director	Amount ($)	Number of Shares Received in Lieu of Cash
James W. Breyer	99,000	1,456
Christopher J. Williams	189,000	2,775

The following directors elected to defer the receipt of the amounts included in this column, either in the form of cash deposited into an interest-bearing account or in the form of stock units, as shown below:

Director	Amount ($)	Form of Deferral
M. Michele Burns	84,000	Cash
Douglas N. Daft	64,000	Cash
Timothy P. Flynn	85,761	Stock Units
Marissa A. Mayer	43,681	Stock Units
Gregory B. Penner	99,000	Stock Units

(3)

Each Non-Management Director elected to the Board at the 2012 Annual Shareholders’ Meeting received a stock award of 2,670 Shares on June 1, 2012. The number of Shares was determined by dividing $175,000 by $65.55, which was the closing price of a Share on the NYSE on the grant date, rounded to the nearest whole share. Upon his appointment to the Board on July 27, 2012, Mr. Flynn received a stock award of 1,988 shares. The number of Shares was determined by dividing $148,151 (a prorated portion of the $175,000 annual stock award value) by $74.52, which was the closing price of a Share on the NYSE on the grant date, rounded to the nearest whole share. Dr. Cash, Mr. Daft, Mr. Flynn, Ms. Mayer, Mr. Penner, Mr. Scott, Mr. Jim C. Walton, and Ms. Wolf deferred the receipt of these Shares until a later date. No current Non-Management Directors held options to purchase Shares as of the end of fiscal 2013. Options held by Mr. Duke at the end of fiscal 2013 are disclosed in the Outstanding Equity Awards at Fiscal 2013 Year-End table below. The options held by Mr. Duke were granted to him in prior years as part of his compensation for service as an Executive Officer of Walmart and not as compensation for serving as a director of our company.

(4)

The amounts in this column represent above-market interest earned on director compensation deferred to an interest-credited account under the Director Compensation Deferral Plan, as elected by the director. The interest rate on the interest-bearing account is set by the Director Compensation Deferral Plan based on the ten-year United States Treasury note rate on the first day of January plus 2.70 percent. This rate was 4.67 percent for the calendar year ended December 31, 2012, and decreased to 4.56 percent for the calendar year ending December 31, 2013.

(5)

The amounts in this column include tax gross-ups paid for fiscal 2013 relating to income attributable to spousal travel expenses, meals, and related activities in connection with certain Board meetings during fiscal 2013. For the following directors, this column also includes the aggregate cost of such spousal travel expenses, meals, and related activities in the following amounts:

Director	Amount ($)
Aida M. Alvarez	13,962
M. Michele Burns	17,576
James I. Cash, Jr.	19,842
Roger C. Corbett	38,156
Douglas N. Daft	13,978
Christopher J. Williams	14,250

The cost of any such spousal travel expenses, meals, and related activities for each of the other directors is omitted from this column because the total incremental cost for such benefits for each director was less than $10,000.

  2013 Proxy Statement   27

Back to Contents

Director Independence

A majority of our directors must be independent in accordance with the independence requirements set forth in the NYSE Listed Company Rules. In addition, the Audit Committee and the CNGC must be composed solely of independent directors to comply with the NYSE Listed Company Rules and the SEC’s rules. The NYSE Listed Company Rules define specific relationships that disqualify directors from being independent and further require that for a director to qualify as independent, the Board must affirmatively determine that the director has no material relationship with our company. The SEC’s rules provide separate definitions of independence for members of audit committees and compensation committees.

The Board has determined that the following directors are Independent Directors under the independence standards set forth in the NYSE Listed Company Rules: Aida M. Alvarez, James W. Breyer, M. Michele Burns, James I. Cash, Jr., Roger C. Corbett, Douglas N. Daft, Timothy P. Flynn, Marissa A. Mayer, Steven S Reinemund, Arne M. Sorenson, Christopher J. Williams, and Linda S. Wolf. The Board has also determined that the currently serving members of the Audit Committee and the CNGC meet the independence standards for membership on those Board committees set forth in the NYSE Listed Company Rules and the SEC’s rules.

In making these determinations, the Board found that the current Independent Directors do not currently have a material or other disqualifying relationship with Walmart and that the currently serving Independent Directors have not had during the last three years: (i) any of the disqualifying relationships set forth in the NYSE Listed Company Rules referred to above; or (ii) any other material relationship with our company that would compromise his or her independence. The CNGC recommended that the Board make these determinations.

In April 2013, the Board and the CNGC reviewed directors’ responses to a questionnaire asking about their relationships with the company (and their immediate family members’ relationships with the company) and other potential conflicts of interest, as well as material provided by management related to transactions, relationships, or arrangements between the company and the directors or parties related to the directors. The Board made its determination as to whether any relationship between a director and Walmart is a material relationship based on the facts and circumstances of the relationship, the amounts involved in the relationship, the director’s interest in such relationship, if any, and such other factors as the Board, in its judgment, deemed appropriate.

In making its determination as to the independence of our Independent Directors, the Board considered certain types of relationships as noted below:

•

the Walmart director was an officer of a Walmart vendor or service provider: Mr. Sorenson and Ms. Mayer;

•

the Walmart director was also a director or trustee of a Walmart vendor or service provider: Mr. Breyer, Dr. Cash, Mr. Daft, Mr. Flynn, Ms. Mayer, Mr. Reinemund, Mr. Sorenson, and Mr. Williams;

•

the Walmart director held, directly or indirectly, more than a 1 percent equity interest in a Walmart vendor or service provider: Mr. Breyer;

•

the Walmart director was the member of a board of trustees or advisory board of or held a position in a not-for-profit institution, entity, association or organization to which Walmart made or committed to make donations: Ms. Alvarez, Mr. Breyer, and Mr. Reinemund; and

•

immediate family members of the Walmart director are employed by Walmart vendors or service providers: Ms. Alvarez and Mr. Reinemund.

Certain of these relationships are further described under “Related Person Transactions” on page 38. In addition, in making their independence determinations, the Board and the CNGC considered that each of the directors, entities with which she or he is affiliated, or one or more members of her or his immediate family, have in the past purchased property or services from Walmart in retail transactions, all of which transactions were on terms no better than those generally available to Associates at the time of the transactions. All of the other relationships and transactions of the types described above were entered into at arm’s length in the normal course of business and, to the extent they are commercial relationships, have standard commercial terms.

In their determination as to Mr. Breyer’s independence, the Board and the CNGC considered that, as a partner in Accel Partners and his position at certain related entities (the “Accel Funds”), Mr. Breyer may be deemed to have an indirect interest in certain companies that engaged in transactions with Walmart in fiscal 2013. In particular, the Board and the CNGC considered Mr. Breyer’s interest in Facebook, Inc. (“Facebook”). As a result of his relationships with certain Accel Funds, Mr. Breyer was attributed beneficial ownership of approximately 11.2% of Facebook prior to May 22, 2012, the date on which Facebook’s initial public offering was consummated, and approximately 1.3% of Facebook immediately after the consummation of that offering. Mr. Breyer’s beneficial ownership of Facebook has decreased significantly since May 22, 2012. At no time has Mr. Breyer’s aggregate direct and indirect economic interests in Facebook stock been 5% or more of the total economic interests in Facebook. Mr. Breyer also serves as a member of the board of directors of Facebook. In fiscal 2013, Walmart paid Facebook for display advertising in amounts that represent less than 1% of Facebook’s 2012 revenues. Walmart anticipates that it will continue to purchase advertising from Facebook during fiscal 2013. Mr. Breyer has not been and is not currently involved in any transaction between Walmart and Facebook. Based on the Board’s consideration of Mr. Breyer’s direct ownership of Facebook stock, the Board’s understanding of Mr. Breyer’s indirect interest in Facebook through the Accel Funds, and the fact that Mr. Breyer is not involved in any transaction between Walmart and Facebook, the Board determined that Mr. Breyer’s interest in Facebook does not give rise to a material relationship with Walmart that would impair Mr. Breyer’s independence.

In their determination of Ms. Mayer’s independence, the Board and the CNGC considered Ms. Mayer’s position as an officer of Google, Inc. (“Google”) through July 17, 2012. During fiscal 2013, Walmart paid Google for advertising space on Google’s websites and those payments represented less than 1% of Google’s 2012 revenues. Walmart anticipates that it will purchase advertising space on Google’s websites during fiscal 2014. Ms. Mayer was not involved in any transaction between Walmart and Google. Based on the Board’s consideration of Ms. Mayer’s position as an officer of Google for a portion of fiscal 2013, the fact that Ms. Mayer was not involved in any transaction between Walmart and Google, and other factors mentioned above, the Board determined that Ms. Mayer’s interest in Google did not give rise to a material relationship that would impair Ms. Mayer’s independence.

In their determination of Ms. Alvarez’s independence, the Board and the CNGC considered Ms. Alvarez’s husband’s position as an officer of Kaiser Permanente (“Kaiser”). In fiscal 2013, Walmart paid Kaiser for health insurance benefits in amounts representing less than 1% of Kaiser’s 2012 revenues. Walmart anticipates that it will continue to make payments to Kaiser for health insurance benefits during fiscal 2014. Ms. Alvarez’s husband has not been and is not currently involved in any transaction between Walmart and Kaiser. Based on the Board’s consideration of Ms. Alvarez’s husband’s position as an officer of Kaiser, the fact that he is not involved in any transaction between Walmart and Kaiser, and certain other factors mentioned above, the Board determined that Ms. Alvarez’s husband’s interest in Kaiser does not give rise to a material relationship with Walmart that would impair Ms. Alvarez’s independence.

The Board and the CNGC concluded that none of the above relationships or transactions (including all transactions disclosed under “Related Person Transactions” on page 38): (i) constitute disqualifying relationships under the NYSE Listed Company Rules; (ii) otherwise compromise the independence of the named directors; or (iii) otherwise constitute a material relationship between Walmart and the directors.

  2013 Proxy Statement   28

Back to Contents

Board Meetings

The Board held a total of six meetings during fiscal 2013 to review significant developments affecting our company, engage in strategic planning, and act on matters requiring Board approval. During fiscal 2013, each director attended at least 88 percent of the aggregate number of Board meetings and meetings of Board committees on which he or she served. As a whole, during fiscal 2013, our directors attended approximately 97 percent of the aggregate number of Board meetings and meetings of Board committees on which they served. The Non-Management Directors and Independent Directors meet regularly in executive sessions.

Board Committees

The Board has six standing committees: the Audit Committee; the Compensation, Nominating and Governance Committee; the Executive Committee; the Global Compensation Committee; the Strategic Planning and Finance Committee; and the Technology and eCommerce Committee. As described above, the Board has determined that all of the members of the Audit Committee and the Compensation, Nominating and Governance Committee are independent directors within the meaning of the SEC’s rules and regulations and the listing standards of the NYSE. The Board as a whole and each Board committee conducts a self-evaluation of its performance on an annual basis. The charters for each committee may be found on Walmart’s website at www.stock.walmart.com in the “Corporate Governance” section.

The chart below summarizes the membership of each committee during fiscal 2013.

	Audit Committee	CNGC	Executive Committee	Global Compensation Committee	SPFC	TeCC
Aida M. Alvarez (I)	M
James W. Breyer* (I)					M	M
M. Michele Burns* (I)					C
James I. Cash, Jr. (I)	M					M
Roger C. Corbett (I)					M
Douglas N. Daft (I)		M
Michael T. Duke			C	C
Timothy P. Flynn (I)	M
Marissa A. Mayer (I)					M	M
Gregory B. Penner				M		C
Steven S Reinemund (I)		M
H. Lee Scott, Jr.					M
Arne M. Sorenson* (I)	M
Jim C. Walton					M
S. Robson Walton			M	M
Christopher J. Williams (I)	C		M
Linda S. Wolf (I)		C				M

C = Committee Chair

I = Determined by the Board to be independent under the NYSE and applicable SEC rules and regulations

M = Member of the committee

= Chairman of the Board

= Audit Committee Financial Expert as defined under applicable SEC rules and regulations

= Presiding Director

*

Not standing for reelection at the 2013 Annual Shareholders’ Meeting

  2013 Proxy Statement   29

Back to Contents

Audit Committee

Roles and responsibilities

•

Reviews financial reporting policies, procedures, and internal controls

•

Responsible for the appointment, compensation, and oversight of the independent accountants

•

Pre-approves audit, audit-related, and non-audit services to be performed by Walmart’s independent accountants

•

Reviews and approves related-party transactions and other transactions subject to our Transaction Review Policy

•

Reviews Walmart’s risk management policies and procedures, as well as policies, processes, and procedures regarding compliance with applicable laws and regulations, as well as our Statement of Ethics and Code of Ethics for the CEO and Senior Financial Officers

•

Oversees internal investigatory matters, including Walmart’s internal investigation into alleged violations of the FCPA and other alleged crimes or misconduct in connection with foreign subsidiaries#

•

Oversees the development and implementation of Walmart’s enhanced global compliance program

Independence and financial literacy

•

The Board has determined that the members are “independent” as defined by Section 10A(m)(3) of the Exchange Act and the NYSE Listed Company Rules

•

The Board has determined that the members are “financially literate” as required by Section 303A.07 of the NYSE Listed Company Rules

Committee members Christopher J. Williams (C, F, I) Aida M. Alvarez (I) James I. Cash, Jr. (F, I) Timothy P. Flynn (F, I) Arne M. Sorenson* (F, I)
Number of meetings during fiscal 2013: 15

C = Committee Chair

F = Determined by the Board to be a Audit Committee Financial Expert as defined under applicable SEC rules and regulations

I = Determined by the Board to be independent under the NYSE Listed Company Rules and applicable SEC rules and regulations

*

Not standing for reelection at the 2013 Annual Shareholders’ Meeting

#

For more information on the Audit Committee’s role with respect to the company’s internal FCPA investigation, see “Compensation of the Directors” on page 26 and “The Board’s Role in Risk Oversight” beginning on page 33

Compensation, Nominating and Governance Committee

Roles and responsibilities

•

In consultation with the CEO, approves the compensation of the Executive Officers other than the CEO, and reviews the compensation of certain other senior officers

•

Reviews and approves the compensation of the CEO and Chairman

•

Reviews and makes recommendations to the Board regarding the compensation of the Non-Management Directors

•

Sets performance measures and goals and verifies the attainment of performance goals under performance-based incentive compensation plans

•

Reviews compensation and benefits issues

•

Oversees corporate governance issues

•

Identifies, evaluates, and recommends candidates to the Board for nomination for election or appointment to the Board

•

Reviews and makes recommendations to the Board regarding director independence

•

Reviews and advises management on the company’s social, community and sustainability initiatives

•

Reviews and advises management on the company’s legislative affairs and public policy engagement

•

May delegate compensation matters that do not impact Executive Officers to the GCC and ministerial duties to the company’s management

Independence

•

The Board has determined that the members are “independent” as defined by the NYSE Listed Company Rules and under Section 10C of the Exchange Act and Rule 10C-1 of the SEC

Committee members Linda S. Wolf (C, I) Douglas N. Daft (I) Steven S Reinemund (I)
Number of meetings during fiscal 2013: 7
C = Committee Chair I = Determined by the Board to be independent under the NYSE Listed Company Rules and applicable SEC rules and regulations

  2013 Proxy Statement   30

Back to Contents

Executive Committee
Roles and responsibilities • Implements policy decisions of the Board • Acts on the Board’s behalf between Board meetings	Committee members Michael T. Duke (C) S. Robson Walton Christopher J. Williams (I)
Number of meetings during fiscal 2013: 0*
C = Committee Chair I = Determined by the Board to be independent under the NYSE Listed Company Rules * The Executive Committee acted by unanimous written consent 8 times during fiscal 2013.

Global Compensation Committee
Roles and responsibilities • Administers Walmart’s equity and cash incentive compensation plans for Associates who are not directors or Executive Officers	Committee members Michael T. Duke (C) S. Robson Walton Gregory B. Penner
Number of meetings during fiscal 2013: 5
C = Committee Chair

Strategic Planning and Finance Committee

Roles and responsibilities

•

Reviews and analyzes financial matters and acquisitions and divestiture transactions

•

Oversees long-range strategic planning

•

Reviews and recommends a dividend policy to the Board

•

Reviews the preliminary annual financial plan and annual capital plan to be approved by the Board

Committee members M. Michele Burns* (C, I) James W. Breyer* (I) Roger C. Corbett (I) Marissa A. Mayer (I) H. Lee Scott, Jr. Jim C. Walton
Number of meetings during fiscal 2013: 5
C = Committee Chair I = Determined by the Board to be independent under the NYSE Listed Company Rules * Not standing for reelection at the 2013 Annual Shareholders’ Meeting

Technology and eCommerce Committee

Roles and responsibilities

•

Reviews matters relating to information technology, eCommerce, and innovation and oversees the integration of  Walmart’s information technology, eCommerce, and innovation efforts with Walmart’s overall strategy

•

Reviews and provides guidance regarding trends in technology and eCommerce and monitors overall industry trends

Committee members Gregory B. Penner (C) James W. Breyer* (I) James I. Cash, Jr. (I) Marissa A. Mayer (I) Linda S. Wolf (I)
Number of meetings during fiscal 2013: 4
C = Committee Chair I = Determined by the Board to be independent under the NYSE Listed Company Rules * Not standing for reelection at the 2013 Annual Shareholders’ Meeting

  2013 Proxy Statement   31

Back to Contents

CORPORATE GOVERNANCE

Corporate Governance Highlights

The Board is responsible for overseeing the management of the business and affairs of the company in a manner that serves the long-term best interests of our shareholders. The Board is committed to the highest standards of corporate governance and has implemented a variety of effective governance processes and practices to assist the Board and management in fulfilling their responsibilities to the company and our shareholders, including the following.

•

As described below, each of the standing committees of the Board has a written charter, which clearly sets forth the roles and responsibilities of the committee and which, along with the company’s Corporate Governance Guidelines, provides the overall framework for our corporate governance practices.

•

Our directors are elected annually and serve one-year terms.

•

We have a majority vote standard in uncontested elections of directors, and any incumbent directors who do not receive a majority vote must offer their resignation.

•

A majority of our Board is composed of Independent Directors.

•

Our Audit Committee and CNGC are composed solely of Independent Directors.

•

We have separated the roles of the Chairman and CEO of our company for 25 years.

•

We have an independent presiding director who presides over the executive sessions of our Non-Management Directors, which are held at each Board meeting.

•

We hold an annual shareholder advisory vote on the compensation of our named executive officers.

•

We have robust stock ownership guidelines applicable to our directors, Executive Officers, and certain other officers of the company.

•

The Board and Board committees conduct annual self-evaluations to determine whether they are functioning effectively and to identify areas in which their effectiveness can be enhanced.

•

The Board and each Board committee have the power to hire independent legal, financial, or other advisors, as they deem necessary, without consulting or obtaining the approval of any officer of the company.

•

Directors have full and free access to officers and other Associates of the company, as well as to the company’s outside advisors.

•

The Board recently approved an amendment to the CNGC’s charter giving the CNGC oversight of the company’s legislative affairs and public policy engagement strategy.

•

The Board annually submits the appointment of the company’s independent accountants to our shareholders for ratification.

•

The company’s Insider Trading Policy prohibits directors and Executive Officers from using Shares as collateral for margin loans and from engaging in any hedging or other transactions that would eliminate or limit the risks and rewards of Share ownership.

•

Directors and Executive Officers are prohibited from pledging Shares for non-margin loans without the pre-approval of Walmart’s Corporate Secretary, and any pledged Shares are not considered in determining whether directors or Executive Officers have satisfied our stock ownership guidelines.

•

The Board has not adopted a “poison pill” or similar shareholder rights plan.

Board and Committee Governing Documents

The Board has adopted Corporate Governance Guidelines and charters for each of the standing Board committees. Our Corporate Governance Guidelines address, among other topics:

•

director qualifications and nomination requirements;

•

Board size, structure, and composition;

•

director stock ownership guidelines;

•

the Board’s commitment to diversified membership;

•

director duties and responsibilities;

•

the committees of the Board;

•

expectations regarding attendance at Board and Board committee meetings;

•

the process for establishing the agendas of Board and Board committee meetings;

•

executive sessions of the Non-Management Directors and Independent Directors;

•

management development and succession planning, diversity initiatives, and long-term strategic planning;

•

director compensation;

•

director orientation and continuing education;

•

annual Board and Board committee self-evaluations; and

•

expected periods of service for directors.

Our Board and Board committee governance documents, as well as other key corporate governance documents, are available to our shareholders:

•

on our corporate website at http://stock.walmart.com/corporate-governance/governance-documents; or

•

in print at no charge to any shareholder who requests a copy by writing to our Investor Relations Department at: Wal-Mart Stores, Inc., Investor Relations Department, 702 Southwest 8th Street, Bentonville, Arkansas 72716-0100.

The CNGC and the Board review the Corporate Governance Guidelines, and the Board and each Board committee review the Board committee charters, at least annually to determine whether any updates or revisions to these documents may be necessary or appropriate.

In addition to the Corporate Governance Guidelines and the Board committee charters, you may access and review the following additional corporate governance documents on our corporate website at http://stock.walmart.com/corporate-governance/governance-documents:

•

the company’s Bylaws;

•

the company’s Code of Ethics for the CEO and Senior Financial Officers;

•

the company’s Statement of Ethics;

•

the company’s Procedures for Accounting and Audit-Related Ethics Complaints;

•

the company’s Investment Community Communications Policy; and

•

the company’s Fair Disclosure Procedures.

  2013 Proxy Statement   32

Back to Contents

Walmart’s Code of Ethics for the CEO and Senior Financial Officers supplements Walmart’s Statement of Ethics, which is applicable to all directors, Executive Officers, and Associates and is also available at www.walmartethics.com. A description of any substantive amendment or waiver of Walmart’s Code of Ethics for the CEO and Senior Financial Officers or Walmart’s Statement of Ethics will be disclosed on our corporate website (http://stock.walmart.com/corporate-governance/governance-documents) for a period of 12 months after the date of the amendment or waiver. There were no substantive amendments or waivers of Walmart’s Code of Ethics for the CEO and Senior Financial Officers or Walmart’s Statement of Ethics during fiscal 2013.

The Corporate Governance Guidelines, Board committee charters, and each of the other documents described above are available in print at no charge to any shareholder who requests a copy by writing to our Investor Relations Department at: Wal-Mart Stores, Inc., Investor Relations Department, 702 Southwest 8th Street, Bentonville, Arkansas 72716-0100.

Board Leadership Structure

•

Chairman:  S. Robson Walton  – presides over all meetings of the Board and shareholders; provides advice and counsel to the CEO and other officers; focuses on oversight and governance matters

•

CEO:  Michael T. Duke  – responsible for general management of the business of the company and effectuating directives of the Board

•

Presiding Director:  James W. Breyer  – Independent Director; presides over the executive sessions of the Non-Management Directors and Independent Directors

•

Additional information about Mr. Walton, Mr. Duke, and Mr. Breyer may be found on pages 19, 23, and 24.

We have separated the roles of the Chairman and the CEO of our company since 1988. We separate these roles in recognition of the differences between the two roles and the value to our company of having the distinct and different perspectives and experiences of a separate Chairman and CEO. Our CEO is responsible for the day-to-day management and supervision of the business and affairs of our company (such as reviewing performance and allocating resources as the company’s chief operating decision maker) and for ensuring that the directives of the Board are carried into effect. Our Chairman, on the other hand, is charged with presiding over all meetings of the Board and our shareholders, and providing advice and counsel to the CEO and our company’s other officers regarding our business and operations.

By separating the roles of CEO and Chairman, our CEO is able to focus his time and energy on managing Walmart’s complex daily operations, while our Chairman can devote his time and attention to addressing matters relating to the responsibilities of our Board. Our CEO and Chairman have an excellent working relationship, and, with more than 40 years of experience with Walmart, our Chairman is well positioned to provide our CEO with guidance, advice, and counsel regarding our company’s business, operations, and strategy. Moreover, we believe that having a separate Chairman focused on oversight and governance matters allows the Board to more effectively perform its risk oversight role as described below. In connection with the Board’s annual self-evaluation process, as required by our Corporate Governance Guidelines, the Board evaluates its organization and processes to ensure that the Board is functioning effectively. For the foregoing reasons, we believe that our separate CEO/Chairman structure is the most appropriate and effective leadership structure for our company and our shareholders.

Presiding Director

Pursuant to the company’s Corporate Governance Guidelines, the Board, upon recommendation of the CNGC, annually appoints a presiding director who presides over executive sessions of the Non-Management Directors and Independent Directors. James W. Breyer currently serves as the presiding director. Upon the completion of Mr. Breyer’s term at the 2013 Annual Shareholders’ Meeting, the Board will appoint another Independent Director to serve as presiding director.

The Board’s Role in Risk Oversight

•

The Board oversees the company’s risk management.

•

The Board committees, which meet regularly and report to the full Board, play active roles in fulfilling the risk oversight function.

•

The company’s management is responsible for day-to-day management of risk and are guided by robust internal processes and strong internal controls.

In order to ensure the long-term success and financial strength of our company, the Board and the Board committees play an active role in overseeing the management of risks that could potentially impact the company’s operations. Such risks could include operational, legal, regulatory, financial, reputational, and other risks. The Board does not view risk in isolation, but instead considers risk in connection with virtually every business decision and as part of the company’s approach to its business strategy. The company has robust internal processes and a strong internal control environment that facilitate the identification and management of risk by the company’s leadership, the Board, and the Board committees.

The Board carries out its risk oversight function both as a whole and through delegation to the Board committees, which report regularly to the Board. The Audit Committee is responsible for reviewing and discussing with management

  2013 Proxy Statement   33

Back to Contents

the company’s risk assessment and risk management processes and policies, including the company’s enterprise-wide risk management program, as well as the company’s financial and other risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee is also responsible for discussing with management and advising the Board with respect to the company’s policies, processes, and procedures regarding compliance with applicable laws and regulations, the company’s Statement of Ethics, and the company’s Code of Ethics for the CEO and Senior Financial Officers. The Audit Committee meets regularly with the company’s Global Chief Compliance Officer, Global Chief Ethics Officer, and other appropriate members of management regarding the implementation and effectiveness of the company’s compliance and ethics programs. In addition, the Audit Committee oversees internal investigatory matters, including Walmart’s internal investigation into alleged violations of the FCPA and other alleged crimes or misconduct in connection with foreign subsidiaries, and oversees the development and implementation of Walmart’s enhanced global compliance program.

The other Board committees also play a significant role in the Board’s oversight of risk. For example, the CNGC is charged with developing and recommending to the Board the corporate governance principles applicable to the company; implementing incentive compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation; reviewing and assessing the company’s compliance with the corporate governance requirements established by the NYSE, the requirements established under SOX and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and other applicable corporate governance laws and regulations; reviewing and advising the Board and management regarding the company’s reputation with external constituencies, the company’s social, community, sustainability, and charitable giving initiatives and strategies; and reviewing and advising management regarding the company’s legislative affairs and public policy engagement strategy. Furthermore, the SPFC regularly reviews with management the company’s financial status and advises management and the Board regarding financial matters, including the company’s global financial policies and practices, the company’s capital structure and capital expenditures, annual financial plans, and matters pertaining to potential acquisitions and divestitures. The CNGC’s and the SPFC’s review of these matters necessarily includes an analysis of any risks associated with such matters. Additional information regarding the roles and responsibilities of our Board committees can be found under “Board Committees” beginning on page 29.

When a Board committee receives an update on a risk-related matter, the chair of the relevant Board committee reports on the discussion to the full Board during the Board committee reports portion of the next Board meeting. The open communication between the company’s management and the Board and the Board committees, and between the Board and the chairs and the other members of the Board committees, enables the Board, Board committees, and management to coordinate the risk oversight role in a manner that serves the long-term interests of the company and our shareholders.

Board Attendance at Annual Shareholders’ Meetings

The Board has adopted a policy stating that all directors are expected to attend the company’s annual shareholders’ meetings. While the Board understands that there may be situations that prevent a director from attending an annual shareholders’ meeting, the Board encourages all directors to make attendance at all annual shareholders’ meetings a priority. With the exception of Mr. Reinemund, all of our directors who were members of the Board at the time of the 2012 Annual Shareholders’ Meeting attended the meeting.

Communications with the Board

The Board welcomes communications from shareholders and other interested parties and believes that such communications are an important part of our corporate governance practices. Therefore, we provide shareholders and other interested parties with a number of methods for communicating with the Board or individual directors.

Shareholders and other interested parties may write to the Board or individual members of the Board at:

Name of Director(s) or Board of Directors c/o Gordon Y. Allison, Vice President and General Counsel, Corporate Division 702 Southwest 8th Street Bentonville, Arkansas 72716-0215

Shareholders and other interested parties also may e-mail the entire Board at directors@wal-mart.com; the Independent Directors at independentdirectors@wal-mart.com; the Non-Management Directors at nonmanagementdirectors@wal-mart.com; and any individual director, at the full name of the director as listed in this proxy statement followed by “@wal-mart.com.” For example, shareholders may e-mail S. Robson Walton, Chairman, at srobsonwalton@wal-mart.com.

Our company receives a large volume of correspondence regarding a wide range of subjects each day. As a result, our individual directors are often not able to respond to all communications directly. Therefore, our Board has established a process for managing communications to the Board and individual directors.

Communications directed to the Board or individual directors are reviewed to determine whether, based on the facts and circumstances of the communication, a response on behalf of the Board or an individual director is appropriate. If a response on behalf of the Board or an individual director is appropriate, Walmart will assist the Board or individual director in gathering all relevant information and preparing a proposed response for the Board’s or the individual director’s review and approval.

Communications related to day-to-day management functions or operations are typically directed to an appropriate member of management for a response. Further, Walmart will typically not distribute to the Board or an individual director communications of a threatening or personal nature, voluminous or mass mailings on the same subject matter, business solicitations or advertisements, surveys, or other communications otherwise inappropriate for the Board’s or an individual director’s consideration. Walmart maintains records of communications directed to the Board and individual directors, and these records are available to our directors at any time upon request.

  2013 Proxy Statement   34

Back to Contents

Shareholder Outreach and Engagement

The company’s relationship with its shareholders is a critical part of our corporate governance profile, and we recognize the value of taking their views into account. We value comments from shareholders, customers, and others about our business, and we appreciate that we receive input from so many stakeholders on a daily basis. Specifically related to the investment community, we receive regular analysts’ reports about our business and interact from time to time with analysts, banks, and rating agencies. This feedback helps us improve.

Our company’s investor relations (“IR”) department is the key point of contact for shareholder interaction with the company. Shareholders may access information about our company through our website at http://stock.walmart.com. This website features a wide variety of information relevant to shareholders, including our Annual Reports to Shareholders, Global Responsibility Reports, SEC reports, proxy statements, and stock information, among other items. Shareholders can also contact IR through our investor hotline at (479) 273-6463, through email at wmirqa@walmart.com, or through providing feedback via our IR smartphone app. The Walmart IR smartphone app is free and available for iPad, iPhone, and Android devices. IR responds to inquiries from all shareholders – ranging from individuals to institutional shareholders – and conveys the company’s position on a wide range of issues that matter to our shareholders. When appropriate, the IR team partners with subject matter experts from other company departments, such as legal, sustainability, operations, and other areas to provide additional context and insight regarding the company’s response to a shareholder inquiry. We have had success engaging with parties to understand shareholder concerns and reaching resolutions on issues that are in the best interest of our shareholders. Beyond our standard means of communication, in 2012, we also conducted activities and events such as store tours, investor road shows, analyst meetings, investor conferences, and the 2012 Annual Shareholders’ Meeting.

Submission of Shareholder Proposals

If you wish to submit a proposal for possible inclusion in our 2014 proxy statement, send the proposal, by registered, certified, or express mail to:

Gordon Y. Allison, Vice President and General Counsel, Corporate Division

702 Southwest 8th Street

Bentonville, Arkansas 72716-0215

Shareholder proposals intended for inclusion in our proxy statement for the 2014 Annual Shareholders’ Meeting in accordance with the SEC’s Rule 14a-8 under the Exchange Act must be received by our company in the manner described above no later than the close of business on December 23, 2013. Any shareholder proposal received by the company after that date will not be included in the company’s 2014 proxy statement. Further, all proposals submitted for inclusion in the company’s 2014 proxy statement must comply with all of the requirements of Rule 14a-8.

Shareholders who wish to bring business before Walmart’s 2014 Annual Shareholders’ Meeting other than through a shareholder proposal pursuant to the SEC’s rules must notify the Corporate Secretary of our company in writing and provide the information required by the provision of the Bylaws dealing with shareholder proposals. The notice must be delivered to or mailed and received at Walmart’s principal executive offices not less than 75 nor more than 100 days prior to the date of the 2014 Annual Shareholders’ Meeting, unless fewer than 85 days’ notice or public disclosure of that date is given or made, in which case the shareholder’s notice must be received by the close of business on the tenth day after the notice or public disclosure of the date of the 2014 Annual Shareholders’ Meeting is made or given. The requirements for such notice are set forth in the Bylaws, a copy of which can be found on our corporate website at http://stock.walmart.com/corporate-governance/governance-documents. In addition, the Bylaws were filed with the SEC as Exhibit 3(ii) to our company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2011.

Compensation Committee Report

The CNGC has reviewed and discussed with our company’s management the CD&A included in this proxy statement and, based on such review and discussion, the CNGC recommended to the Board that the CD&A be included in this proxy statement.

The CNGC submits this report:

Douglas N. Daft

Steven S Reinemund

Linda S. Wolf, Chair

  2013 Proxy Statement   35

Back to Contents

Compensation Committee Interlocks and Insider Participation

None of the directors who served on the CNGC at any time during fiscal 2013 were officers or Associates of Walmart or were former officers or Associates of Walmart. Further, none of the members who served on the CNGC at any time during fiscal 2013 had any relationship with our company requiring disclosure under the section of this proxy statement entitled “Related Person Transactions.” Finally, no Executive Officer serves, or in the past fiscal year has served, as a member of the compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on the CNGC.

Audit Committee Report

Information regarding the members of the Audit Committee and the Audit Committee’s roles and responsibilities is set forth under ““Compensation of the Directors” on page 26 and “Board Committees” beginning on page 29.

Walmart’s management is responsible for Walmart’s internal control over financial reporting and the preparation of Walmart’s consolidated financial statements. Walmart’s independent accountants are responsible for auditing Walmart’s annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board, and for auditing the effectiveness of Walmart’s internal control over financial reporting. The independent accountants are also responsible for issuing a report on those financial statements and a report on the effectiveness of Walmart’s internal control over financial reporting. The Audit Committee monitors and oversees these processes. The Audit Committee is responsible for selecting, engaging, and overseeing Walmart’s independent accountants.

As part of the oversight process, the Audit Committee regularly meets with management of our company, our company’s independent accountants, and our company’s internal auditors. The Audit Committee often meets with each of these groups separately in closed sessions. Throughout the year, the Audit Committee had full access to management, the independent accountants and internal auditors. To fulfill its responsibilities, the Audit Committee did, among other things, the following:

•

reviewed and discussed with Walmart’s management and the independent accountants Walmart’s audited consolidated financial statements for fiscal 2013;

•

reviewed management’s representations that those consolidated financial statements were prepared in accordance with GAAP and fairly present the consolidated results of operations and consolidated financial position of our company for the fiscal years and as of the dates covered by those consolidated financial statements;

•

discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, as modified or supplemented, and SEC rules, including matters related to the conduct of the audit of Walmart’s consolidated financial statements;

•

received written disclosures and the letter from E&Y required by applicable independence standards, rules, and regulations relating to E&Y’s independence from Walmart and discussed with E&Y its independence from Walmart;

•

based on the review and discussions with management and the independent accountants, the independent accountants’ disclosures and letter to the Audit Committee, the representations of management and the reports of the independent accountants, recommended to the Board that Walmart’s audited consolidated financial statements for fiscal 2013 be included in Walmart’s Annual Report on Form 10-K for fiscal 2013 filed with the SEC;

•

reviewed all audit and non-audit services performed for Walmart by E&Y and considered whether E&Y’s provision of non-audit services was compatible with maintaining its independence from Walmart;

•

selected and appointed E&Y as Walmart’s independent accountants to audit and report on the consolidated financial statements of Walmart to be filed with the SEC prior to Walmart’s annual shareholders’ meeting to be held in calendar year 2014;

•

monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of SOX, reviewed a report from management and the internal auditors of our company regarding the design, operation, and effectiveness of internal control over financial reporting, and reviewed an attestation report from E&Y regarding the effectiveness of internal control over financial reporting; and

•

received reports from management and third-party advisors regarding our company’s policies, processes, and procedures regarding compliance with applicable laws and regulations and Walmart’s Statement of Ethics, all in accordance with the Audit Committee’s charter.

The Audit Committee submits this report:

Aida M. Alvarez

James I. Cash, Jr.

Timothy P. Flynn

Arne M. Sorenson

Christopher J. Williams, Chair

Audit Committee Financial Experts

The Board has determined that James I. Cash, Jr., Timothy P. Flynn, Arne M. Sorenson, and Christopher J. Williams are “audit committee financial experts” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K of the SEC, and that all members of the Audit Committee are “independent” under Section 10A(m)(3) of the Exchange Act, the SEC’s Rule 10A-3, and the requirements set forth in the NYSE Listed Company Rules.

  2013 Proxy Statement   36

Back to Contents

Audit Committee Pre-Approval Policy

To ensure the independence of our independent accountants and to comply with applicable securities laws, the NYSE Listed Company Rules, and the Audit Committee charter, the Audit Committee is responsible for reviewing, deliberating, and, if appropriate, pre-approving all audit, audit-related, and non-audit services to be performed by the independent accountants. For that purpose, the Audit Committee has established a policy and related procedures regarding the pre-approval of all audit, audit-related, and non-audit services to be performed by our company’s independent accountants (the “Pre-Approval Policy”).

The Pre-Approval Policy provides that our company’s independent accountants may not perform any audit, audit-related, or non-audit service for Walmart, subject to those exceptions that may be permitted by applicable law, unless: (i) the service has been pre-approved by the Audit Committee; or (ii) Walmart engaged the independent accountants to perform the service pursuant to the pre-approval provisions of the Pre-Approval Policy. In addition, the Pre-Approval Policy prohibits the Audit Committee from pre-approving certain non-audit services that are prohibited from being performed by our company’s independent accountants by applicable securities laws. The Pre-Approval Policy also provides that Walmart’s corporate controller will periodically update the Audit Committee as to services provided by the independent accountants. With respect to each such service, the independent accountants provide detailed back-up documentation to the Audit Committee and to the corporate controller.

Pursuant to the Pre-Approval Policy, the Audit Committee has pre-approved certain categories of services to be performed by the independent accountants and a maximum amount of fees for each category. The Audit Committee annually reassesses these service categories and the associated fees. Individual projects within the approved service categories have been pre-approved only to the extent that the fees for each individual project do not exceed a specified dollar limit, which amount is reassessed annually. Projects within a pre-approved service category with fees in excess of the specified fee limit for individual projects may not proceed without the specific prior approval of the Audit Committee (or a member to whom pre-approval authority has been delegated). In addition, no project within a pre-approved service category will be considered to have been pre-approved by the Audit Committee if the project would cause the maximum amount of fees for the service category to be exceeded, and the project may only proceed with the prior approval of the Audit Committee (or a member to whom pre-approval authority has been delegated) to increase the aggregate amount of fees for the service category.

At least annually, the Audit Committee designates a member of the Audit Committee to whom it delegates its pre-approval responsibilities. That member has the authority to approve interim requests as set forth above within the defined, pre-approved service categories, as well as interim requests to engage Walmart’s independent accountants for services outside the Audit Committee’s pre-approved service categories. The member has the authority to pre-approve any audit, audit-related, or non-audit service that falls outside the pre-approved service categories, provided that the member determines that the service would not compromise the independent accountants’ independence and the member informs the Audit Committee of his or her decision at the Audit Committee’s next regular meeting.

Transaction Review Policy

The Board has adopted a written policy (the “Transaction Review Policy”) applicable to: all Walmart officers who serve as Executive Vice Presidents or above; all directors and director nominees; all shareholders beneficially owning more than five percent of Walmart’s outstanding Shares; and the immediate family members of each of the preceding persons (collectively, the “Covered Persons”). Any entity in which a Covered Person has a direct or indirect material financial interest or of which a Covered Person is an officer or holds a significant management position (each a “Covered Entity”) is also covered by the policy. The Transaction Review Policy applies to any transaction or series of similar or related transactions in which a Covered Person or Covered Entity has a direct or indirect material financial interest and in which Walmart is a participant (each a “Covered Transaction”).

Under the Transaction Review Policy, each Covered Person is responsible for reporting to Walmart’s Chief Audit Executive any Covered Transactions of which he or she has knowledge. Walmart’s Chief Audit Executive, with the assistance of other appropriate Walmart personnel, reviews each Covered Transaction and submits the results of such review to the Audit Committee. The Audit Committee reviews each Covered Transaction and either approves or disapproves the transaction. To approve a Covered Transaction, the Audit Committee must find that:

•

the substantive terms and negotiation of the Covered Transaction are fair to Walmart and its shareholders and the substantive terms are no less favorable to Walmart and its shareholders than those in similar transactions negotiated at an arm’s-length basis; and

•

if the Covered Person is a director or officer of Walmart, he or she has otherwise complied with the terms of Walmart’s Statement of Ethics as it applies to the Covered Transaction.

The Audit Committee may also ratify a Covered Transaction of which prior approval and review was not sought if the Audit Committee determines that the Covered Transaction meets the criteria above and the failure to obtain pre-approval was unintentional or inadvertent.

The following categories of transactions are exempt from review and approval under the Transaction Review Policy:

•

transactions that involve a monetary value of less than $120,000;

•

transactions that result from a competitive bid process;

•

ordinary banking transactions; and

•

any series of substantially similar transactions after the Audit Committee has reviewed and approved a single transaction of that type as meeting the requirements of the policy.

  2013 Proxy Statement   37

Back to Contents

Related Person Transactions

This section discusses certain direct and indirect relationships and transactions involving Walmart and certain of its directors, Executive Officers, the beneficial owners of more than five percent of the Shares outstanding, and certain immediate family members of the foregoing. Walmart believes that the terms of the transactions described below are comparable to terms that would have been reached by unrelated parties in arm’s-length transactions.

•

Dr. G. David Gearhart, the Chancellor of the University of Arkansas at Fayetteville (the “University”), is the brother of Jeffrey J. Gearhart, an Executive Officer. During fiscal 2013, Walmart paid the University approximately $2.3 million, including approximately $962,000 for the use of facilities of the University in connection with Walmart’s 2012 Annual Shareholders’ Meeting, the meetings of Associates held during the week of the 2012 Annual Shareholders’ Meeting, and other meetings and events during fiscal 2013; approximately $523,800 for academic studies and educational services; and approximately $553,000 in contributions and sponsorships. Walmart expects that in fiscal 2014 it will continue to use University facilities for similar events, pay the University for studies and services, and make similar contributions to the University.

•

Lori Haynie, the sister of C. Douglas McMillon, an Executive Officer, is an executive officer of Mahco, Incorporated (“Mahco”). During fiscal 2013, Walmart paid Mahco and its subsidiaries approximately $13.0 million in connection with Walmart’s purchases of sporting goods and related products. Walmart expects to purchase similar types of products from Mahco during fiscal 2014.

•

Marissa A. Mayer, a director of Walmart, is the president and chief executive officer and a director of Yahoo! Inc. (“Yahoo!”). During fiscal 2013, Walmart paid Yahoo! and its subsidiaries approximately $12.4 million in connection with Walmart’s purchases of advertising space on Yahoo! websites. Walmart expects to purchase similar amounts of advertising space from Yahoo! during fiscal 2014.

•

Eric S. Scott, the son of H. Lee Scott, Jr., a director of Walmart, is the chairman, a director, and an indirect equity owner of Cheyenne Industries, Inc. (“Cheyenne”). Walmart paid Cheyenne and its subsidiaries approximately $29.4 million during fiscal 2013 in connection with Walmart’s purchases of home furnishing and related products from Cheyenne and its subsidiaries. Cheyenne and its subsidiaries made promotional payments of approximately $145,000 to Walmart in fiscal 2013. Walmart expects to continue to purchase similar products from Cheyenne and its subsidiaries during fiscal 2014.

•

Arne M. Sorenson, a director of Walmart, is the president and chief executive officer and a director of Marriott International, Inc. (“Marriott”). During fiscal 2013, Walmart paid or reimbursed payments made to Marriott and its subsidiaries in the amount of approximately $10.2 million for hotel, lodging, and business travel-related services, and Walmart received payments of approximately $2.0 million from Marriott for purchases of merchandise from Walmart. Walmart anticipates that it will continue to purchase hotel, lodging, and other business travel-related services from Marriott, and Marriott will continue to purchase merchandise from Walmart during fiscal 2014.

•

During fiscal 2013, a banking corporation that is collectively owned by Jim C. Walton, S. Robson Walton, and a trust of which Jim C. Walton is the trustee, and certain of that banking corporation’s bank subsidiaries, made payments to Walmart in the approximate aggregate amount of $996,000 for supercenter and Neighborhood Market banking facility rent pursuant to negotiated arrangements. The banking corporation and its affiliates made other payments to Walmart pursuant to similar arrangements that were awarded by Walmart on a competitive-bid basis. The leases of banking facility space and leases of ATM sites in various stores remain in effect, and it is anticipated that in fiscal 2014 such banking corporation and its affiliates will pay Walmart approximately $1.0 million pursuant to those leases not awarded on a competitive-bid basis, and will pay Walmart approximately $130,000 relating to ATM usage charges.

•

Stephen P. Weber, a senior manager in Walmart’s Information Systems Division, is the son-in-law of Michael T. Duke, an Executive Officer. For fiscal 2013, Walmart paid Mr. Weber a salary of approximately $127,235, a payment pursuant to the MIP of approximately $24,000, and other benefits totaling approximately $16,100 (including Walmart’s matching contributions to Mr. Weber’s 401(k) Plan account and health insurance premiums). Mr. Weber also received a grant of 504 restricted stock rights in fiscal 2013. Mr. Weber continues to be an Associate, and in fiscal 2014, he may receive compensation and other benefits for his services to Walmart in amounts similar to those received during fiscal 2013.

•

Nichole R. Bray, a senior manager at Sam’s Club, is the sister-in-law of C. Douglas McMillon, an Executive Officer. For fiscal 2013, Walmart paid Ms. Bray a salary of approximately $122,200, a payment pursuant to the MIP of approximately $22,700, and other benefits totaling approximately $13,900 (including Walmart’s matching contributions to Ms. Bray’s 401(k) Plan account and health insurance premiums). Ms. Bray also received a grant of 504 restricted stock rights in fiscal 2013. Ms. Bray continues to be an Associate, and in fiscal 2014, she may receive compensation and other benefits in amounts similar to those received during fiscal 2013.

•

Greg T. Bray, a senior director in Walmart’s Finance department, is the brother-in-law of C. Douglas McMillon, an Executive Officer. For fiscal 2013, Walmart paid Mr. Bray a salary of approximately $160,250, a payment pursuant to the MIP of approximately $35,900, and other benefits totaling approximately $15,100 (including Walmart’s matching contributions to Mr. Bray’s 401(k) Plan account and health insurance premiums). Mr. Bray also received a grant of 588 restricted stock rights in fiscal 2013. Mr. Bray continues to be an Associate, and in fiscal 2014, he may receive compensation and other benefits in amounts similar to those received during fiscal 2013.

•

Timothy K. Togami, a senior director in Walmart’s Human Resources Department, is the brother-in-law of Rollin L. Ford, an Executive Officer. For fiscal 2013, Walmart paid Mr. Togami a salary of approximately $178,600, a payment pursuant to the MIP of approximately $38,375, and other benefits totaling approximately $22,500 (including Walmart’s matching contributions to Mr. Togami’s 401(k) Plan account and health insurance premiums). Mr. Togami also received a grant of 588 restricted stock rights in fiscal 2013. Mr. Togami continues to be an Associate, and in fiscal 2014, he may receive compensation and other benefits for his services to Walmart in amounts similar to those received during fiscal 2013.

  2013 Proxy Statement   38

Back to Contents

Proposal No. 2  Ratification of Independent Accountants

The Audit Committee has appointed E&Y as the company’s independent accountants to audit the consolidated financial statements of the company for fiscal 2014. E&Y and its predecessor, Arthur Young & Company, have been Walmart’s independent accountants since prior to the company’s initial offering of securities to the public in 1970. E&Y served as the company’s independent accountants for fiscal 2013 and reported on the company’s consolidated financial statements for that year, as well as the effectiveness of the company’s internal control over financial reporting. Representatives of E&Y will attend the 2013 Annual Shareholders’ Meeting. They will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Although shareholder ratification is not required, the appointment of E&Y as the company’s independent accountants for fiscal 2014 is being submitted for ratification at the 2013 Annual Shareholders’ Meeting because the Board believes doing so is a good corporate governance practice. Furthermore, the Audit Committee will take shareholders’ opinions regarding E&Y’s appointment into consideration in future deliberations. If E&Y’s selection is not ratified at the 2013 Annual Shareholders’ Meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate E&Y’s engagement as the company’s independent accountants without the approval of the company’s shareholders whenever the Audit Committee deems termination appropriate.

E&Y’s fees for fiscal 2013 and fiscal 2012 were as follows:

	Fiscal 2013	Fiscal 2012
Audit Fees	$16,618,000	$13,498,000
Audit-Related Fees	$900,000	$480,000
Tax Fees	$1,165,000	$1,170,000
All Other Fees	$0	$0
TOTAL FEES	$18,683,000	$15,148,000

A description of the types of services provided in each category is as follows:

Audit Fees – Includes the audit of the company’s annual financial statements, the audit of the effectiveness of internal control over financial reporting, the review of the company’s quarterly reports on Form 10-Q, statutory audits required internationally, and consents for and review of registration statements filed with the SEC.

Audit-Related Fees – Includes audits of the company’s employee benefit plans, due diligence in connection with acquisitions, accounting consultations related to GAAP, the application of GAAP to proposed transactions, statutory financial statement audits of non-consolidated affiliates, and work related to the company’s compliance with its obligations under SOX.

Tax Fees – Includes tax compliance at international locations, domestic and international tax advice and planning, assistance with tax audits and appeals, and tax planning for acquisitions and restructurings.

None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

For the above reasons, the Board recommends that the shareholders vote FOR the ratification of E&Y as the company’s independent accountants for fiscal 2014.

  2013 Proxy Statement   39

Back to Contents

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In the following pages, we highlight selected executive compensation practices that we have implemented to help achieve our company’s performance objectives and serve the long-term interests of our shareholders. We also discuss how our CEO, CFO, and certain other Executive Officers (our NEOs) were compensated in fiscal 2013 (February 1, 2012 through January 31, 2013) and describe how this compensation fits within our executive compensation philosophy. For fiscal 2013, our NEOs were:

•

Michael T. Duke, President and CEO. Mr. Duke joined our company in 1995 and served in a number of positions prior to becoming President and CEO in February 2009.

•

Charles M. Holley, Jr., Executive Vice President and CFO. Mr. Holley joined our company in 1994 and was promoted to CFO in December 2010.

•

William S. Simon, Executive Vice President, President and CEO, Walmart U.S. Mr. Simon joined our company in 2006 and was promoted to his present position in June 2010.

•

C. Douglas McMillon, Executive Vice President, President and CEO, Walmart International. Mr. McMillon joined our company in 1990 and was promoted to his current position in February 2009.

•

Rosalind G. Brewer, Executive Vice President, President and CEO, Sam’s Club. Ms. Brewer joined our company in 2006 and was promoted to her current position in February 2012.

Fiscal 2013 Financial Performance

Our company had good financial performance in fiscal 2013, particularly with respect to our financial priorities of growth, leverage, and returns. Our diluted earnings per share from continuing operations attributable to Walmart (“EPS”) increased 10.6 percent over the prior fiscal year, with EPS of $5.02 in fiscal 2013 compared to EPS of $4.54 in fiscal 2012. This earnings performance also compared favorably with our original annual EPS guidance for fiscal 2013 of $4.72 to $4.92 provided at the beginning of fiscal 2013, when our fiscal 2013 incentive goals were set. The Walmart U.S. segment delivered strong financial results, with Walmart U.S. comparable store sales increasing 2.0 percent during fiscal 2013. Walmart U.S. also grew sales faster than operating expenses during fiscal 2013. Walmart International had solid overall performance for the year and continues to deliver growth, despite challenging economic environments in several key markets, and, on a constant currency basis, Walmart International grew sales faster than operating expenses in fiscal 2013. Our Sam’s Club segment sustained its positive momentum, increasing comparable club sales by 4.1 percent, including the 0.3 percent impact of fuel sales, and delivering solid operating income. Our company continued to leverage operating expenses, and our return on investment (“ROI”) for fiscal 2013 was slightly less than the prior fiscal year, primarily due to acquisitions and currency exchange rate fluctuations. We again delivered strong returns to our shareholders in fiscal 2013, with our stock price increasing approximately 14 percent during the fiscal year. We also paid dividends of $1.59 per share during the fiscal year, for a total of approximately $5.4 billion in dividends, and returned approximately $7.6 billion to our shareholders in the form of share repurchases. When we released our fiscal 2013 earnings on February 21, 2013, we announced that our Board approved an 18% increase in our annual dividend for fiscal 2014, resulting in an annual dividend of $1.88 per share for fiscal 2014. Information about how we calculate comparable store and club sales can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which appears in Exhibit 13 to our Annual Report on Form 10-K for fiscal 2013 filed with the SEC filed on March 26, 2013.

Our Executive Compensation Philosophy and Pay Mix (pages 44-45)

Our executive compensation program is intended to:

•

provide fair, competitive compensation based on performance and contributions to the company;

•

provide incentives to attract, motivate, and retain key executives;

•

instill a long-term commitment to the company; and

•

encourage company ownership and align the interests of our key executives with the interests of our shareholders, with the ultimate goal of driving long-term shareholder value.

There are three components of our executives’ total direct compensation, or TDC: base salary, annual cash incentive, and long-term equity (consisting of a mix of performance shares and restricted stock):

  2013 Proxy Statement   40

Back to Contents

How Our Compensation Program Emphasizes Performance (pages 46-47)

Our NEO compensation packages are heavily weighted towards performance and are aligned with our key financial priorities – growth, leverage, and returns:

Compensation Performance Measure	Plan	Performance Period	Financial Priorities
Sales (total company or divisional)	Performance Shares	3 Year	Growth
Return on Investment (total company)	Performance Shares	3 Year	Returns
Operating Income (total company and/or divisional)	Cash Incentive Plan	1 Year	Returns and Leverage

Consistent with our pay-for-performance philosophy, a significant majority of our NEOs’ target TDC for fiscal 2013 was performance-based, as well as exposed to fluctuations in our Share price. In addition, our TDC packages seek to reward both long-term and annual performance, as shown in the charts below. The percentages do not total 100.0% due to rounding.

How Our Incentive Plans Appropriately Rewarded Performance During Fiscal 2013 (pages 47-48)

The compensation earned by our NEOs for fiscal 2013 shows that our incentive plans are working as designed. As noted above, our operating income performance during fiscal 2013 was good, particularly for our Walmart U.S. and Sam’s Club divisions, which each exceeded the operating income goals established by the CNGC under our cash incentive plan. Despite overall solid performance, our International division fell short of its target fiscal 2013 operating income goals. Our total company slightly exceeded the challenging target operating income goals established by the CNGC, and our operating income performance was stronger during fiscal 2013 than during fiscal 2012. This performance was reflected in our NEOs’ cash incentive awards, which, consistent with our pay-for-performance philosophy, paid out at higher levels for fiscal 2013 than for fiscal 2012:

  2013 Proxy Statement   41

Back to Contents

Fiscal 2013 Cash Incentive Plan

Name	Performance Measure(s)	% of Target Payout	Cash Incentive Payout
Michael T. Duke	100% Total Company Operating Income	103.7%	$4,373,180
Charles M. Holley, Jr.	100% Total Company Operating Income	103.7%	$1,246,554
William S. Simon	50% Total Company Operating Income 50% Walmart U.S. Operating Income	114.4%	$2,058,426
C. Douglas McMillon	50% Total Company Operating Income 50% Walmart International Operating Income	83.7%	$1,553,986
Rosalind G. Brewer	50% Total Company Operating Income 50% Sam’s Club Operating Income	114.4%	$1,463,770

Fiscal 2013 Performance Share Program

Our long-term performance share program is based on a mix of sales and ROI goals. As noted above, during fiscal 2013, our ROI decreased slightly, but was slightly above our target performance goal under this program. Our fiscal 2013 ROI goal under the performance share program was slightly lower than our ROI for fiscal 2012 due to the expected impact of acquisition activity and planned capital expenditures. Walmart U.S. and Sam’s Club sales exceeded the target performance goals under this program, while Walmart International sales results fell short of target performance goals. Under our performance share program, fiscal 2013 performance was averaged with the prior two fiscal years’ performance, resulting in the following payouts of performance shares to our NEOs for the three-year performance cycle applicable to those performance shares:

	Fiscal 2013 Performance Measures	Performance Share Payout
		Percent of Target				Performance Shares For Three- Year Cycle Ended 1/31/13
		Fiscal 2011 Performance	Fiscal 2012 Performance	Fiscal 2013 Performance	Three-Year Average
						Target	Earned
Michael T. Duke	50% ROI 50% Total Company Sales	86.19%	72.16%	103.76%	87.37%	185,869	162,394
Charles M. Holley, Jr.	50% ROI 50% Total Company Sales	86.19%	72.16%	103.76%	87.37%	34,004	29,709
William S. Simon	50% ROI 50% Walmart U.S. Sales	85.64%	69.22%	115.68%	90.18%	61,208	55,198
C. Douglas McMillon	50% ROI 50% International Sales	87.57%	68.21%	88.55%	81.44%	83,287	67,829
Rosalind G. Brewer*	50% ROI 50% Sam’s Club Sales	85.64%	69.22%	113.69%	89.52%	42,216	37,792

*

During fiscal 2011 and 2012, Ms. Brewer served as an Executive Vice President in the Walmart U.S. division; therefore, her performance share payout for the three-year performance cycle ending January 31, 2013 was based on Walmart U.S. performance goals during fiscal 2011 and 2012, and Sam’s Club performance goals during fiscal 2013.

Results of Advisory Vote to Approve Executive Compensation

At our last two annual shareholders’ meetings, our shareholders had an opportunity to cast an advisory vote to approve our NEOs’ compensation. At each of these meetings, approximately 99 percent of the votes cast on this matter were voted to approve our NEOs’ compensation. The CNGC believes that the results of these votes affirm our shareholders’ support of our approach to executive compensation. The CNGC considered that support when establishing our NEOs’ compensation opportunities for fiscal 2013. As a result, the CNGC made no material changes in the structure of our executive compensation program or the performance measures used in our executive compensation program for fiscal 2013. At the 2013 Annual Shareholders’ Meeting, we will again hold an annual advisory vote to approve executive compensation (see page 63). The CNGC will consider the results from this year’s and future years’ advisory votes on executive compensation when making decisions about our executive compensation program.

  2013 Proxy Statement   42

Back to Contents

Our Pay Practices

WHAT WE DO	WHAT WE DO NOT DO

Pay for Performance – We heavily link our executive compensation program to the company’s operating performance and our strategic priorities of growth, leverage, and returns. We ensure that a significant majority of our executives’ target compensation is performance-based, with the amount of the payout to our executives contingent on the degree to which the company achieves pre-established performance goals that the CNGC determines are aligned with the company’s short- and long-term operating and financial objectives.

No Employment Contracts – All of our NEOs are employed on an at-will basis; however, each NEO has entered into a post-termination and non-competition agreement with the company pursuant to which each NEO has agreed that, in exchange for limited severance benefits provided therein, for a two-year period following termination of employment, he or she will not participate in a business that competes with us and will not solicit our Associates for employment.

Mitigation of Risk – We use a combination of performance measures in determining our executives’ performance-based compensation that motivate our executives to achieve performance that is in line with the best interests of our company and our shareholders. By using a variety of performance measures in our annual cash incentive program and our long-term performance share program, we mitigate the risk that our executives would be motivated to pursue results with respect to one performance measure to the detriment of our company as a whole.

No Unapproved Trading Plans – Board members and our Executive Officers are prohibited from entering into securities trading plans pursuant to SEC Rule 10b5-1 without the pre-approval of our Corporate Secretary; further, no Board member or any Executive Officer may trade in our stock without the pre-approval of our Corporate Secretary.

Annual Shareholder “Say on Pay” – Because we value our shareholders’ input on our executive compensation programs, our Board has chosen to provide shareholders with the opportunity each year to vote to approve, on a non-binding, advisory basis, the compensation of the NEOs in our proxy statement.

No Hedging – Board members and our Executive Officers are prohibited from engaging in hedging transactions, which would eliminate or limit the risks and rewards of Walmart stock ownership.
Modest Perquisites – We provide only a limited number of perquisites and supplemental benefits to attract talented executives to our company and to retain our current executives.

No Speculative Trading – Board members and our Executive Officers are prohibited from short-selling Walmart stock, buying or selling puts and calls of Walmart stock, or engaging in any other transaction that reflects speculation about Walmart’s stock price or that might place their financial interests against the financial interests of Walmart.

Compensation Recoupment Policies – Both our annual cash incentive plan and our Stock Incentive Plan provide for recoupment of compensation awards to the extent required by law and permit recoupment of payments to recipients who are found to have committed any act detrimental to the best interests of our company.

No Use of Walmart Stock as Collateral for Margin Loans – Board members and our Executive Officers are prohibited from using Walmart stock as collateral for any margin loan.

Stock Ownership Guidelines – To further align the long-term interests of our executives and our shareholders, our Board has established robust stock ownership guidelines applicable to our Board members, CEO, Executive Officers, and certain other officers.

No Unapproved Pledging of Walmart Stock – Board members and our Executive Officers are prohibited from pledging Walmart stock without the pre-approval of our Corporate Secretary; further, any Walmart shares pledged will not be counted in determining a Board member’s or Executive Officer’s compliance with our stock ownership guidelines.

Independent Compensation Consultant – The CNGC benefits from its use of an independent compensation consulting firm which provides no other services to the company.	No Dividends on Unvested Performance Shares – We do not pay dividends or dividend equivalents on unearned and unvested performance shares.

Rigorous Compensation Benchmarking – The CNGC reviews publicly available information for three different peer groups to evaluate how our NEOs’ compensation compares to that of executives in comparable positions at other companies, and considers that information when establishing TDC.

No Pension Plans or Special Retirement Programs for Executive Officers – We do not have a pension plan, and our Executive Officers do not participate in any retirement programs not generally available to our officers.

No “Golden Parachutes” or Other Change in Control Agreements – Other than post-termination and non-competition agreements providing for separation payments equal to two years of base salary in the event their employment is terminated other than for a violation of Walmart policy, we do not have any agreements under which our Executive Officers would receive payments or accelerated stock vestings in the event of a change in control of our company.

  2013 Proxy Statement   43

Back to Contents

Components of NEO Compensation and Pay Mix

What are the primary components of our NEO compensation packages?

Our NEOs each receive a base salary, annual cash incentive opportunity, long-term performance shares, and service-based restricted stock. These elements comprise each NEO’s total direct compensation, or TDC.

Base Salary. We pay base salaries to attract and retain talented executives and to provide fixed base cash compensation. Our general objective is for our NEO base salaries to be positioned near the 50th percentile of our peer groups, considered as a whole. In keeping with our philosophy that a substantial majority of NEO compensation should be performance-based, the CNGC typically allocates a relatively small percentage of TDC to base salary.

Annual Cash Incentive. Under our Management Incentive Plan, most salaried Associates, including our NEOs, are eligible to earn an annual cash incentive payment. Each NEO’s annual target cash incentive award is based on a percentage of base salary. The cash incentive payout can range from 37.5 percent of the target opportunity at threshold to a maximum of 125 percent of the target opportunity. For example, our CEO’s target opportunity is 320 percent of his base salary, and his actual payout can range from 120 percent of his base salary at threshold, up to a maximum of 400 percent of his base salary. No payout will be made unless threshold performance goals are met. The CNGC sets the performance goals under our Management Incentive Plan during the first quarter of each fiscal year. Our general guideline is to set annual cash incentive opportunities at a level that positions our NEOs’ target TDC near the 75th percentile of our peer groups, considered as a whole; however, individual target TDCs will vary based on the factors described under “How does the CNGC establish TDC?” on pages 49-50.

Long-Term Equity. The balance of TDC – and generally the largest portion – is then allocated between two forms of long-term equity compensation. We believe that long-term equity awards help align the interests of our NEOs with the interests of our shareholders and also serve as a retention tool for our company’s executives. Consistent with our philosophy of tying compensation to performance, 75 percent of our annual long-term equity awards is in the form of performance shares, with the remaining 25 percent granted in the form of restricted stock. Our general guideline is to set annual equity opportunities at a level that positions our NEOs’ target TDC near the 75th percentile of our peer groups, considered as a whole; however, individual target TDCs will vary based on the factors described under “How does the CNGC establish TDC?” on pages 49-50.

Performance Shares. A performance share award gives the recipient the right to receive a number of Shares if we meet certain pre-defined performance goals during a specified performance period. Generally, performance shares granted to our executives have a three-year performance period, with the performance measures and goals set annually by the CNGC. The number of Shares received at the end of the performance period is based on the average performance as compared to these performance goals over three fiscal years. Our NEOs can earn from 50 percent at threshold to a maximum of 150 percent of the target number of Shares at the time of payout. For TDC purposes, performance shares are valued by multiplying the number of shares by the Share price on the date of grant (which differs from the grant date fair value reported on the Summary Compensation table on page 55 due to the fact that performance shares do not recieve dividends prior to vesting).

Restricted Stock. The remaining 25 percent of the long-term equity value is in the form of restricted stock, which vests on the third anniversary of the grant date, provided that the NEO remains employed by our company through the vesting date.

What was the TDC for our NEOs during fiscal 2013?

As shown in the table below, target TDC represents the amounts our NEOs would receive if target performance goals are achieved. Maximum TDC represents the amounts our NEOs would receive if maximum performance goals are achieved, and therefore is intended to reflect the amounts our NEOs would receive only in the event of superior performance. All dollar amounts are rounded to the nearest thousand.

Named Executive Officer	Base Salary ($000)	Annual Cash Incentive				Total Cash		Equity		TDC
		Target		Max		Target	Max	Target	Max	Target	Max
		% of Salary	($000)	% of Salary	($000)	($000)	($000)	($000)	($000)	($000)	($000)
Michael T. Duke	$1,318	320%	$4,217	400%	$5,271	$5,534	$6,588	$13,926	$19,148	$19,460	$25,736
Charles M. Holley, Jr.	$751	160%	$1,202	200%	$1,502	$1,953	$2,254	$3,500	$4,813	$5,453	$7,066
William S. Simon	$900	200%	$1,800	250%	$2,250	$2,700	$3,150	$6,500	$8,938	$9,200	$12,088
C. Douglas McMillon	$929	200%	$1,858	250%	$2,322	$2,786	$3,251	$7,000	$9,625	$9,786	$12,876
Rosalind G. Brewer	$800	160%	$1,280	200%	$1,600	$2,080	$2,400	$3,500	$4,813	$5,580	$7,213

  2013 Proxy Statement   44

Back to Contents

How much of our NEOs’ target TDC was performance-based in fiscal 2013?

As shown in the chart below, a substantial majority of our NEOs’ fiscal 2013 target TDC was performance-based. Base salary represented less than 7 percent of our CEO’s target TDC for fiscal 2013, while more than 75 percent of his target TDC was tied to performance goals. For each of our other NEOs, the percentage of target TDC that was performance-based ranged from approximately 70 percent to approximately 73 percent. The percentages may not total 100.00 percent due to rounding.

Were there any significant changes to our NEOs’ compensation for fiscal 2013?

There were no significant changes to the basic TDC structure for NEOs in fiscal 2013. For fiscal 2013, our NEOs continuing in the same position received base salary increases ranging from approximately 2 percent to approximately 4 percent, which is consistent with annual base salary increases for management Associates generally. The annual cash incentive opportunity for each of our NEOs continuing in the same position, expressed as a percentage of base salary, was unchanged for fiscal 2013. As part of their fiscal 2013 compensation packages approved in January 2012, some of our NEOs received increases in the target value of their annual equity awards (comprised of performance shares and restricted stock), as follows:

•

Mr. Duke: increase in target equity value from $13.39 million to $13.93 million;

•

Mr. Simon: increase in target equity value from $4.5 million to $6.5 million;

•

Mr. McMillon: increase in target equity value from $6.0 million to $7.0 million; and

•

Mr. Holley: increase in target equity value from $2.5 million to $3.5 million.

These increases were intended to reflect these NEOs’ continued experience in their leadership roles and to align their TDC more closely with external peer groups.

Are there any significant changes to our executive compensation program for fiscal 2014?

For fiscal 2014, our executive incentive compensation programs continue to be based on the financial measures of sales, operating income, and ROI, which are aligned with our priorities of growth, leverage, and returns. In addition to these financial measures, for fiscal 2014 our executive compensation program will also have a compliance component. Our company has made significant improvements to our compliance programs around the world and has taken a number of specific, concrete actions with respect to our processes, procedures, and people. These steps have included aligning our global compliance, ethics, investigations, and legal functions under one organization; creating new senior global compliance and investigations positions and hiring seasoned professionals to fill these positions; and implementing enhancements to how we report and investigate allegations of wrongdoing worldwide.

In order to further emphasize our company’s ongoing commitment to such a program, beginning in fiscal 2014, the annual cash incentive payment of each of our NEOs and certain other Executive Officers will also be subject to achieving certain compliance objectives. During fiscal 2014, our company’s senior leadership will evaluate the company’s key compliance policies, processes, and controls, and prepare a timetable for implementing further enhancements on a prioritized basis (the “Fiscal 2014 Compliance Objectives”). These enhancements will address the key components of a corporate compliance program, including leadership and resources, standards and controls, communication, systems, training, and monitoring, among others. Senior management will provide quarterly reports to the Audit Committee on the progress in implementing the Fiscal 2014 Compliance Objectives. If, in the judgment of the Audit Committee, the company has not achieved adequate progress in implementing the Fiscal 2014 Compliance Objectives, and taking into account such other considerations with respect to compliance matters for fiscal 2014 as the Audit Committee in its judgment may deem appropriate, then the CNGC may reduce or eliminate fiscal 2014 annual cash incentive compensation for the relevant Executive Officers.

  2013 Proxy Statement   45

Back to Contents

In addition, to demonstrate the importance of accountability with regards to compliance matters, our CEO agreed to an additional compliance component to his fiscal 2013 cash incentive payment. At the conclusion of fiscal 2014, the Audit Committee and CNGC will have the authority to consider compliance matters for both fiscal 2013 and fiscal 2014 in evaluating the annual cash incentive for our CEO at the conclusion of fiscal 2014, and as a result of such evaluation, the CNGC may, in its discretion, elect to recover a portion of the annual cash incentive payment made to our CEO for fiscal 2013.

Fiscal 2013 Performance Measures and Performance Goals

What performance measures were used in our executive compensation program for fiscal 2013?

Each NEO’s performance measures were based on the performance of our total company or a combination of the performance of our total company and the NEO’s respective operating division. This approach is consistent with our objective of compensating officers based on performance within their control or influence, while continuing to align a significant portion of executive compensation to the performance of the overall company, thereby driving the company’s overall business strategies and performance. The performance measures applicable to our NEOs’ fiscal 2013 compensation were:

Element of Compensation	Fiscal 2013 Performance Measures	NEOs Subject to Measures	Performance Period
Annual Cash Incentive	Total Company Operating Income	All NEOs	2/1/2012 – 1/31/2013
	Walmart U.S. Operating Income	Mr. Simon
	International Operating Income	Mr. McMillon
	Sam’s Club Operating Income	Ms. Brewer
Performance Shares	Total Company Return on Investment(1)	All NEOs	2/1/2012 – 1/31/2013
	Total Company Sales	Mr. Duke and Mr. Holley
	Walmart U.S. Sales	Mr. Simon
	International Sales	Mr. McMillon
	Sam’s Club Sales	Ms. Brewer

(1)

For purposes of the performance shares award measures, we define “return on investment” (which is a non-GAAP financial measure as defined in the SEC’s rules) as adjusted operating income (operating income plus interest income and depreciation and amortization and rent from continuing operations) for the fiscal year divided by average investment during that period. We consider average investment to be the average of our beginning and ending total assets of continuing operations plus accumulated depreciation and amortization less average accounts payable and average accrued liabilities for that fiscal year, plus a rent factor equal to the rent for the fiscal year multiplied by a factor of eight. Return on Assets is the most comparable GAAP measure to return on investment. Further information may be found in Exhibit 13 to our Annual Report on Form 10-K for fiscal 2013 filed with the SEC on March 26, 2013.

The CNGC chose these performance measures to align with the company’s strategic priorities of growth, leverage, and returns. The CNGC concluded that the combination of these performance measures was likely to motivate our executives to achieve performance that is in line with the best interests of our company and our shareholders. In addition, the CNGC believes that the combination and weighting of these performance measures helps to mitigate the risk that our executives would be motivated to pursue results with respect to one measure to the detriment of our company as a whole. For example, if our management were to seek to increase sales by pursuing strategies that would negatively impact our profitability, resulting increases in performance share payouts should be offset by decreases in annual cash incentive payouts.

  2013 Proxy Statement   46

Back to Contents

What was the weighting among each of these performance measures for fiscal 2013?

The following charts show the portion of each of our NEO’s target TDC that was subject to each of these measures during fiscal 2013:

MIKE DUKE

26.8%
24.7%
26.8%
21.7%

Pay Mix: 24.7% Fixed / 75.3% Performance-Based
Target TDC: $19,459,856

CHARLES HOLLEY

24.1%
29.8%
24.1%
22.0%

Pay Mix: 29.8% Fixed / 70.2% Performance-Based
Target TDC: $5,453,112

BILL SIMON

26.5%
27.4%
26.5%
19.6%

Pay Mix: 27.4% Fixed / 72.6% Performance-Based
Target TDC: $9,200,000

DOUG McMILLON

26.8%
27.4%
26.8%
19.0%

Pay Mix: 27.4% Fixed / 72.6% Performance-Based
Target TDC: $9,786,258

ROSALIND BREWER

23.5%
30.0%
23.5%
22.9%

Pay Mix: 30.0% Fixed / 70.0% Performance-Based
Target TDC: $5,580,000

ROI   Sales   Operating Income   Fixed-Salary & Restricted Stock

What were our specific performance targets for fiscal 2013, and how did we perform in comparison to those targets?

Annual Cash Incentive Payment Goals. The growth goals applicable to our cash incentive payments are expressed in terms of a percentage increase over our prior year performance. For fiscal 2013, the threshold, target, and maximum performance goals under our cash incentive plan, and our actual performance, are shown in the following table:

Goal Applicable To:	Fiscal 2013 Operating Income Goals under Cash Incentive Plan (percentage increase over fiscal 2012)
	Threshold (37.5% Payout)	Target (100% Payout)	Maximum (125% Payout)	Actual (as adjusted)
Total Company Operating Income	1.1%	5.4%	7.5%	5.7%
Walmart U.S. Operating Income	0.0%	2.8%	4.8%	5.5%
International Operating Income	7.8%	17.2%	19.6%	11.7%
Sam’s Club Operating Income	-3.8%	0.2%	2.2%	4.8%

  2013 Proxy Statement   47

Back to Contents

The results shown above resulted in the following annual cash incentive payments to our NEOs for fiscal 2013:

	Performance Measures	Fiscal 2013 Cash Incentive Payout
		Target Payout (% of Salary)	Max Payout (% of Salary)	Actual Payout (% of Salary)	Actual Payout
Michael T. Duke	100% Total Company Operating Income	320%	400%	331.9%	$4.373,180
Charles M. Holley, Jr.	100% Total Company Operating Income	160%	200%	165.9%	$1,246,554
William S. Simon	50% Walmart U.S. Operating Income 50% Total Company Operating Income	200%	250%	228.7%	$2,058,426
C. Douglas McMillon	50% International Operating Income 50% Total Company Operating Income	200%	250%	167.3%	$1,553,986
Rosalind G. Brewer	50% Sam’s Club Operating Income 50% Total Company Operating Income	160%	200%	183.0%	$1,463,770

A portion of each NEO’s cash incentive payment is also subject to satisfying diversity objectives, and each NEO’s cash incentive payment can be reduced by up to 15 percent if he or she does not satisfy these objectives. For fiscal 2013, these objectives consisted of up to two components: good faith efforts and placement objectives. Each of our NEOs is subject to good faith efforts requirements. In order to satisfy the good faith efforts component of this program, each NEO must actively sponsor at least two associates and must also participate in at least two diversity-related events.

Each of our NEOs with responsibility for our Walmart U.S. and/or Sam’s Club field operations is also subject to placement objectives. For fiscal 2013, Mr. Duke, Mr. Simon, and Ms. Brewer were subject to placement objectives. The determination as to whether an NEO satisfies his or her placement objectives is based on several factors, including the relative number of diverse candidates placed in specified positions within the NEO’s organization; the NEO demonstrating engagement and participation in a diversity and inclusion strategy; the NEO’s leadership efforts in implementing these strategies; and the NEO’s efforts in recruiting and developing diverse associates. Applying these factors, at the end of each fiscal year, our Chief Diversity Officer reviews each NEO’s performance under our diversity program and reports the results of this review to the CNGC prior to the approval of annual cash incentive payouts to our NEOs. Based on the report of our Chief Diversity Officer, the CNGC determined that each NEO satisfied his or her diversity goals for fiscal 2013.

In determining actual performance for purposes of our performance-based plans (i.e., annual cash incentive and performance shares), the CNGC made certain positive and negative adjustments to our reported results, as required by the terms of the applicable plans. These adjustments are intended to enable results for a particular fiscal year to be computed on a comparable basis to the prior fiscal year and to ensure that our incentive plans reward underlying operational performance, disregarding factors that are beyond the control of our executives. For fiscal 2013, the most significant adjustment was to remove the effect of fluctuations in currency exchange rates. Other adjustments included removing the effect of: operating income and expenses related to recent acquisitions; an increase in estimated contingent liabilities related to pending employment claims in Brazil; an accounting change related to the capitalization of certain labor costs for our Global eCommerce division; and property losses due to natural disasters. While these adjustments had the effect of increasing the fiscal 2013 cash incentive payments earned by our NEOs, for fiscal 2012, adjustments had the opposite effect, decreasing the fiscal 2012 cash incentive payments earned by our NEOs.

As a result of these adjustments, fiscal 2013 operating income percentages shown in the tables above are higher than our publicly reported operating results for fiscal 2013 as calculated in accordance with GAAP.

Performance Shares. The following table shows the performance goals set by the CNGC for fiscal 2013 under our performance share program, and our performance as compared to those goals:

Performance Period	Performance Measure	Performance Goals (% of Performance Shares Vesting on Achievement of Goal)			Actual Performance (as adjusted)
		Threshold (50%)	Target (100%)	Maximum (150%)
2/1/2012 – 1/31/2013	Return on Investment (Total Company)	17.85%	18.40%	18.85%	18.42%
	Total Company Sales Growth	4.2%	6.0%	7.5%	6.11%
	Walmart U.S. Sales Growth	2.0%	3.2%	4.5%	3.90%
	International Sales Growth (excluding fuel)	9.9%	12.9%	15.0%	11.34%
	Sam’s Club Sales Growth (excluding fuel)	1.8%	3.8%	5.3%	4.56%

These adjusted results were averaged with the adjusted results for fiscal 2011 and fiscal 2012, the other two fiscal years within the three-year performance period, and compared to the goals established by the CNGC to determine the ultimate performance share payout for the performance shares with a three-year performance cycle ending January 31, 2013 shown on page 42 above.

  2013 Proxy Statement   48

Back to Contents

Other Compensation

What other types of compensation did our NEOs receive for fiscal 2013?

Our NEOs may from time to time receive special awards. Special awards are typically granted for retention purposes or in recognition of extraordinary performance. Because these awards are not part of an NEO’s annual compensation, the special awards are not included in the TDC amounts shown above.

In January 2012, the CNGC approved a special performance-based cash award opportunity for Mr. Simon in the amount of $3 million. Half of this award was contingent on meeting performance goals for fiscal 2013, and half is contingent on meeting performance goals for fiscal 2014. In order for Mr. Simon to earn the first half of this award, Walmart U.S. total sales had to increase by at least 2.6 percent during fiscal 2013. Because actual Walmart U.S. total sales exceeded this goal, Mr. Simon earned $1.5 million of this award, which is included in Mr. Simon’s compensation shown on the Summary Compensation table on page 55. In March 2013, the CNGC again established total Walmart U.S. sales as the performance measures for fiscal 2014 for the other half of this award. The purpose of this award was for retention purposes and to continue to emphasize the importance of Walmart U.S. sales growth to our company’s overall strategy.

In early 2013, the CNGC approved a $1.5 million special restricted stock award to Ms. Brewer and $2 million in special restricted stock awards to Mr. Holley. These awards were intended primarily for retention purposes. For Ms. Brewer, the award vests in equal part on the second and fourth anniversaries of the grant date. For Mr. Holley, the awards vest on various dates from January 2014 through January 2017. Finally, as is customary with Executive Officer promotions, in February 2012, Ms. Brewer received two additional performance share grants vesting at the conclusion of the performance cycles ending January 31, 2013 and January 31, 2014. These additional performance share awards were intended to increase Ms. Brewer’s target performance share opportunity for each of those cycles to $2,625,000, which is equal to the target value of her annual performance share award granted in February 2012 for the performance cycle ending January 31, 2015.

What perquisites and other benefits do our NEOs receive?

Our NEOs receive a limited number of perquisites and supplemental benefits. We cover the cost of annual physical examinations for our NEOs and provide each NEO with personal use of our aircraft for a limited number of hours each year. Our NEOs also receive company-paid life and accidental death and dismemberment insurance. Additionally, our NEOs are entitled to benefits available to officers generally, such as participation in the Deferred Compensation Matching Plan, and benefits available to Associates generally, including a Walmart discount card, a limited 15 percent match of purchases of Shares through our Stock Purchase Plan, participation in our 401(k) Plan, medical benefits, and foreign business travel insurance. We provide these perquisites and supplemental benefits to attract talented executives to our company and to retain our current executives, and we believe their limited cost is outweighed by these benefits to our company.

Executive Compensation Process and Governance

Who establishes the TDC at Walmart?

The CNGC is the Board committee that is responsible for establishing and approving the compensation of the officers subject to Section 16, including the CEO and other NEOs. All members of the CNGC are independent (see page 30 for more information on the CNGC).

The CNGC met seven times in fiscal 2013. During each of these meetings, the CNGC considered executive compensation matters, including matters such as the review and approval of compensation for our NEOs; the selection of performance measures and performance goals applicable to the NEOs’ performance-based compensation; and the review of performance against those goals.

How does the CNGC establish TDC?

The process of setting TDC is a dynamic one. The CNGC considers, among other things:

•

the overall financial and operating performance of our company and operating segments, as applicable;

•

each NEO’s individual performance and contributions to the achievement of financial goals and operational milestones;

•

each NEO’s job responsibilities, expertise, historical compensation, and years and level of experience;

•

the importance of retaining each NEO and each NEO’s potential to assume greater responsibilities in the future;

•

peer group data and analyses (see pages 50-51 for more details); and

•

the results of recent shareholder advisory votes on executive compensation.

As a general guideline, our NEOs’ target TDC (which would be earned if target performance goals are achieved) should place the NEOs near the 75th percentile of the peer groups for comparable positions. The CNGC believes that it is generally appropriate to position our NEOs’ target TDC at this level because, as the world’s

  2013 Proxy Statement   49

Back to Contents

largest retailer, the company’s size, extensive international presence, and complex operations result in our NEOs’ jobs having a greater level of complexity than similar jobs at many of our peer group companies. The target TDC opportunity for a particular NEO may be higher or lower than the 75th percentile of the peer groups depending on a number of factors, particularly time and experience in a similar role; expertise; individual performance; historical compensation levels; and retention and succession considerations. In evaluating individual performance, the CNGC relied on annual performance evaluations for each NEO and discussions with the NEO’s supervisor.

The differences in TDC among our NEOs are due to many factors. These factors include: the differences in job scope and responsibilities; the CNGC’s review of peer group compensation information through peer benchmarking; expertise and years of experience; historical compensation levels; retention and succession considerations; and individual and, where relevant, divisional performance. The TDC levels set forth in the chart above on page 44 represent the CNGC’s judgment as to the appropriate fiscal 2013 compensation opportunities for our NEOs in light of these factors.

How does the CNGC set performance goals?

The goals for our performance-based compensation plans are established in light of the operating plans for our company and each of its operating divisions. The company’s operating plans for reaching our strategic goals are reviewed by the Board in light of economic conditions in our industry and in the broader markets in which we operate. The company’s operating plans are generally intended to be challenging, and fiscal 2013 was no exception, particularly given the impact of the overall economic environment on our customers.

Once operating plans are established by the Board, the CNGC then sets performance goals that are intended to be aligned with our operating plans. In order to achieve the target goals in our performance-based plans, our company and operating segments must perform in line with our sales, operating income, and return on investment expectations and operating plans at the time the goals were set. In order to achieve the maximum goals, the performance of our company and operating segments would have to exceed those expectations to a significant degree. Generally, goals for our International division require greater increases in operating income and sales relative to our other divisions. This reflects our strategic growth plans for our international operations in light of market conditions and the level of capital investment required for growth in the international markets in which we operate.

The CNGC generally attempts to set the threshold and maximum performance goals so that a consistent level of expected difficulty in achieving these goals is maintained from year to year. The CNGC generally establishes the maximum performance goals at a level that would represent superior performance for the company and the threshold performance goals at a level that is attainable but below which the company could not justify a payment. The CNGC’s independent compensation consultant evaluates the difficulty of the performance goals and advises the CNGC in this regard.

What is the role of management and compensation consultants with respect to NEO compensation?

When evaluating, establishing, and approving the compensation of our NEOs other than the CEO, the CNGC considers the performance evaluations of these NEOs provided by our CEO and the recommendations provided by our Chairman, our Global People division, and our CEO. As part of this process, our CEO reviews his annual performance evaluations of the other NEOs with the CNGC.

When establishing and approving the compensation of our CEO, our Chairman, with support from our Global People division and the Chair of the CNGC, reviews our CEO’s performance evaluation with the CNGC and makes recommendations to the CNGC regarding our CEO’s compensation.

Since early 2007, the CNGC has engaged an independent consultant on executive compensation matters. Since early 2010, Pay Governance LLC (“Pay Governance”) has been engaged by the CNGC as its independent executive compensation consultant. Under the terms of its engagement, Pay Governance reports directly and exclusively to the CNGC; the CNGC has sole authority to retain, terminate, and approve the fees of Pay Governance; and Pay Governance may not be engaged to provide any additional consulting services to Walmart without the approval of the CNGC. Other than its engagement by the CNGC, Pay Governance does not and has not ever performed any services for Walmart. The CNGC’s independent consultant attends and participates in CNGC meetings at which executive compensation matters are considered, and performs analyses for the CNGC at the CNGC’s request, including benchmarking, realizable pay analyses, analyses of the correlation between performance measures and shareholder return, and assessments of the difficulty of performance goals. The CNGC has reviewed the independence of Pay Governance in light of new SEC rules and NYSE Listed Company Rules regarding compensation consultant independence and has affirmatively concluded that Pay Governance is independent from Walmart and has no conflicts of interest relating to its engagement by the CNGC.

How is peer group data used by the CNGC?

Our company is the world’s largest retailer by a substantial margin and has significantly more extensive international operations than most publicly traded U.S.-based retailers. As a result, the CNGC believes that simply benchmarking NEO compensation against a retail industry index would not provide the CNGC with sufficient information with which to determine the appropriate compensation of our NEOs.

Therefore, the CNGC reviews publicly available information for three peer groups to determine how our NEOs’ compensation compares to the compensation paid to executives in comparable positions at other companies. Since information regarding positions comparable to those of some of our NEOs is not available for many of the companies in our peer groups, using three peer groups results in a larger number of comparable positions against which our NEOs’ compensation can be benchmarked.

The CNGC uses benchmarking data when allocating each NEO’s TDC among the various elements of compensation as a general guide to ensure that the amount of TDC allocated to each element of compensation was set at an appropriately competitive level consistent with our emphasis on performance-based compensation. The CNGC did not attempt to quantify or otherwise assign any relative weightings to any of these peer groups or to any particular members of a peer group when benchmarking against them.

While the benchmarking data is generally used for comparable positions, the CNGC also reviews peer group data for retail CEO positions for our executives

  2013 Proxy Statement   50

Back to Contents

who lead our operating divisions. These roles have significant responsibilities, and we believe that these positions are often comparable to CEO positions at many of our peer group companies. In addition, from a competitive standpoint, it is more likely that our operating segment leaders would be recruited for a CEO position, rather than a lateral move. Therefore, the CNGC benchmarks these executives’ compensation against that of CEOs within our retail peer groups.

Retail Industry Survey. This survey allows the CNGC to compare our NEO compensation to that of our primary competitors in the retail industry. For fiscal 2013 the Retail Industry Survey included all publicly traded retail companies with significant U.S. operations with annual revenues exceeding approximately $10 billion, which were:

Amazon.com, Inc.	The Home Depot, Inc.	Rite Aid Corporation
AutoNation, Inc.	J. C. Penney Company, Inc.	Safeway Inc.
Best Buy Co., Inc.	Kohl’s Corporation	Sears Holdings Corporation
BJ’s Wholesale Club, Inc.	The Kroger Co.	Staples, Inc.
Costco Wholesale Corporation	Lowe’s Companies, Inc.	SUPERVALU INC.
CVS Caremark Corporation	Macy’s, Inc.	Target Corporation
Dollar General Corporation	Office Depot, Inc.	The TJX Companies, Inc.
The Gap, Inc.	Penske Automotive Group, Inc.	Walgreen Co.

The fiscal 2013 target TDC of our NEOs was in the top quartile of TDC for peer positions within the Retail Industry Survey. When compared to CEO positions within the Retail Industry Survey, the respective TDC of Mr. Simon and Mr. McMillon were between the 50th and 75th percentiles, and Ms. Brewer’s TDC was between the 25th and 50th percentiles.

Select Fortune 100. The CNGC also benchmarks our NEO compensation against a select group of companies within the Fortune 100. This group, which we refer to as the “Select Fortune 100,” was chosen from among the Fortune 100 by our Global People division, with input by the CNGC’s independent consultant. The Select Fortune 100 includes companies whose primary business is not retailing but that are similar to us in one or more ways, such as global operations, business model, and size. We excluded retailers from this group because those companies were already represented in the Retail Industry Survey. We also excluded companies with business models that are broadly divergent from ours, such as financial institutions and energy companies. The companies included in the Select Fortune 100 when setting fiscal 2013 compensation were:

Archer-Daniels-Midland Company	Honeywell International Inc.	PepsiCo, Inc.
AT&T Inc.	Ingram Micro Inc.	Pfizer Inc.
Caterpillar Inc.	Intel Corporation	Philip Morris International Inc.
Cisco Systems, Inc.	International Business Machines Corporation	The Procter & Gamble Company
The Coca-Cola Company	Johnson & Johnson	Sprint Nextel Corporation
Dell Inc.	Johnson Controls, Inc.	Time Warner Inc.
FedEx Corporation	Kraft Foods Group, Inc.	Tyson Foods, Inc.
Ford Motor Company	McKesson Corporation	United Parcel Service, Inc.
General Electric Company	Microsoft Corporation	Verizon Communications Inc.
Hewlett-Packard Company	News Corporation

The fiscal 2013 target TDC for Mr. Duke fell between the 50th and 75th percentiles of peer TDC within the Select Fortune 100. The respective target TDC for Mr. Simon and Mr. McMillon was approximately at the 75th percentile when compared to peer positions. The target TDC for Mr. Holley was slightly below the 50th percentile. Ms. Brewer’s target TDC was between the 25th and 50th percentiles when compared to peer positions within this survey group.

Top 50. At the time of our benchmarking for fiscal 2013, we were approximately 15 times larger in terms of annual revenue, and approximately 18 times larger in terms of market capitalization, than the Retail Industry Survey at the median. To take into account this size discrepancy and the corresponding complexity of our NEOs’ job responsibilities, the CNGC also benchmarks our NEOs’ pay against the 50 largest public companies (including selected non-U.S. based companies), excluding Walmart, in terms of market capitalization at the time of the review:

Abbott Laboratories	Google Inc.	The Procter & Gamble Company
Amazon.com, Inc.	The Home Depot, Inc.	QUALCOMM Incorporated
Apple Inc.	HSBC Holdings plc	Rio Tinto plc
AstraZeneca PLC	Intel Corporation	Royal Bank of Canada
AT&T Inc.	International Business Machines Corporation	Royal Dutch Shell plc
Berkshire Hathaway Inc.	Johnson & Johnson	Sanofi
BHP Billiton Limited	Kraft Foods Group, Inc.	SAP AG
BP p.l.c.	McDonald’s Corporation	Schlumberger N.V.
Caterpillar Inc.	Merck & Co., Inc.	The Toronto-Dominion Bank
Chevron Corporation	Microsoft Corporation	TOTAL S.A.
Cisco Systems, Inc.	Novartis AG	United Parcel Service, Inc.
The Coca-Cola Company	Novo Nordisk A/S	United Technologies Corporation
Comcast Corporation	Occidental Petroleum Corporation	Verizon Communications Inc.
ConocoPhillips	Oracle Corporation	Visa Inc.
Exxon Mobil Corporation	PepsiCo, Inc.	Vodafone Group Public Limited Company
General Electric Company	Pfizer Inc.	The Walt Disney Company
GlaxoSmithKline plc	Philip Morris International Inc.

The fiscal 2013 target TDC for Mr. Duke fell between the 50th and 75th percentiles of peer TDC within the Top 50. Mr. Holley’s and Ms. Brewer’s respective target TDC was between the 25th and 50th percentiles when compared to peer positions. Mr. Simon’s and Mr. McMillon’s target TDC were in the top quartile for peer positions within this survey group.

  2013 Proxy Statement   51

Back to Contents

What other information does the CNGC consider when establishing TDC?

The CNGC also reviews other information in the process of setting TDC, although the CNGC generally considers these factors to be less significant than the factors described above.

Realized Compensation. The CNGC reviews an estimate of the realized compensation of each of our NEOs during prior fiscal years, as well as forecasts of the compensation that could be realized by our NEOs in future years. The CNGC reviews this information in order to understand the compensation actually earned by each NEO and to determine whether such realized compensation is consistent with its view of the performance of each NEO, as well as to provide insight into retention considerations.

Tally Sheets. The CNGC also reviews “tally sheets” prepared by our company’s Global People division. These tally sheets summarize the total value of the compensation received by each NEO for the fiscal year and quantify the value of each element of that compensation, including perquisites and other benefits. The tally sheets also quantify the amounts that would be owed to each NEO upon retirement or separation from our company.

Advisory Shareholder Votes on Executive Compensation. As noted above on page 42, our shareholders have expressed strong support for our executive compensation program at the last two Annual Shareholders’ Meetings. The CNGC considered that support when establishing our NEOs’ compensation opportunities for fiscal 2013. The CNGC will continue to consider the outcome of these annual advisory votes when making future compensation decisions for our NEOs.

What are our practices for granting stock options and other equity awards?

Option Exercise Prices. We did not grant any stock options to our NEOs during fiscal 2013, and stock options are not currently a part of our executive compensation program. The CNGC may grant stock options in the future in special circumstances. When we grant stock options, the exercise price is equal to the fair market value of our common stock on the date of grant.

Timing of Equity Awards. The CNGC meets each January to approve and grant annual equity awards to our NEOs for the upcoming fiscal year. Because of the timing of these meetings, equity grants awarded for an upcoming fiscal year are reported in the executive compensation tables appearing in this proxy statement as granted during the prior fiscal year. The CNGC meets again in February and/or March to establish the performance goals applicable to the performance shares and any other performance-based equity granted at the January meeting. Any special equity grants to Executive Officers during the year are approved by the CNGC at a meeting or by unanimous written consent.

Does the CNGC take tax consequences into account when designing executive compensation?

Yes. Section 162(m) of the Internal Revenue Code provides that compensation in excess of $1,000,000 paid to certain of our NEOs is generally not deductible unless it is performance-based. A significant portion of the compensation awarded to our NEOs is designed to satisfy the requirements for deductibility under Section 162(m). Moreover, the terms of equity awards granted to our NEOs generally provide that, upon vesting, the receipt of such equity will be deferred if the payment of such equity would not be dedicutible for federal income tax purposes. When designing NEO compensation, the CNGC considers whether particular elements of that compensation will be deductible for federal income tax purposes. The CNGC retains the ability to pay appropriate compensation, even if our company may not be able to deduct all of that compensation under federal tax laws.

Do we have employment agreements with our NEOs?

We do not have employment agreements with any of our NEOs. All NEOs are employed on an at-will basis.

Do we have severance agreements with our NEOs?

We have entered into a post-termination and non-competition agreement with each NEO. Each agreement provides that, if we terminate the NEO’s employment for any reason other than his or her violation of company policy, we will generally pay the NEO an amount equal to two times the NEO’s base salary, one-fourth of which is paid upon termination of employment and the balance of which is paid in installments commencing six months after separation.

Under these agreements, each NEO has agreed that for a two-year period following his or her termination of employment, he or she will not participate in a business that competes with us and will not solicit our Associates for employment. In this context, a competing business generally means any retail, wholesale, or merchandising business that sells products of the type sold by Walmart with annual revenues in excess of certain thresholds. These agreements reduce the risk that any of our former NEOs would use the skills and knowledge they gained while with us for the benefit of one of our competitors during a reasonable period after leaving our company. We do not have any contracts or other arrangements with our NEOs that provide for payments or other benefits upon a change in control of our company.

See “Potential Payments Upon Termination or Change in Control” on page 62 for more information.

  2013 Proxy Statement   52

Back to Contents

What types of retirement and other benefits are our NEOs eligible for?

Our NEOs are eligible for the same retirement benefits as our officers generally, such as participation in our Deferred Compensation Matching Plan. They may also take advantage of other benefits available more broadly to our Associates, such as our 401(k) Plan. Our NEOs do not participate in any pension or other defined benefit retirement plan.

Does our compensation program contain any provisions addressing the recovery or non-payment of compensation in the event of misconduct?

Yes. Our MIP and our Stock Incentive Plan both provide that we will recoup awards to the extent required by Walmart policies. Furthermore, our MIP provides that, in order to be eligible to receive an incentive payment, the participant must have complied with our policies, including our Statement of Ethics, at all times. It further provides that if the CNGC determines, within twelve months following the payment of an incentive award, that prior to the payment of the award, a participant has violated any of our policies or otherwise committed acts detrimental to the best interests of our company, the participant must repay the incentive award upon demand. The Amended MIP submitted for aprroval at the 2013 Annual Shareholders’ Meeting includes an expanded clawback provision (see page 66). Similarly, our Stock Incentive Plan provides that if the CNGC determines that an Associate has committed any act detrimental to the best interests of our company, he or she will forfeit all unexercised options and unvested Shares of restricted stock and performance shares.

Are our NEOs subject to any minimum requirements regarding ownership of our stock?

To further align the long-term interests of our executives and our shareholders, the Board has approved the following stock ownership guidelines:

•

our CEO must maintain beneficial ownership of unrestricted Shares equal in market value to five times his current annual base salary; and

•

each of our other Executive Officers and certain other officers must, beginning on the fifth anniversary of his or her appointment to a position covered by the stock ownership guidelines, maintain beneficial ownership of unrestricted Shares equal in market value to three times his or her current annual base salary.

If any covered officer is not in compliance with these stock ownership guidelines, he or she may not sell or otherwise dispose of more than 50 percent of any Shares that vest pursuant to any equity award during any period for which he or she is not in compliance with such guidelines until such time as he or she is in compliance with the guidelines and such sale would not cause the covered officer to cease to be in compliance with the guidelines. Further, as noted below, any Shares pledged by a Board member or Executive Officer will not be counted when determining whether the Board member or Executive Officer is in compliance with the guidelines. The Board or the CNGC can modify these guidelines in the event of dramatic and unexpected changes in the market value of our Shares or in other circumstances that the Board or the CNGC deem appropriate. Currently, each of our NEOs is in compliance with our ownership guidelines. The following graph clearly illustrates that all of our NEOs currently subject to the requirements of the stock ownership guidelines well exceed the minimum stock ownership requirements applicable to them:

Ms. Brewer is not included in the graph above because she has not yet reached the required compliance date applicable to the stock ownership guidelines.

  2013 Proxy Statement   53

Back to Contents

Are there any restrictions on the ability of our NEOs to engage in transactions involving company stock?

Yes. Our Insider Trading Policy contains the following restrictions:

•

Our directors and Executive Officers may trade in our stock only during open window periods, and only after they have pre-cleared transactions with our Corporate Secretary.

•

Our directors and Executive Officers may not enter into trading plans pursuant to Rule 10b5-1 without having such plans pre-approved by our Corporate Secretary.

•

Our directors and Executive Officers may not at any time engage in hedging transactions (such as swaps, collars, and similar financial instruments) that would eliminate or limit the risks and rewards of Walmart stock ownership.

•

Our directors and Executive Officers may not at any time engage in any short selling, buy or sell options, puts or calls, whether exchange-traded or otherwise, or engage in any other transaction in derivative securities that reflects speculation about the price of our stock or that may place their financial interests against the financial interests of our company.

•

Our directors and Executive Officers are prohibited from using Walmart stock as collateral for any margin loan.

•

Before using Walmart stock as collateral for any other borrowing, our directors and Executive Officers must satisfy the following requirements:

–

The pledging arrangement must be pre-approved by Walmart’s Corporate Secretary; and

–

Any Walmart Shares pledged will not be counted when determining whether the directors or Executive Officer is in compliance with our stock ownership guidelines.

Currently, none of our Independent Directors or Executive Officers have any pledging arrangements in place involving Walmart stock. One Non-Management Director has pledged shares related to a line of credit, as disclosed on page 68 under “Holdings of Officers and Directors.”

Risk Considerations in our Compensation Program

The CNGC, pursuant to its charter, is responsible for reviewing and overseeing the compensation and benefits structure applicable to our Associates generally. We do not believe that our compensation policies and practices for our Associates give rise to risks that are reasonably likely to have a material adverse effect on our company. In reaching this conclusion, we considered the following factors:

•

Our compensation program is designed to provide a mix of both fixed and variable incentive compensation.

•

The performance-based (cash incentive and performance share) portions of compensation are designed to reward both annual performance (under the cash incentive plan) and longer-term performance (under the performance share program). We believe this design mitigates any incentive for short-term risk-taking that could be detrimental to our company’s long-term best interests.

•

Our performance-based incentive compensation programs generally reward a mix of different performance measures, namely, operating income-based measures; sales-based measures; and return on investment. We believe that this mix of performance measures mitigates any incentive to seek to maximize performance under one measure to the detriment of performance under another measure. For example, if our management were to seek to increase sales by pursuing strategies that would negatively impact our profitability, resulting increases in performance share payouts should be offset by decreases in annual cash incentive payouts.

•

Maximum payouts under both our annual cash incentive plan and our performance share program are capped at 125 percent and 150 percent of target payouts, respectively. We believe that these limits mitigate excessive risk-taking, since the maximum amount that can be earned in a single cycle is limited.

•

A significant percentage of our management’s incentive compensation is based on the performance of our total company. This is designed to mitigate any incentive to pursue strategies that might maximize the performance of a single operating division to the detriment of our company as a whole.

•

Our senior executives are subject to stock ownership guidelines, which we believe motivate our executives to consider the long-term interests of our company and our shareholders and discourage excessive risk-taking that could negatively impact our stock price.

•

Our performance-based incentive compensation programs are designed with payout curves that are relatively smooth and do not contain steep payout “cliffs” that might encourage short-term business decisions in order to meet a payout threshold.

•

Our Executive Officers’ fiscal 2014 cash incentive payments are subject to reduction if certain compliance objectives are not satisfied.

Finally, our cash incentive plan and our Stock Incentive Plan both contain provisions under which awards may be recouped or forfeited if the recipient has not complied with our policies, including our Statement of Ethics, or has committed acts detrimental to the best interests of our company.

  2013 Proxy Statement   54

Back to Contents

Summary Compensation

The Summary Compensation table below summarizes the compensation for each of our NEOs for the fiscal years shown.

Name and Principal Position	Fiscal Year ended Jan. 31	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Michael T. Duke, President and CEO	2013	1,315,731	0	13,649,520	0	4,373,180	710,664	644,450	20,693,545
	2012	1,264,775	0	13,066,877	0	2,878,305	544,523	377,258	18,131,738
	2011	1,232,670	0	12,652,363	0	3,852,059	499,062	476,567	18,712,721
Charles M. Holley, Jr., Executive Vice President and CFO	2013	752,002	0	4,272,120	0	1,246,554	107,876	260,118	6,638,670
	2012	731,598	0	3,284,162	0	832,454	85,790	178,168	5,112,172
	2011	631,896	0	6,368,101	0	1,021,676	70,416	94,074	8,186,163
William S. Simon, Executive Vice President	2013	899,732	0	6,544,249	0	3,558,426	5,775	213,615	11,221,797
	2012	869,732	0	6,099,191	0	1,288,918	340	184,987	8,443,168
	2011	802,335	0	12,187,555	0	950,997	120	113,817	14,054,824
C. Douglas McMillon, Executive Vice President	2013	929,748	0	6,544,249	0	1,553,986	246,652	288,458	9,563,093
	2012	904,521	0	8,568,298	0	1,126,230	172,318	190,037	10,961,404
	2011	880,077	0	5,669,428	0	1,901,440	148,724	206,739	8,806,408
Rosalind G. Brewer, Executive Vice President*	2013	801,992	0	11,914,550	0	1,463,770	8,650	268,160	14,457,122

*

Ms. Brewer was an NEO for the first time in fiscal 2013. Accordingly, as permitted by the SEC’s rules, only information relating to Ms. Brewer’s fiscal 2013 compensation is disclosed in the Summary Compensation and other compensation tables, the footnotes to those tables, and in the related discussions of the NEOs’ compensation. Ms. Brewer was promoted to her current position in February 2012 and first became subject to Section 16 at that time. We generally grant equity awards to officers subject to Section 16 in January of each year, prior to the end of our fiscal year, and to all other eligible Associates after the beginning of the next fiscal year. Because of this timing, the amounts in the “Stock Awards” column above for Ms. Brewer include two annual equity awards: her annual award for fiscal 2013, granted in February 2012; and her annual award for fiscal 2014, granted in January 2013.

(1)

The amounts shown in this column represent salaries earned during the fiscal years shown, with the following amounts being the amounts that certain of our NEOs elected to defer under the Deferred Compensation Matching Plan:

Name	Fiscal 2013 ($)	Fiscal 2012 ($)	Fiscal 2011 ($)
Michael T. Duke	260,000	260,000	260,000
Charles M. Holley, Jr.	261,560	249,485	214,110
C. Douglas McMillon	104,000	104,000	104,000

(2)

In accordance with SEC rules, the amounts included in this column are the aggregate grant date fair value for stock awards granted in the fiscal years shown, including restricted stock awards and performance share awards, computed in accordance with the stock-based compensation accounting rules that are a part of GAAP (as set forth in Financial Accounting Standards Board’s Accounting Standards Codification Topic 718). In accordance with the SEC’s rules, the amounts in this column for each fiscal year exclude the effect of any estimated forfeitures of such awards.

Each NEO received an annual restricted stock award on January 28, 2013. The grant date fair value of these awards was determined based on a per-Share amount of $69.35, which was the closing price of a Share on the NYSE on that date. Ms. Brewer also received an annual restricted stock award on February 1, 2012. The grant date fair value of this award was determined based on a per-Share amount of $62.18, which was the closing price of a Share on the NYSE on that date.

As discussed in the CD&A, the number of performance shares that vest, if any, depends on whether we achieve certain levels of performance with respect to certain performance measures. The grant date fair values of the performance share awards included in the amounts in this column are based on the probable outcome of those awards as of the grant date, i.e., the probable payout of such awards based on what we have determined, in accordance with the stock-based compensation accounting rules, to be the probable levels of achievement of the performance goals related to those awards as described in the CD&A. The table below shows the grant date fair value of the performance-based share awards granted to each NEO during fiscal 2013, fiscal 2012, and fiscal 2011 assuming: (i) that our performance with respect to those performance measures will be at the levels we deem probable as of the grant dates; and (ii) that our performance with respect to those performance measures will be at levels that would result in a maximum payout under those performance awards. The grant date fair value of each performance share award was determined based on the closing price of a Share on the NYSE on the grant date, discounted for the expected dividend yield for such Shares during the vesting period:

  2013 Proxy Statement   55

Back to Contents

Name	Fiscal Year of Grant	Grant Date Fair Value (Probable Performance) ($)	Grant Date Fair Value (Maximum Performance) ($)
Michael T. Duke	2013	9,999,490	14,999,267
	2012	9,585,466	14,378,199
	2011	9,304,868	13,957,328
Charles M. Holley, Jr.	2013	2,397,104	3,595,687
	2012	2,409,166	3,613,749
	2011	4,468,062	6,702,119
William S. Simon	2013	4,794,271	7,191,438
	2012	4,474,189	6,711,312
	2011	8,625,025	12,937,590
C. Douglas McMillon	2013	4,794,271	7,191,438
	2012	4,818,331	7,227,497
	2011	4,169,455	6,254,182
Rosalind G. Brewer	2013	8,539,555	12,809,394

(3)

Incentive payments in this column were earned in connection with our company’s performance for fiscal 2013, fiscal 2012, and fiscal 2011, but were paid during the following fiscal year. The amount shown for Mr. Simon in this column includes a special performance-based cash award of $1.5 million based on Walmart U.S. performance during fiscal 2013, which is described above on page 49. Certain portions of these amounts were deferred at the election of the NEOs, as follows:

Name	Fiscal 2013 ($)	Fiscal 2012 ($)	Fiscal 2011 ($)
Michael T. Duke	3,373,180	2,158,729	2,889,044
Charles M. Holley, Jr.	615,260	346,095	306,503
William S. Simon	120,000	0	0
C. Douglas McMillon	776,993	563,115	950,720
Rosalind G. Brewer	146,377	Not applicable	Not applicable

(4)

The amounts shown in this column represent above-market interest credited on deferred compensation under our company’s nonqualified deferred compensation plans, as calculated pursuant to Item 402(c)(2)(viii)(B) of SEC Regulation S-K.

(5)

“All other compensation” for fiscal 2013 includes the following amounts:

Name	401(k) Plan Matching Contributions ($)	Company Contribution to SERP ($)	Personal Use of Company Aircraft ($)	Company Contributions to Deferred Compensation Plans ($)
Michael T. Duke	15,000	115,132	101,947	395,734
Charles M. Holley, Jr.	15,000	33,298	73,238	134,808
William S. Simon	15,000	51,557	142,178	0
C. Douglas McMillon	15,000	45,049	55,075	170,269
Rosalind G. Brewer	15,000	19,173	76,948	121,663

The value shown for personal use of Walmart aircraft is the incremental cost to our company of such use, which is calculated based on the variable operating costs to our company per hour of operation, which include fuel costs, maintenance, and associated travel costs for the crew. Fixed costs that do not change based on usage, such as pilot salaries, depreciation, insurance, and rent, are not included.

The amounts in the “all other compensation” column for fiscal 2013 also include $10,418 in tax gross-up payments to Mr. Duke, and tax gross-up payments to each other NEO in amounts less than $10,000. The amount in this column also includes $22,269 in relocation benefits provided to Ms. Brewer in connection with her relocation to Bentonville, Arkansas. The amounts in this column also include the cost of term life insurance premiums for each NEO and the cost of physical examinations for certain NEOs. The values of these personal benefits are based on the incremental aggregate cost to our company and are not individually quantified because none of them individually exceed the greater of $25,000 or 10 percent of the total amount of perquisites and personal benefits for such NEO.

Other than post-termination agreements containing covenants not to compete (as described below under “Potential Payments upon Termination or Change in Control”), our company does not have employment agreements with our NEOs. We do not have any contracts or other arrangements with our NEOs that provide for payments or other benefits upon a change in control of our company. The CNGC reviews and approves at least annually the compensation package of all Executive Officers, consisting of base salary, annual cash incentive payments, equity awards, and perquisites. The various incentive and equity compensation plans and types of awards available under our company’s plans are described more fully in the CD&A, and more detail regarding the specific incentive and equity awards granted to NEOs during fiscal 2013 is set forth in the “Fiscal 2013 Grants of Plan-Based Awards” table and accompanying notes.

  2013 Proxy Statement   56

Back to Contents

Fiscal 2013 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (8)
		Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)	Threshold (#)		Target (#)		Maximum (#)
Michael T. Duke		1,650,790	4,402,106	5,502,632
	1/28/13				78,948	(2)	157,895	(2)	236,843	(2)					9,999,490
	1/28/13										52,632	(6)			3,650,029
Charles M. Holley, Jr.		462,887	1,234,366	1,542,958
	1/28/13				18,926	(2)	37,851	(2)	56,777	(2)					2,397,104
	1/28/13										12,617	(6)			874,989
	1/28/13										14,420	(7)			1,000,027
William S. Simon		708,750	1,890,000	2,362,500
	1/28/13				37,852	(2)	75,703	(2)	113,555	(2)					4,794,271
	1/28/13										25,234	(6)			1,749,978
C. Douglas McMillon		715,372	1,907,658	2,384,573
	1/28/13				37,852	(2)	75,703	(2)	113,555	(2)					4,794,271
	1/28/13										25,234	(6)			1,749,978
Rosalind G. Brewer		510,000	1,360,000	1,700,000
	2/1/12				21,108	(3)	42,216	(3)	63,324	(3)					2,408,845
	2/1/12				13,971	(4)	27,941	(4)	41,912	(4)					1,646,004
	2/1/12				14,401	(5)	28,802	(5)	43,203	(5)					1,745,113
	1/28/13				21,630	(2)	43,259	(2)	64,889	(2)					2,739,592
	1/28/13										14,420	(6)			1,000,027
	1/28/13										21,629	(7)			1,499,971
	2/1/12										14,072	(6)			874,997

(1)

The amounts in these columns represent the threshold, target, and maximum amounts of potential cash incentive payments that may be earned by our NEOs under the Management Incentive Plan for performance during fiscal 2014. Our company and/or one or more operating divisions must meet the applicable threshold performance goals for an NEO to receive payments in the threshold amounts shown above, must meet the applicable target goals to receive payments in the target amounts shown above, and must meet the applicable maximum goals to receive payments in the maximum amounts shown above. Performance at a level between the threshold and target or target and maximum goals results in a payment that is prorated between the threshold and target or target and maximum amounts shown. If threshold performance goals are not satisfied, our NEOs will not receive any payment under the Management Incentive Plan for fiscal 2014. The CD&A provides additional information regarding our Management Incentive Plan, the performance measures used to determine if cash incentive payments will be received by our NEOs, and the potential amounts of any such payments.

(2)

Represents the threshold, target, and maximum number of Shares that may vest with respect to performance share awards with a three-year performance cycle ending January 31, 2016. These performance shares will vest if our company meets applicable performance goals with respect to the performance measures described below. Up to 150 percent of the target number of Shares will vest at the end of the performance cycle, depending on the level of performance relative to the performance goals.

The CNGC annually establishes performance measures and goals for each fiscal year within the performance period. These performance measures and goals may be the same as or different from the measures and goals for any other fiscal year in the performance period. The average of our performance against the annual goals for each fiscal year within the performance period will determine the number of performance shares that ultimately vest. For fiscal 2014, the applicable performance measures are: (i) return on investment; and (ii) sales growth of our company or one of its operating divisions, depending on each NEO’s primary area of responsibility. Each NEO’s performance measure weighting is as follows:

Name	Weighting
Michael T. Duke	50% Return on Investment	50% Total Company Sales
Charles M. Holley, Jr.	50% Return on Investment	50% Total Company Sales
William S. Simon	50% Return on Investment	50% Walmart U.S. Sales
C. Douglas McMillon	50% Return on Investment	50% Walmart International Sales
Rosalind G. Brewer	50% Return on Investment	50% Sam’s Club Sales

Performance at a level between the threshold and target or target and maximum goals results in a payment that is prorated between the threshold and target or target and maximum amounts shown. If Walmart does not meet the threshold level of performance for a particular performance measure, none of the performance shares tied to that performance measure will vest. However, performance shares tied to other performance measures will still vest if Walmart meets at least the threshold goal for those performance measures. Holders of performance shares do not earn dividends or enjoy other rights of shareholders with respect to such performance shares until such performance shares have vested. The CD&A provides additional information regarding our performance share program and the related performance measures.

  2013 Proxy Statement   57

Back to Contents

(3)

Represents the threshold, target, and maximum number of Shares that may vest with respect to a performance share award with a three-year performance cycle ending January 31, 2015. The vesting of these performance shares will be based on the average of performance against the applicable performance measures during fiscal 2013, fiscal 2014, and fiscal 2015. The performance measures applicable to these performance shares during fiscal 2014 are as described in footnote (2) above.

(4)

Represents the threshold, target, and maximum number of Shares that may vest with respect to a performance share award with a three-year performance cycle ending January 31, 2014. The vesting of these performance shares will be based on the average of performance against the applicable performance measures during fiscal 2012, fiscal 2013, and fiscal 2014. The performance measures applicable to these performance shares during fiscal 2014 are as described in footnote (2) above.

(5)

Represents the threshold, target, and maximum number of Shares that could have vested with respect to a performance share award with a three-year performance cycle ending January 31, 2013. The vesting of these performance shares was based on the average of performance against the applicable performance measures during fiscal 2011, fiscal 2012, and fiscal 2013. The actual number of shares vested is reflected on the “Fiscal 2013 Option Exercises and Stock Vested” table below.

(6)

Represents restricted stock granted under the Stock Incentive Plan. These Shares of restricted stock vest based on the continued service of the NEO as an Associate through the vesting date. These Shares are scheduled to vest in full on the third anniversary of the date of grant. During the period prior to their vesting, our NEOs may vote these Shares and receive dividends payable with respect to these Shares, but may not sell or otherwise dispose of these Shares until they vest. The restricted stock and all related rights will be forfeited if the restricted stock does not vest.

(7)

Represents restricted stock granted under the Stock Incentive Plan. These Shares of restricted stock will vest based on the continued service of the NEO as an Associate through the vesting date. The Shares held by Mr. Holley are scheduled to vest in two equal installments on the third and fourth anniversaries of the grant date, while the Shares held by Ms. Brewer are scheduled to vest in two equal installments on the second and fourth anniversaries of the grant date. During the period prior to their vesting, our NEOs may vote the Shares and receive dividends payable with respect to those Shares, but may not sell or otherwise dispose of those Shares until they vest. The restricted stock and all related rights will be forfeited if the restricted stock does not vest.

(8)

The grant date fair value of the equity awards awarded on January 28, 2013 is determined based on a per-Share amount of $69.35, which was the closing price of a Share on the NYSE on that date. The grant date fair value of the equity awards awarded on February 1, 2012 is determined based on a per-Share amount of $62.18, which was the closing price of a Share on the NYSE on that date. Fair values are computed in accordance with the stock-based compensation accounting rules, and exclude the effect of any estimated forfeitures of the performance shares or restricted stock. The grant date fair values of the performance share awards included in such amounts are based on the probable outcome of those awards on the date of grant, and based on the closing price of a Share on the date the award was made, discounted for the present value of the expected dividend yield for such Shares during the vesting period. For performance shares with a performance cycle ending January 31, 2016, a discounted per-Share value of $63.33 was used. For performance shares with a performance cycle ending January 31, 2015, a discounted per-Share value of $57.06 was used. For performance shares with a performance cycle ending January 31, 2014, a discounted per-Share value of $58.91 was used. For performance shares with a performance cycle ending January 31, 2013, a discounted per-Share value of $60.59 was used.

Outstanding Equity Awards at Fiscal 2013 Year-End

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Michael T. Duke	124,050			52.12	1/04/2014	315,153	22,044,952	510,400	35,702,480
	74,013			53.35	1/02/2015
	118,188			45.69	1/04/2016
	125,104			47.96	1/21/2017
Charles M. Holley, Jr.						79,307	5,547,525	114,677	8,021,656
William S. Simon						127,050	8,887,148	216,438	15,139,838
C. Douglas McMillon	15,660			45.69	1/04/2016	150,005	10,492,850	242,957	16,994,842
	75,063			47.96	1/21/2017
Rosalind G. Brewer	8,071			48.32	10/14/2016	106,829	7,472,689	127,691	8,931,985
	2,723			47.26	3/11/2017

(1)

The numbers in this column include Shares of restricted stock with service-based vesting requirements. These Shares of restricted stock are scheduled to vest in amounts and on the dates shown in the following table.

Vesting Date	Michael T. Duke	Charles M. Holley, Jr.	William S. Simon	C. Douglas McMillon	Rosalind G. Brewer
April 4, 2013	—	7,829	11,129	—	2,611
April 9, 2013	—	1,808	2,054	—	822
January 18, 2014	60,709	11,335	20,403	27,203	—
January 19, 2014	20,631	—	—	21,571	—
January 23, 2014	22,451	—	—	9,499	—
March 12, 2014	—	—	10,580	—	—

  2013 Proxy Statement   58

Back to Contents

Vesting Date	Michael T. Duke	Charles M. Holley, Jr.	William S. Simon	C. Douglas McMillon	Rosalind G. Brewer
March 30, 2014	—	7,594	14,518	—	1,489
April 8, 2014	—	—	—	—	4,758
April 9, 2014	—	1,813	2,061	—	824
September 21, 2014	—	—	—	—	3,108
December 7, 2014	49,068	—	—	—	—
January 19, 2015	20,694	—	—	21,637	—
January 28, 2015	—	—	—	—	10,814
January 30, 2015	56,793	14,274	26,509	28,548	—
February 1, 2015	—	—	—	—	14,072
March 30, 2015	—	7,617	14,562	—	1,494
September 21, 2015	—	—	—	—	3,118
January 28, 2016	52,632	19,827	25,234	25,234	14,420
January 30, 2016	—	—	—	16,313	—
January 28, 2017	—	7,210	—	—	10,815

In addition, Mr. Duke holds 32,175 Shares of restricted stock that are scheduled to vest upon Mr. Duke’s retirement from our company, if such retirement occurs on or after of December 7, 2014. As of January 31, 2013, Ms. Brewer held 38,484 additional Shares of restricted stock that vest the earlier of (i) March 2, 2016, or (ii) the date that Ms. Brewer closes on the purchase of a home within 50 miles of Walmart’s Home Office in Bentonville, Arkansas. Such closing occurred on March 18, 2013 and the vesting of these Shares occurred on that date.

(2)

Based on the closing price of a Share on the NYSE on January 31, 2013 of $69.95.

(3)

Represents performance shares held by our NEOs, the vesting of which is subject to our company meeting certain performance goals as described in the CD&A, footnote (2) to the Summary Compensation table, and footnote (2) to the Fiscal 2013 Grants of Plan-Based Awards table. For purposes of this table, performance shares are assumed to vest at target levels. The target number of Shares scheduled to vest for each of the other NEOs on January 31, 2014, 2015, and 2016, if the target level performance goals are met, are as follows:

Name	Scheduled to Vest 1/31/2014	Scheduled to Vest 1/31/2015	Scheduled to Vest 1/31/2016
Michael T. Duke	182,127	170,378	157,895
Charles M. Holley, Jr.	34,004	42,822	37,851
William S. Simon	61,208	79,527	75,703
C. Douglas McMillon	81,610	85,644	75,703
Rosalind G. Brewer	42,216	42,216	43,259

Fiscal 2013 Option Exercises and Stock Vested

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Michael T. Duke	360,335	7,124,229	197,063	14,302,571
Charles M. Holley, Jr.	71,768	1,628,989	64,717	4,467,892
William S. Simon	29,433	660,994	109,788	7,346,187
C. Douglas McMillon	169,365	3,485,383	134,640	9,767,003
Rosalind G. Brewer	--	--	44,989	3,247,834

(1)

The “value realized on exercise” equals the difference between the market price of a Share on the NYSE on the various dates of exercise and the option exercise price, multiplied by the number of Shares acquired upon exercise.

(2)

The receipt of certain of these Shares was deferred until a future date, or the cash equivalent of such Shares was deferred until a future date, as follows:

Name	Shares Deferred – Equity (#)	Shares Deferred – Cash (#)
Michael T. Duke	190,249	--
Charles M. Holley, Jr.	59,779	--
William S. Simon	53,217	--
C. Douglas McMillon	67,537	29,669
Rosalind G. Brewer	9,737	--
(3) The “value realized on vesting” equals the number of Shares vested multiplied by the market price of a Share on the NYSE on the various dates on which such Shares vested.

  2013 Proxy Statement   59

Back to Contents

Fiscal 2013 Nonqualified Deferred Compensation (1)

Name	Executive Contributions in Last FY ($) (2)	Company Contributions in Last FY ($) (3)	Aggregate Earnings in Last FY ($) (4)	Aggregate Withdrawals/ Distributions ($) (5)	Aggregate Balance at Last FYE ($) (6)
Michael T. Duke	17,441,204	510,866	3,187,681	0	113,157,559
Charles M. Holley, Jr.	4,999,321	168,106	407,350	1,354,444	14,502,875
William S. Simon	3,339,323	51,557	127,929	0	6,319,381
C. Douglas McMillon	7,909,315	215,318	1,137,429	0	41,686,709
Rosalind G. Brewer	809,091	140,836	27,249	0	1,835,194

(1)

Amounts in this table include amounts earned during fiscal 2013 but credited to the NEO’s deferred compensation accounts during fiscal 2014. See “Walmart’s Deferred Compensation Plans“ on page 61 below for more information regarding the company’s deferred compensation plans.

(2)

The amounts in this column represent salary, cash incentive payments, and equity awards that vested during fiscal 2013 but the receipt of which was deferred. Salary and cash incentive payments deferred are included in the Summary Compensation table under “Salary” and “Non-Equity Incentive Plan Compensation,” respectively, for fiscal 2013. Deferrals of equity awards were generally deferred upon vesting pursuant to an election made in a prior year by the NEO or pursuant to the terms of the awards. The following table indicates the deferred portion of each NEO’s salary, cash incentive payments, and equity awards that vested in fiscal 2013, and the type of deferral. For purposes of the following table, deferred equity is valued using the closing Share price on the NYSE on the dates the amounts were credited to each NEO’s deferral account:

Name	Contributions	Type of Deferral	Amount ($)
Michael T. Duke	Salary	Cash	260,000
	Cash Incentive	Cash	3,373,180
	Equity	Shares	13,808,024
Charles M. Holley, Jr.	Salary	Cash	261,560
	Cash Incentive	Cash	615,260
	Equity	Shares	4,122,501
William S. Simon	Salary	Cash	0
	Cash Incentive	Cash	120,000
	Equity	Shares	3,219,323
C. Douglas McMillon	Salary	Cash	104,000
	Cash Incentive	Cash	776,993
	Equity	Shares	4,816,498
	Equity	Cash	2,211,824
Rosalind G. Brewer	Salary	Cash	0
	Cash Incentive	Cash	146,377
	Equity	Shares	662,714

(3)

The amounts in this column represent participation incentive payments under the Officer Deferred Compensation Plan (“ODCP”), matching contributions to the Deferred Compensation Matching Plan (“DCMP”), and contributions to the SERP, as follows:

Name	ODCP Participation Incentive ($)	DCMP Matching Contributions ($)	SERP Contributions ($)
Michael T. Duke	67,543	328,191	115,132
Charles M. Holley, Jr.	29,042	105,766	33,298
William S. Simon	0	0	51,557
C. Douglas McMillon	34,715	135,554	45,049
Rosalind G. Brewer	0	121,663	19,173

(4)

The amounts in this column represent all interest on contributions to the Officer Deferred Compensation Plan and Deferred Compensation Matching Plan, SERP earnings, and dividend equivalents and interest earned on equity deferral accounts under the Stock Incentive Plan during fiscal 2013, as follows:

  2013 Proxy Statement   60

Back to Contents

Name	ODCP Interest ($)	DCMP Interest ($)	SERP Interest ($)	Dividend Equivalents and Interest ($)
Michael T. Duke	1,854,158	5,795	77,651	1,250,077
Charles M. Holley, Jr.	269,549	5,830	20,225	111,746
William S. Simon	0	0	13,381	114,548
C. Douglas McMillon	652,752	2,318	36,836	445,523
Rosalind G. Brewer	1,236	0	4,562	21,451

The “above market” portion of interest on Officer Deferred Compensation Plan balances, Deferred Compensation Matching Plan balances, and dividend equivalents on deferred equity is included in the fiscal 2013 amounts in the Summary Compensation table under “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

(5)

Represents Shares of restricted stock that Mr. Holley previously elected to defer upon vesting until January 4, 2013 and January 31, 2013. The amount reported in this column represents the fair market value of the Shares on the distribution date, plus dividend equivalents and interest on such dividend equivalents.

(6)

The aggregate balance for each NEO includes certain amounts included in the Summary Compensation table in prior fiscal years, as shown in the following table. The deferred equity amounts included in the table below are valued using the closing Share price on the NYSE on January 31, 2013, with the exception of deferred performance shares with a performance period ending January 31, 2013, which are valued using the closing Share price on the NYSE on March 4, 2013, the date such performance shares were credited to the NEOs’ deferral accounts.

Name	Amount Previously Reported on Summary Compensation Table ($)	Fiscal Years When Reported
Michael T. Duke	68,481,483	2007-2012
Charles M. Holley	4,946,930	2011-2012
William S. Simon	990,392	2011-2012
C. Douglas McMillon	14,053,777	2009-2012

Walmart’s Deferred Compensation Plans

Under the Deferred Compensation Matching Plan, which took effect on February 1, 2012, officers may elect to defer base salary and cash incentive amounts until separation of employment from our company or until a specified payment date. Interest accrues on amounts deferred at an interest rate set annually based on the ten-year Treasury note rate on the first business day of January plus 2.70 percent. The Deferred Compensation Matching Plan year ends on January 31 of each year. For fiscal 2013, the interest rate was 4.67 percent. In addition, our company allocates to each participant’s Deferred Compensation Matching Plan account a matching contribution of up to six percent of the amount by which the participant’s base salary and cash incentive payment exceed the then-applicable limitation in Section 401(a)(17) of the Internal Revenue Code. A participant is required to be employed on the last day of the Deferred Compensation Matching Plan year to receive a matching contribution for that year. A participant will become vested in the matching contribution credited to his or her account once the participant has participated in the Deferred Compensation Matching Plan for three plan years after his or her initial deferral. For purposes of determining the vesting of matching contributions, participants will be given credit for their participation in the Officer Deferred Compensation Plan, which was the predecessor deferred compensation plan in effect prior to February 1, 2012.

The Deferred Compensation Matching Plan replaced the Officer Deferred Compensation Plan. Participants may no longer elect to defer amounts into the Officer Deferred Compensation Plan. However, participants’ Officer Deferred Compensation Plan account balances will continue to earn interest at the same rate as Deferred Compensation Matching Plan balances until distribution. Additionally, participants who made contributions to the Officer Deferred Compensation Plan in prior years continue to earn incentive contributions to their Officer Deferred Compensation Plan accounts, as follows:

•

In the tenth year of continuous employment beginning with the year the participant first made a deferral under the Officer Deferred Compensation Plan, our company credits the deferral account with an increment equal to 20 percent of the sum of the principal amount of base salary and cash incentive payments deferred (taking into account a maximum amount equal to 20 percent of base salary) plus accrued interest on such amounts (the “20 Percent Increment”) in each of the first six years of the participant’s deferrals.

•

In the eleventh and subsequent years of continuous employment, the 20 Percent Increment is credited based on the recognized amount deferred five years earlier, plus earnings thereon.

•

In addition, in the fifteenth year of continuous employment beginning with the year the participant first made a deferral under the Officer Deferred Compensation Plan, our company credits the deferral account with 10 percent of the principal amount of base salary and cash incentive payments deferred (taking into account a maximum amount equal to 20 percent of base salary) plus accrued interest on such amount (the “10 Percent Increment”) in each of the first six years of the participant’s deferrals.

•

In the sixteenth and subsequent years of continuous employment, the 10 Percent Increment is credited based on the amount deferred 10 years earlier, plus earnings thereon.

Only contributions to the Officer Deferred Compensation Plan are taken into account for purposes of calculating the 20 Percent Increment and 10 Percent Increment; contributions to the Deferred Compensation Matching Plan are not considered.

The SERP was designed to supplement the historic profit sharing portion of the Walmart 401(k) Plan by providing mirror contributions to participants’ accounts in excess of applicable compensation limits set by the Internal Revenue Service. Because the Walmart 401(k) Plan was amended in 2011 to eliminate the profit sharing component, the SERP was frozen to new contributions as of January 31, 2013, although a final contribution allocation with respect to participants’ cash incentive payments was made during fiscal 2013 and reported on the Fiscal 2013 Nonqualified Deferred Compensation table above. The matching contribution component of the Deferred Compensation Matching Plan is intended to replace the company contribution previously made to participants under the SERP.

  2013 Proxy Statement   61

Back to Contents

Finally, officers may also elect to defer the receipt of equity awards granted under the Stock Incentive Plan until a specified payout date or until after separation from employment with Walmart. Any deferrals of vested Shares are credited with dividend equivalents until the payout date, and these dividend equivalents earn interest at the same rate as amounts deferred under the Deferred Compensation Matching Plan. For equity awards granted prior to January 2008, officers could also elect to defer the cash equivalent of such equity awards into the Officer Deferred Compensation Plan upon vesting.

Potential Payments Upon Termination or Change In Control

Most of our company’s plans and programs, including its deferred compensation plans, contain provisions specifying the consequences of a termination of employment. These provisions are described below. Other than the non-competition agreements described below, our company does not have any employment agreements with its NEOs. Our company does not have any pension plans or other defined benefit retirement plans in which the NEOs participate. Furthermore, our plans and programs do not have any provisions under which our NEOs would be entitled to payments, accelerated equity vestings, or other benefits upon a change in control of our company.

Non-competition agreements. Our company has entered into an agreement with each of our NEOs that contains, among other provisions, a covenant not to compete with our company and a covenant not to solicit our Associates for employment and that provides for certain post-termination payments to be made to such NEO. Each agreement prohibits the NEO, for a period of two years following his or her termination of employment with our company for any reason, from participating in a business that competes with our company and from soliciting our company’s Associates for employment. For purposes of these agreements, a “competing business” includes any retail, wholesale, or merchandising business that sells products of the type sold by our company, is located in a country in which our company has retail operations or in which the NEO knows our company expects to have retail operations in the near future, and has annual retail sales revenue above certain thresholds. Each agreement also provides that, if Walmart terminates the NEO’s employment for any reason other than his or her violation of Walmart policy, our company will generally pay the NEO an amount equal to two times the NEO’s base salary, one-fourth of which is paid upon termination of employment and the balance of which is paid in bi-weekly installments over an 18-month period commencing six months after separation. In the event of a breach of the restrictive covenants contained in the agreement, the NEO would no longer have a right to receive additional payments, and the company would have a right to recoup any payments previously made. Using each NEO’s base salary as of January 31, 2013, the maximum total payments by our company to each continuing NEO under such termination circumstances would be as follows:

Michael T. Duke	$2,635,360
Charles M. Holley, Jr.	$1,502,394
William S. Simon	$1,800,000
C. Douglas McMillon	$1,857,506
Rosalind G. Brewer	$1,600,000

Equity awards. Certain equity awards held by our NEOs provide for accelerated vesting in the event employment is terminated due to death or disability:

•

Restricted stock. Under the terms of most of our outstanding equity awards, in the event of the death of an NEO after his or her tenth year of service to our company, all unvested restricted stock held by such NEO granted during the prior three years would generally vest. In addition, certain restricted stock awards held by our NEOs provide that any Shares that would have vested within 90 days of his or her termination of employment due to death or disability would immediately vest. Upon termination of employment for any other reason, unvested restricted stock does not vest and is forfeited. The following table shows the value, as of January 31, 2013, of all unvested restricted stock that would have vested upon an NEO’s death or disability on January 31, 2013 (based on the closing price of a Share on the NYSE on January 31, 2013, of $69.95):

	Upon Death ($)	Upon Disability ($)
Michael T. Duke	17,938,957	0
Charles M. Holley, Jr.	4,356,696	674,108
William S. Simon	1,662,222	922,151
C. Douglas McMillon	10,492,850	0
Rosalind G. Brewer	240,138	240,138

•

Performance shares. Certain performance shares held by our NEOs provide that in the event of the NEO’s death after 10 years of service to our company, his or her performance shares would vest in an amount equal to the number that would have vested at the end of the applicable performance cycle. Additionally, certain performance share awards provide that if an NEO’s employment terminates by reason of disability or by reason of death prior to completing 10 years of service to our company, a prorated portion of his or her performance shares would vest, based upon the number of full calendar months during the applicable performance cycle during which the NEO was employed. Upon termination of employment for any other reason, unvested performance shares generally do not vest and are forfeited. The following table shows the estimated value, as of January 31, 2013, of all performance shares that would have vested upon an NEO’s death or disability on January 31, 2013 (based on the closing price of a Share on the NYSE on January 31, 2013, of $69.95 and assuming that target performance goals are achieved for each grant of performance shares):

	Upon Death ($)	Upon Disability ($)
Michael T. Duke	35,702,480	12,468,588
Charles M. Holley, Jr.	8,021,656	2,582,134
William S. Simon	4,704,347	4,704,347
C. Douglas McMillon	16,994,842	5,801,793
Rosalind G. Brewer	2,283,937	2,283,937

The CNGC has discretion to accelerate the vesting of any equity awards and to make other payments or grant other benefits upon a retirement or other severance from our company.

Our NEOs also participate in our company’s deferred compensation plans, the general terms of which are described in the CD&A and “Walmart’s Deferred Compensation Plans” above. Upon termination of employment, the NEOs would generally be entitled to the balances in their deferred compensation accounts as disclosed in the Fiscal 2013 Nonqualified Deferred Compensation table above. The timing of each NEO’s receipt of such deferred compensation balances would be determined by the terms of the company’s deferred compensation plans and the deferral elections previously made by our NEOs. See “Fiscal 2013 Nonqualified Deferred Compensation” above for information regarding the aggregate deferred compensation totals for each NEO as of January 31, 2013.

  2013 Proxy Statement   62

Back to Contents

In addition, the Officer Deferred Compensation Plan provides for a prorated 10 Percent Increment or 20 Percent Increment (described above under “Fiscal 2013 Nonqualified Deferred Compensation”) to be paid upon separation from service in certain circumstances if age- and service-based requirements are met. The following table shows the estimated value as of January 31, 2013 of the prorated incentive payment each NEO would have received upon his separation from service as of January 31, 2013:

Michael T. Duke	$393,550
Charles M. Holley, Jr.	$173,980
William S. Simon	$0
C. Douglas McMillon	$325,292
Rosalind G. Brewer	$3,325

Finally, the Deferred Compensation Matching Plan provides a company matching contribution that becomes 100% vested if the participating officer dies or becomes disabled before separation from service from Walmart. The unvested portion of the match will not pay out upon a regular separation from service. The following table shows the estimated value of the company matching contribution as of January 31, 2013 that each NEO would receive if his or her death or disability occurs prior to a regular separation from service.

	Upon Separation ($)	Upon Death or Disability ($)
Michael T. Duke	328,191	328,191
Charles M. Holley, Jr.	105,766	105,766
William S. Simon	0	120,000
C. Douglas McMillon	135,554	135,554
Rosalind G. Brewer	121,663	121,663

Proposal No. 3  Advisory Vote to Approve Named Executive Officer Compensation

Section 14A of the Exchange Act and related SEC rules require that we provide our shareholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules. We must provide this opportunity to our shareholders at least once every three years; however, following the recommendation of our shareholders at our 2011 Annual Shareholders’ Meeting, our Board has chosen to hold this vote every year.

As described above under “Compensation Discussion and Analysis,” our executive compensation program is designed with an emphasis on performance and is intended to closely align the interests of our NEOs with the interests of our shareholders. The CNGC regularly reviews our executive compensation program to ensure that compensation is closely tied to aspects of our company’s performance that our executive officers can impact and that is likely to have an impact on shareholder value. Our compensation programs are also designed to balance long-term performance with shorter-term performance and to mitigate any risk that an Executive Officer would be incentivized to pursue good results with respect to a single performance measure or company division to the detriment of our company as a whole. In the Compensation Discussion and Analysis referred to above, we discuss why we believe the compensation of our NEOs for fiscal 2013 properly reflected our company’s performance in fiscal 2013. We urge you to read carefully the Compensation Discussion and Analysis, the compensation tables, and the related narrative discussion in this proxy statement.

The vote on this proposal is advisory, which means that the vote will not be binding on Walmart, the Board, or the CNGC. The CNGC will consider the results of the vote on this proposal in connection with its regular evaluations of our executive compensation program and in establishing our NEOs’ compensation.

In view of the foregoing, shareholders will vote on the following resolution at the 2013 Annual Shareholders’ Meeting:

RESOLVED, that the company’s shareholders hereby approve, on an advisory basis, the compensation of the Named Executive Officers of Walmart as disclosed in Walmart’s Proxy Statement for the 2013 Annual Shareholders’ Meeting in accordance with the Securities and Exchange Commission’s compensation disclosure rules.

The Board recommends that shareholders vote FOR this proposal.

  2013 Proxy Statement   63

Back to Contents

Proposal No. 4  Approval of the Management Incentive Plan, as Amended

The Board proposes that the shareholders approve Walmart’s Management Incentive Plan, as that plan was recently amended (the “Amended MIP”). As described below, our company’s practice is to submit the MIP for shareholder approval at least every five years in order to comply with Section 162(m) of the Internal Revenue Code. In anticipation of this submission for a shareholder vote at the 2013 Annual Shareholders’ Meeting, the Board approved certain amendments to the MIP (subject to shareholder approval of the Amended MIP) (the “Recent Amendments”). The Recent Amendments are intended to reflect regulatory developments and current practices in incentive plan design, and are described below. For purposes of consistency with Walmart’s other compensatory plans, the Recent Amendments provide that the MIP and incentive plan awards thereunder will be governed by Delaware law. The MIP and incentive plan awards thereunder were previously governed by Arkansas law.

A copy of the Amended MIP is attached to this Proxy Statement as Appendix A. The description of the Amended MIP herein is subject in its entirety to the actual terms of the Amended MIP as set forth in Appendix A to this proxy statement. We urge you to read the Amended MIP before determining how to vote on this Proposal No. 4. The Board may amend or terminate the Amended MIP in its discretion, provided that shareholder approval is required for any amendment that, with respect to incentive plan awards under the Amended MIP made to “covered employees” (as defined below): (i) changes the class of Associates eligible to participate in the Amended MIP; (ii) changes the performance measures pursuant to which the performance goals under the Amended MIP are set; (iii) changes the performance goals with respect to an incentive compensation award for a particular performance period under the Amended MIP; or (iv) increases the maximum incentive award that may be paid to a participant under the Amended MIP.

Through the Amended MIP, our officers, other management Associates, and selected non-management Associates, whom, in each case, the CNGC determines have the potential to contribute significantly to the success of our company, are eligible to receive performance-based cash incentive payments on an annual basis. As of February 1, 2013, approximately 337,112 Associates were eligible to participate in the Amended MIP.

Compliance with Section 162(m)

The Amended MIP is being submitted to you for approval to comply with Section 162(m) of the Internal Revenue Code. Section 162(m) prohibits a company from taking a federal income tax deduction for compensation paid in excess of $1 million during a taxable year to an Associate defined in Section 162(m) as a “covered employee.” This limit on deductibility does not apply to compensation defined in Section 162(m) as “qualified performance-based compensation” so long as certain criteria are met, including shareholder approval of the plan and the performance measures under which the compensation is paid. In order to qualify as “qualified performance-based compensation,” shareholders must approve the performance measures available under the plan every five years. The MIP was most recently approved by shareholders at the company’s annual shareholders’ meeting in 2008.

Performance Goals

For each incentive plan award made under the Amended MIP, the CNGC has authority to establish one or more objective performance goals, the applicable performance period, the formula for determining the amount to be paid based on achievement of the applicable performance goals, and other terms and conditions of the award. Any performance goal for any award may be based upon the performance of Walmart or the performance of any affiliate, division, or unit of Walmart or any store, groups of stores, or individual participant. Pursuant to the Recent Amendments, performance goals may also be based upon the performance of groups of individual participants in the Amended MIP. Performance goals may be absolute or may be relative to comparable measures at comparison companies or to a defined index. For awards not intended to be “qualified performance-based compensation,” the CNGC may establish other objective or subjective performance goals, including individual performance goals, as it deems appropriate, and such goals need not be based on one of the performance measures enumerated in the Amended MIP. The CNGC also determines the consequences with respect to an outstanding incentive plan award under the Amended MIP of the occurrence of a change in control of the company or an affiliate during the performance period or in the event that a participant, during the performance period, is hired, rehired, takes a leave of absence, transfers to a different position within Walmart or one of its affiliates, is disabled, promoted, demoted, or terminates employment. For awards intended to be “qualified performance-based compensation,” these determinations must be made within the required time period, which is generally within the first 90 days of the performance period.

The Recent Amendments provide that the CNGC may, for any one or more participants in connection with the grant of an award under the Amended MIP, establish a formula for determining the maximum amount payable to such participant or participants based on the level of achievement for applicable performance goals and set a methodology for determining the actual amount payable under such award (a “plan within a plan”), which amount may be, but need not be, based on a performance measure. Such new terms also permit the CNGC to establish an unfunded performance award pool, the aggregate amount of which will be based on achievement of a performance goal. The CNGC may specify the amount of the pool to be a percentage of a performance measure, a percentage of a performance measure in excess of a threshold amount, or another amount that need not bear a mathematical relationship to a performance measure. The maximum amount payable to a pool participant may be a stated percentage of the pool or of the participant’s target award, the participant’s compensation, or other elements, so long as the total amount allocable to all of the pool’s participants does not exceed the aggregate amount of the pool and the participant’s payment does not exceed the per participant award limit for covered employees discussed below.

Payment of an award under the Amended MIP may generally be made only upon achievement of the applicable performance goals if the award is to be a qualified performance-based award. The CNGC is responsible for certifying the degree to which the performance goals are met in each performance period. The CNGC has authority to adjust awards upward or downward to reflect individual performance or unanticipated factors, but only downward adjustments are

  2013 Proxy Statement   64

Back to Contents

permitted for awards intended to be qualified performance-based awards. The CNGC may make upward or downward adjustments for an Associate who is not a covered employee on a payment date even if the Associate was potentially a covered employee on the date of the award’s grant.

No covered employee may receive an incentive plan award intended to qualify as performance-based compensation that is greater than $20,000,000 for a 12-month performance period or a proportionate amount for a performance period longer or shorter than 12 months. This limit is unchanged under the Recent Amendments.

Permitted Adjustments

Performance goals will, to the extent applicable, be calculated based upon GAAP (or, as provided in the Recent Amendments, international financial accounting standards, as applicable). The performance goals will be adjusted to take into account the effect of the following items:

•

changes in applicable accounting standards after the performance goal is established;

•

realized investment gains and/or losses;

•

extraordinary, unusual, non-recurring, or infrequent items;

•

currency fluctuations;

•

acquisitions or divestitures;

•

litigation losses;

•

financing activities;

•

expenses for restructuring or productivity initiatives;

•

other non-operating items;

•

new laws, cases, or regulatory developments that result in unanticipated items of gain, loss, income, or expense;

•

executive severance arrangements;

•

investment returns relating to investment vehicles that are unaffiliated with a company or divisional operating strategy;

•

bonus expense;

•

the impact on pre-tax income of interest expense attributable to the repurchase of Shares;

•

extraordinary dividends or stock dividends;

•

the effect of any corporate reorganization, restructuring, spin-off, or a sale of a business unit; and

•

other items the CNGC determines to be required so that the operating results of the company, division, or affiliate are computed on a comparative basis from period to period. Pursuant to the Recent Amendments, such other items must be so determined by the CNGC at the time it establishes the performance goal for an incentive plan award.

The Recent Amendments provide that the CNGC may set thresholds for adjustment items at the time it establishes performance goals such that only items that exceed certain thresholds will be adjusted. Excluded items must be objectively determinable by reference to the company’s financial statements, notes to the company’s financial statements, and/or management’s discussion and analysis in the company’s periodic reports filed with the SEC.

Performance Measures

The Amended MIP includes the following performance measures on which performance goals for awards intended to be “qualified performance-based compensation” may be based, including some performance measures added by the Recent Amendments, as indicated below:

•

earnings (either in the aggregate or on a per-share basis, reflecting dilution of Shares as the CNGC deems appropriate, and, if the CNGC so determines, net of or including dividends or, as provided in the Recent Amendments, net of or including the after-tax cost of capital) before or after interest and taxes, or before or after interest, taxes, depreciation, and amortization;

•

as provided by the Recent Amendments, pre-tax operating earnings after interest and before incentives, service fees, and extraordinary or special items;

•

earnings growth or growth in earnings per Share;

•

as provided by the Recent Amendments, earnings per Share from continuing operations, operating earnings, and growth in operating earnings;

•

gross or net revenue and changes in annual revenues;

•

as provided by the Recent Amendments, revenue per Associate, revenue per full time employee, revenue per square foot or other real estate measure;

•

as provided by the Recent Amendments, economic value added, i.e., net operating profit after tax minus the product of capital multiplied by the cost of capital;

•

same store sales or comparable store sales;

•

as provided by the Recent Amendments, total sales levels;

•

cash flow(s) (including either operating or net cash flows or, as added by the Recent Amendments, free cash flows);

•

as provided by the Recent Amendments, cash flow on investment;

•

total shareholder return, shareholder return based on growth measures or the attainment by the Shares of a specified value for a specified period of time, Share price, or Share price appreciation;

•

as provided by the Recent Amendments, net worth;

•

return measures, including return ratios, return or net return on assets, net assets, equity, capital, gross sales, or, as added by the Recent Amendments, committed capital or invested capital;

•

pre-tax profits, pre-tax operating margin, operating margins, operating profits, or, as added by the Recent Amendments, operating efficiency or gross profits;

•

volume, market share, or market penetration with respect to specific designated products, product groups, or geographic areas,

•

operating expenses or administrative expenses;

•

dividends;

•

net income or net operating income;

•

value of assets;

•

expense or cost levels, in each case, where applicable determined on a company-wide basis or with respect to one or more specified divisions or, as added by the Recent Amendments, products;

•

reduction of losses, loss ratios, or expense ratios;

•

reduction in fixed costs or operating cost management;

•

cost of capital, debt reduction, or, as added by the Recent Amendments, working capital targets or changes in working capital;

•

productivity measures, average inventory turnover, inventory controls, and, as added by the Recent Amendments, on-shelf availability, inventory metrics, or asset quality;

  2013 Proxy Statement   65

Back to Contents

•

satisfaction of specified, objective business expansion goals or goals relating to acquisitions or divestitures;

•

as provided by the Recent Amendments, regulatory ratings;

•

customer satisfaction based on specified objective goals or a company-sponsored customer survey;

•

Associate diversity goals, Associate turnover, Associate attraction (which measure was added by the Recent Amendments), or specified objective social goals;

•

supplier diversity goals (which measure was added by the Recent Amendments);

•

safety record; or

•

business integration.

Eligibility

To be eligible for a payment under an incentive plan award made under the Amended MIP, a participant must be employed on the last day of the performance period applicable to the award (subject to proration in the event of the participant’s death prior to such date), must have performed the participant’s duties to the CNGC’s satisfaction, must have not engaged in an act deemed inimical to the company’s best interest, and must have otherwise complied with Walmart’s policies at all times prior to the payment of the award. In addition, pursuant to the Recent Amendments, in order to be eligible for a payment under an incentive plan award, the participant must not have breached a restrictive covenant or confidentiality requirement to which the participant was subject.

Clawbacks

If the CNGC determines, within 12 months following the date on which an incentive plan award is paid under the Amended MIP, that (i) prior to the date of an incentive plan award’s payment, the participant receiving the payment engaged in an act the CNGC deems inimical to the best interest of the company or violated the requirements for eligibility to receive an incentive plan award described above, or (ii) before or after the award’s payment, the participant failed to comply with the company’s policies, the participant must return the award payment upon the company’s demand. In addition, the Recent Amendments provide that all awards under the Amended MIP, whether or not previously paid or deferred, will be subject to the company’s policies or requirements and applicable law and regulations regarding clawbacks in effect from time to time.

Plan Benefits

Set forth below is a table that shows incentive payments that were paid pursuant to the MIP based on performance for fiscal 2013. These are the same amounts as would have been paid pursuant to the Amended MIP inclusive of the Recent Amendments. Amounts payable for fiscal 2014 performance cannot be determined because such amounts depend on the performance of Walmart; one or more of Walmart’s divisions, units, affiliates, stores or groups of stores; and/or individual performance during fiscal 2014.

NEW PLAN BENEFITS

Name	Value ($)
Michael T. Duke	4,373,180
Charles M. Holley, Jr.	1,246,554
William S. Simon	2,058,426
C. Douglas McMillon	1,553,986
Rosalind G. Brewer	1,463,770
Non-Management Directors as a Group	0
All Executive Officers as a Group	16,565,559
All Non-Executive Officer Associates as a Group	1,444,828,154

Importance of the Amended MIP

The Board believes that the adoption of the Amended MIP is in the best interests of Walmart and its shareholders for the following reasons:

•

incentive plan awards made under the plan are instrumental in attracting and retaining key talent throughout our company;

•

shareholder approval of the performance measures contained in the plan is required to maintain the tax deductibility of awards made to “covered employees” as defined in Section 162(m) of the Internal Revenue Code;

•

as discussed in greater detail in “Compensation Discussion and Analysis” beginning on page 40, incentive plan awards are a key element of our pay-for-performance philosophy with respect to our NEO compensation; and

•

the Amended MIP provides for a clawback of the incentive plan award if the CNGC determines, within 12 months following the payment of an award under the plan or before the award is paid, that the participant engaged in acts deemed inimical to the best interests of the company or violated company policy, or the clawback is otherwise required by company policy. The Recent Amendments further strengthen this clawback by providing that all incentive plan awards will be subject to the company’s policies or requirements and applicable law and regulations regarding clawbacks in effect from time to time.

For the above reasons, the Board recommends that the shareholders vote FOR the Management Incentive Plan, as amended.

  2013 Proxy Statement   66

Back to Contents

STOCK OWNERSHIP

The following tables set forth ownership of Shares by major shareholders, directors, and Executive Officers of our company. There were 3,292,377,090 Shares outstanding on April 1, 2013.

Holdings of Major Shareholders

The following table lists the beneficial owners of five percent or more of the Shares outstanding as of April 1, 2013.

Name and Address of Beneficial Owner	Direct or Indirect Ownership with Sole Voting and Investment Power		Shared Voting and Investment Power				Total	Percent of Class
			Shared, Indirect Ownership through Walton Enterprises, LLC		Other Indirect Ownership with Shared Voting and Investment Power
Alice L. Walton	6,748,580		1,609,891,131	(3)	41,231,822	(4)(5)(6)	1,657,871,533	50.35%
Jim C. Walton	10,499,303	(1)	1,609,891,131	(3)	3,437,065	(5)(6)(7)	1,623,827,499	49.32%
John T. Walton Estate Trust	0		1,609,891,131	(3)	0		1,609,891,131	48.90%
S. Robson Walton	2,845,300	(2)	1,609,891,131	(3)	810,691	(8)	1,613,547,122	49.01%

(1)

Jim C. Walton has pledged 4,251,488 of the Shares directly owned by him as security for a line of credit extended to a company not affiliated with Walmart.

(2)

This number includes 63,517 Shares held in the 401(k) Plan on behalf of S. Robson Walton. He has sole voting and investment power with respect to these Shares.

(3)

Walton Enterprises, LLC holds a total of 1,609,891,131 Shares. Alice L. Walton, Jim C. Walton and S. Robson Walton share voting and dispositive power with respect to all Shares held by Walton Enterprises, LLC, individually as managing members of Walton Enterprises, LLC, and in their capacities as co-trustees of the John T. Walton Estate Trust, which is also a managing member of Walton Enterprises, LLC. The managing members have the power to sell and vote those Shares. The business address of each managing member is P.O. Box 1508, Bentonville, Arkansas 72712.

(4)

This number includes 39,643,834 Shares held by trusts in which Alice L. Walton, as cotrustee, shares voting and dispositive power with an entity under her control, which have been registered for sale from time to time on a registration statement filed by the company with the SEC on December 8, 2011.

(5)

The number includes 2,174 Shares held by the the John T. Walton Residuary Trust, as to which Jim C. Walton, Alice L. Walton, and an entity under her control, as cotrustees, share voting and dispositive power.

(6)

This number includes 1,357,974 Shares held by a partnership as to which Jim C. Walton, as a trustee of a certain trust that is a general partner thereof, shares voting and dispositive power with Alice L. Walton, as a trustee of certain trusts that are general partners thereof, and with certain of their nieces and nephews, the other general partners thereof.

(7)

This number includes 2,076,917 Shares held by a corporation organized and operated for charitable purposes of which Jim C. Walton and six other unrelated individuals are the directors.

(8)

This number includes 810,691 Shares held by various trusts in which S. Robson Walton, as co-trustee thereof, shares voting and dispositive power.

  2013 Proxy Statement   67

Back to Contents

Holdings of Officers and Directors

This table shows the number of Shares held by each director and NEO on April 1, 2013. It also shows the Shares held by all of Walmart’s directors and Executive Officers as a group on that date.

Name of Beneficial Owner	Direct or Indirect with Sole Voting and Investment Power (1)	Indirect with Shared Voting and Investment Power	Total	Percent of Class
Aida M. Alvarez	22,079	290	22,369	*
James W. Breyer	95,088	80,876	175,964	*
Rosalind G. Brewer	136,249	0	136,249	*
M. Michele Burns	22,279	0	22,279	*
James I. Cash, Jr.	23,434	0	23,434	*
Roger C. Corbett	13,560	0	13,560	*
Douglas N. Daft	33,751	0	33,751	*
Michael T. Duke	1,710,039	80,300	1,790,339	*
Timothy P. Flynn	3,456	0	3,456	*
Charles M. Holley, Jr.	238,448	0	238,448	*
Marissa A. Mayer	3,572	0	3,572	*
C. Douglas McMillon (2)	588,995	155,942	744,937	*
Gregory B. Penner	20,787	1,357,974	1,378,761	*
Steven S Reinemund	10,200	0	10,200	*
H. Lee Scott, Jr.	723,291	3,148	726,439	*
William S. Simon	273,738	0	273,738	*
Arne M. Sorenson	14,967	0	14,967	*
Jim C. Walton (3)(4)	10,499,303	1,613,328,196	1,623,827,499	49.32%
S. Robson Walton (4)	2,845,300	1,610,701,822	1,613,547,122	49.01%
Christopher J. Williams	43,071	0	43,071	*
Linda S. Wolf	25,870	2,675	28,545	*
Directors and Executive Officers as a Group (27 persons) (3)	18,030,378	1,615,441,662	1,633,472,040	49.61%

*

Less than one percent

(1)

These amounts include Shares of unvested restricted stock held by certain Executive Officers and stock units deferred by certain Non-Management Directors and certain Executive Officers. These amounts also include Shares that the following persons had a right to acquire within 60 days after April 1, 2013, through the exercise of stock options and vested Shares they hold in the 401(k) Plan:

Name	Shares underlying stock options exercisable within 60 days	Shares held in the 401(k) Plan
Rosalind G. Brewer	10,794	0
Michael T. Duke	441,355	1,277
Charles M. Holley, Jr.	0	1,366
C. Douglas McMillon	90,723	1,501
S. Robson Walton	0	63,517
Directors and Executive Officers as a Group (27 persons)	601,736	71,689

(2)

C. Douglas McMillon also holds 1,900 American Depository Receipts of Wal-Mart de Mexico, S.A. de C.V. and 1,200 American Depository Receipts of Massmart Holdings Ltd. Another Executive Officer who is not an NEO also owns 544 American Depository Receipts of Wal-Mart de Mexico, S.A. de C.V. These holdings represent less than one percent of each class of security.

(3)

Jim C. Walton has pledged 4,251,488 of the Shares directly owned by him as security for a line of credit extended to a company not affiliated with Walmart

(4)

Amounts shown for S. Robson Walton and Jim C. Walton include 1,609,891,131 Shares held by Walton Enterprises, LLC.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Walmart’s directors, Executive Officers, and persons who own more than ten percent of the outstanding Shares to file reports of ownership and changes in ownership with the SEC. SEC regulations require Walmart to identify anyone who failed to file a required report or filed a late report during fiscal 2013. Walmart believes that all Section 16(a) filing requirements were met during fiscal 2013.

  2013 Proxy Statement   68

Back to Contents

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of the end of fiscal 2013 with respect to Shares that may be issued under our company’s existing equity compensation plans.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted average exercise price of outstanding options, warrants and rights ($)		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	38,913,174	(1)	47.58	(2)	165,682,009
Equity compensation plans not approved by security holders	—		—		—
TOTAL	38,913,174	(1)	47.58	(2)	165,682,009

(1)

In addition to options to purchase Shares, this amount includes 9,039,859 Shares that may be issued upon the vesting of performance shares granted under the Stock Incentive Plan, which represents the maximum number of Shares that may be issued upon the vesting of these performance shares if maximum performance goals are achieved for each performance cycle, and 17,907,514 Shares that may be issued upon the vesting of restricted stock rights granted under the Stock Incentive Plan. This amount also includes 1,753,352 Shares deferred in the form of Shares by officers and Non-Management Directors. This amount also includes 4,648,196 Shares available under equity compensation plans in which Associates of ASDA Group Limited (“ASDA”), our company’s subsidiary in the United Kingdom, participate.

(2)

Represents the weighted average exercise price of options to purchase 5,564,253 Shares and the rights to acquire 4,648,196 Shares that may be issued under the equity compensation plans for ASDA Associates described in footnote (1) above. This weighted average does not take into account Shares that may be issued upon the vesting of other forms of equity described in footnote (1) above.

SHAREHOLDER PROPOSALS

Our company has received notice of the intention of shareholders to present four separate proposals for voting at the 2013 Annual Shareholders’ Meeting. The text of the shareholder proposals and supporting statements appear exactly as received by our company. All statements contained in a shareholder proposal and supporting statement are the sole responsibility of the proponent of that shareholder proposal. Our company will provide the names, addresses, and shareholdings (to our company’s knowledge) of the proponents of any shareholder proposal upon oral or written request made to Wal-Mart Stores, Inc., c/o Gordon Y. Allison, Vice President and General Counsel, Corporate Division, 702 Southwest 8th Street, Bentonville, Arkansas 72716-0215, (479) 273-4000.

The Board recommends a vote against each of the following shareholder proposals based on broader policy reasons as set forth in Walmart’s statements in opposition following each shareholder proposal. In our statements in opposition, we have not attempted to refute all of the assertions made about Walmart in the shareholder proposals.

  2013 Proxy Statement   69

Back to Contents

Proposal No. 5  Special Shareowner Meeting Right

RESOLVED: Shareowners ask our board to take the steps necessary unilaterally (to the fullest extent permitted by law) to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage permitted by law above 10%) the power to call a special shareowner meeting.

This includes that such bylaw and/or charter text will not have any exclusionary or prohibitive language in regard to calling a special meeting that apply only to shareowners but not to management and/or the board (to the fullest extent permitted by law). This proposal does not impact our board’s current power to call a special meeting.

Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. Shareowner input on the timing of shareowner meetings is especially important when events unfold quickly and issues may become moot by the next annual meeting. This proposal topic won more than 60% support at CVS, Sprint and Safeway.

This proposal should also be evaluated in the context of our Company’s overall corporate governance as reported in 2012:

GMI/The Corporate Library, an independent investment research firm, had rated our company “D” continuously since the first term of the Bush administration with “High Governance Risk.” Also “Concern” for our director’s qualifications and “High Concern” in Executive Pay -$20 million for Michael Duke.

Mr. Duke’s annual incentive pay relied on only one performance goal, operating income. A mix of performance goals is better, not just to prevent our executives from the temptation to game results, but to ensure that they do not take actions to achieve one goal that might ultimately damage another. Despite missing operating income targets Mr. Duke received $3 million in annual incentive pay.

Our highest paid executives continued to be given restricted stock that simply vested over time without job performance requirements. Equity pay should have job performance requirements to align with shareholder interest. These executives also were given a so-called long-term incentive of performance shares which were based on short-term results of 2-years. Our highest paid executives received the key to the corporate jet for their personal travel. Because such a perk is not tied to job performance, it is difficult to justify in terms of shareholder value.

Two directors were inside executives, another director was a former executive and two other directors were potentially-conflicted due to related party transactions (RPTs) with entities affiliated with Wal-Mart. Additionally, there are several other related party transactions involving Walton family members and Wal-Mart executives, that raised concerns regarding the effectiveness of our board in representing the interests of us, the minority shareholders.

In spite of the Walton family controlling 51 % of the vote, four directors received double-digits in negative votes: Lee Scott, Christopher Williams, CEO Michael Duke and Chairman Robson Walton. Please vote to protect shareholder value:

Special Shareowner Meeting Right - Proposal 5

Walmart’s Statement in Opposition to Proposal No. 5

The Board believes that adoption of this proposal would not be in the best interests of our company or its shareholders. Consistent with Delaware corporate law, our Bylaws provide that a special meeting of shareholders may be called by a majority of the Board, by the Chairman, and by our President and CEO. This is an appropriate corporate governance provision for a public company of our size because it allows our Board, according to its fiduciary obligations, to exercise its business judgment to determine when it is in the best interests of shareholders to convene a special meeting. Permitting shareholders with as little as ten percent of the outstanding shares, regardless of the holding period, to call special meetings for any reason and at any time creates the risk of special meetings being called by a relatively small minority of shareholders focused on narrow or short-term interests rather than the long-term best interests of the company and all of its shareholders.

We take shareholders’ meetings very seriously and take steps to provide shareholders with access to our shareholders’ meetings, including making our shareholders’ meetings available via webcast. Holding a special meeting of our shareholders at the request of only ten percent of our shareholders would be a costly undertaking, involve substantial planning, and require us to commit significant resources and attention to the legal and logistical elements of such a meeting. For example, we would incur legal, printing, and mailing costs associated with preparing and distributing the disclosure documents required for a special shareholders’ meeting.

The Board also believes that the merits of this proposal should be viewed in light of our company’s high standards of corporate governance as discussed in this proxy statement. Our company’s existing governance policies and practices provide shareholders with access to the Board and members of senior management and offer ample opportunity for shareholders to express their views to management. These governance policies include the annual election of all Board members and a majority voting requirement for the election of directors. The Board has also determined to include an advisory vote on executive compensation at each annual shareholders’ meeting until the next required vote on the frequency of shareholder votes on executive compensation because the Board believes it is important to receive feedback from shareholders on this important issue annually. In addition, shareholders may submit shareholder proposals, which, if appropriate under the SEC’s rules, may be included in our annual proxy statement and voted on at our annual shareholders’ meeting. Furthermore, the rules governing companies listed on the NYSE and incorporated under Delaware law require us to submit certain matters to a vote of shareholders for approval, such as mergers, large share issuances or similar transactions, and the approval of equity-based compensation plans.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal.

  2013 Proxy Statement   70

Back to Contents

Proposal No. 6  Equity Retention Requirement

RESOLVED: Shareholders of Wal-Mart Stores, Inc., (the “Company”) urge the Compensation Committee of the Board of Directors (the “Committee”) to adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs until reaching normal retirement age or terminating employment with the Company. For the purpose of this policy, normal retirement age shall be defined by the Company’s qualified retirement plan that has the largest number of plan participants. The shareholders recommend that the Committee adopt a share retention percentage requirement of at least 75 percent of net after-tax shares. The policy should prohibit hedging transactions for shares subject to this policy, which are not sales but reduce the risk of loss to the executive. This policy shall supplement any other share ownership requirements that have been established for senior executives, and should be implemented so as not to violate the Company’s existing contractual obligations or the terms of any compensation or benefit plan currently in effect.

SUPPORTING STATEMENT: Equity based compensation is an important component of senior executive compensation at our Company. While we encourage the use of equity-based compensation for senior executives, we are concerned that our Company’s senior executives are generally free to sell shares received from our Company’s equity compensation plans. In our opinion, the Company’s current share ownership guidelines for its senior executives do not go far enough to ensure that the Company’s equity compensation plans continue to build stock ownership by senior executives over the long-term.

For example, our Company’s share ownership guidelines require the Chief Executive Officer (the “CEO”) to hold an amount of shares equal to five times his salary or approximately 90,664 shares based on current trading prices. In comparison, the CEO currently owns 1.8 million shares. In 2011, our Company granted the CEO up to 255,567 performance share awards, assuming maximum performance and 56,793 restricted shares. In other words, even if performance shares are discounted, one year’s equity awards are more than half the Company’s share ownership guideline for the CEO.

We believe that requiring senior executives to only hold shares equal to a set target loses effectiveness over time. After satisfying these target holding requirements, senior executives are free to sell all the additional shares they receive in equity compensation.

Our proposal seeks to better link executive compensation with long-term performance by requiring a meaningful share retention ratio for shares received by senior executives from the Company’s equity compensation plans.

Requiring senior executives to hold a significant percentage of shares obtained through equity compensation plans until they reach retirement age will better align the interests of executives with the interests of shareholders and the Company. A 2009 report by the Conference Board Task Force on Executive Compensation observed that such hold-through-retirement requirements give executives “an ever growing incentive to focus on long-term stock price performance as the equity subject to the policy increases” (available at http://www.conference-board.org/pdf_free/ExecCompensation2009.pdf).

We urge shareholders to vote FOR this proposal.

Walmart’s Statement in Opposition to Proposal No. 6

We have adopted robust stock ownership guidelines and other governance policies to ensure that our CEO, Executive Officers, and certain other officers are focused on Walmart’s long-term success and that their interests are aligned with those of our shareholders. As explained in the CD&A above, Walmart’s stock ownership guidelines require that our CEO maintain beneficial ownership of unrestricted Walmart stock equal in market value to five times his current annual base salary and that all of our Executive Officers and certain other officers must maintain beneficial ownership of unrestricted Walmart stock equal in market value to three times his or her current annual base salary. These officers have five years from their appointment to a position covered by our stock ownership guidelines to achieve these levels of ownership. If any covered officer is not in compliance with the guidelines, he or she may not sell or otherwise dispose of more than 50 percent of any Walmart Shares that vest pursuant to any equity award during any period for which he or she is not in compliance with the guidelines until such time as he or she is in compliance with the guidelines and such sale would not cause the covered officer to cease to be in compliance with the guidelines.

As disclosed in the CD&A, each of our NEOs currently subject to the ownership guidelines is in compliance with these guidelines, and in many cases own Walmart stock significantly in excess of the guideline requirements. For example, as disclosed in the CD&A and noted in the proponent’s proposal, our CEO owns Shares valued at more than 50 times his current base salary. While certain of our executives subject to the guidelines have not yet been in a position covered by the guidelines for five years, each of these individuals is expected to be in compliance with the guidelines at the time he or she reaches the applicable compliance date.

In addition to the ownership guidelines, the company’s Insider Trading Policy restricts the ability of the members of the Board and Executive Officers to engage in speculative transactions involving company stock. As discussed in the CD&A above, the Insider Trading Policy prohibits hedging transactions (such as swaps, collars, and similar financial instruments) that would eliminate or limit the risks and rewards of Walmart stock ownership. Furthermore, members of the Board and Executive Officers may not at any time use Walmart stock as collateral for a margin loan. Before using Walmart stock as collateral for any other borrowing, members of our Board and Executive Officers must have the pledging arrangement pre-approved by Walmart’s Corporate Secretary, and any Walmart Shares pledged by a member of the Board or an Executive Officer will not be counted when determining whether the member of the Board or Executive Officer is in compliance with the stock ownership guidelines. Additionally, the Insider Trading Policy prohibits short selling, buying or selling options, puts or calls, whether exchange-traded or otherwise, or engaging in any other transaction in derivative securities that reflects speculation about the price of our stock or that may place the financial interests of the members of the Board and Executive Officers against the financial interests of our company.

Moreover, we believe the CNGC is the governing body best suited to formulate the company’s executive compensation policies. As described in the CD&A, the CNGC has designed our executive compensation program so that long-term equity awards are generally the largest portion of our executives’ annual compensation packages. The long-term equity awards are allocated 75 percent in the form of performance shares, which vest if the company meets pre-defined performance goals over a three-year period provided the executive remains employed by our company, and 25 percent in the form of restricted stock, which vests on the third anniversary of the grant date provided the executive

  2013 Proxy Statement   71

Back to Contents

remains employed by our company. These awards are designed to help align the interests of our executives with the interests of our shareholders and also serve as a retention tool for our company’s executives. A policy that would require senior executives to hold 75 percent of their equity awards until reaching normal retirement age would put our company at a competitive disadvantage for recruiting and retaining top talent and is not a common practice among our company’s peer groups. In addition, this policy would restrict the ability of our executives to diversify their investment portfolios and could motivate executives to leave Walmart earlier than they otherwise would have so they could realize the value of their equity compensation.

For the foregoing reasons, we believe this proposal is unnecessary and would provide no benefit to the company or its shareholders. Walmart’s existing stock ownership guidelines and other governance policies effectively facilitate significant stock ownership by Walmart executives and adopting the proposal would not be in the best interests of Walmart’s shareholders.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal.

Proposal No. 7  Independent Chairman

RESOLVED: The stockholders of Wal-Mart Stores, Inc. (the “Company”) ask the board of directors to adopt a policy that, whenever possible, the board chairman should be a director who has not previously served as an executive officer of the Company and who is “independent” of management. For these purposes, a director shall not be considered “independent” if, during the last three years, he or she—

•

was, or was affiliated with a company that was, an advisor or consultant to the Company, or a significant customer or supplier of the Company;

•

was employed by or had a personal service contract(s) with the Company or its senior management;

•

was affiliated with a company or non-profit entity that received the greater of $2 million or 2% of its gross annual revenues from the Company;

•

had a business relationship with the Company that the Company had to disclose under the Securities and Exchange Commission regulations;

•

has been employed by a public company at which an executive officer of the Company serves as a director;

•

had a relationship of the sort described above with any affiliate of the Company; and

•

was a spouse, parent, child, sibling or in-law of any person described above.

The policy should be implemented without violating any contractual obligation and should specify how to select an independent chairman if a current chairman ceases to be independent between annual shareholder meetings. Compliance with the policy may be excused if no independent director is available and willing to be chairman.

SUPPORTING STATEMENT

The Board of Directors, led by its chairman, is responsible for protecting shareholders’ long-term interests by providing independent oversight of management, including the Chief Executive Officer (“CEO”), in directing the corporation’s affairs. In our view, this oversight can be diminished when the chairman is not independent.

We believe that an independent Chairman who sets agendas, priorities and procedures for the board can enhance its oversight and accountability of management and help ensure the objective functioning of an effective board. We view the alternative of having a lead outside director, even one with a robust set of duties, as adequate only in exceptional circumstances fully disclosed by the board.

Recent bribery and corruption issues at the company’s Mexican subsidiary highlight the need for enhanced oversight of Wal-Mart’s corporate culture and behaviour. A board led by an independent chairman is best positioned to drive such change.

Several respected institutions recommend such separation. CalPERS’ Corporate Core Principles and Guidelines state that “the independence of a majority of the Board is not enough”; “the leadership of the board must embrace independence, and it must ultimately change the way in which directors interact with management.” In 2009 Yale School of Management’s Millstein Center issued a report, endorsed by a number of investors and directors, that recommended splitting the two positions as the default provision for U.S. companies.

We urge you to vote FOR this proposal.

Walmart’s Statement in Opposition to Proposal No.  7

Walmart has always strived to maintain high corporate governance standards. In keeping with this goal, the Board has separated the roles of Chairman and CEO since 1988. As stated in our Corporate Governance Guidelines, the Board has a policy of separating the roles of Chairman and CEO. As described under the heading “Board Leadership Structure” above, we believe this separation of roles allows our CEO to focus on managing Walmart’s complex daily operations. We also believe that having a separate Chairman focused on oversight and governance matters allows the Board to more effectively perform its risk oversight role.

In addition, we have a number of other key corporate governance measures that ensure our Board acts independently of management:

•

Independent presiding director. Since 2004, our Board has appointed an independent presiding director over executive sessions of our Non-Management Directors and Independent Directors.

•

Majority independent Board. Currently 12 of the 17 members of our Board are independent, and 15 of the 17 Board members are Non-Management Directors.

•

Fully independent key Board committees. All members of the Audit Committee and Compensation, Nominating and Governance Committee are independent. The chairs of these committees are heavily engaged in establishing agendas for committee meetings.

•

Annual Board and Board committee self-assessments. As required by our Corporate Governance Guidelines, the Board and each of the Board committees evaluate their organization and processes each year to ensure that the Board and Board committees are functioning effectively.

Our Chairman has more than 40 years of experience with Walmart, and is well positioned to provide our CEO with guidance, advice, and counsel regarding Walmart’s business, operations, and strategy. Moreover, our Chairman’s significant

  2013 Proxy Statement   72

Back to Contents

ownership stake in our company provides unparalleled alignment with the interests of his fellow shareholders. Our shareholders have recognized the effectiveness of our current Board leadership structure by re-electing our Chairman and other Board members by wide margins each year.

We note that the proponent, in its supporting statement, cites a 2009 report by the Yale School of Management’s Millstein Center for Corporate Governance and Performance (Chairing the Board: The Case for Independent Leadership in Corporate North America, available at http://millstein.som.yale.edu/sites/millstein.som.yale.edu/files/2009%2003%2030%20Chairing%20The%20Board%20final.pdf (the “Millstein Report”)). Far from supporting this proposal, a significant portion of the Millstein Report focuses on the value of separating the roles of Chair and CEO, a structure that Walmart already has in place. Moreover, the Millstein Report recognizes that there is no “one size fits all” approach to Board leadership:

“The vast majority of advocates of the separation [of the roles of Chair and CEO] . . . recognizes that specific company conditions may warrant the combination under exceptional circumstances. In these cases, most would agree that companies should explain to shareowners why such an alternative model best serves the long-term interests of the corporation and its investors. For example, a situation in which a company may choose to explain rather than comply with separating the roles may include a family controlled enterprise in which the CEO and Chair is the majority shareowner.” (Millstein Report, at 20).

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal.

Proposal No. 8  Request for Annual Report on Recoupment of Executive Pay

RESOLVED, that shareholders of Wal-Mart Stores, Inc. (“Walmart”) urge the board of directors (the “Board”) to adopt a policy (the “Policy”) that Walmart will disclose annually whether Walmart, in the previous fiscal year, recouped any incentive or stock compensation from any senior executive or caused a senior executive to forfeit an outstanding incentive or stock compensation award, in each case as a result of a determination that the senior executive breached a company policy or engaged in conduct inimical to the interests of or detrimental to Walmart. For purposes of this proposal, “senior executive” includes a former senior executive.

The Policy should provide that the general circumstances of the recoupment or forfeiture will be described. The Policy should also provide that if no recoupment or forfeiture of the kind described above occurred in the previous fiscal year, a statement to that effect will be included in the report. The disclosure made under the Policy is intended to supplement, not supplant, any disclosure of recoupment or forfeiture required by law or regulation.

SUPPORTING STATEMENT

As long-term shareholders, we believe that compensation policies should promote sustainable value creation. We agree with former GE general counsel Ben Heineman Jr. that recoupment policies with business-related misconduct triggers are “a powerful mechanism for holding senior leadership accountable to the fundamental mission of the corporation: proper risk taking balanced with proper risk management and the robust fusion of high performance with high integrity.” (http://blogs.law.harvard.edu/corpgov/2010/08/13/making-sense-out-of-clawbacks/).

Walmart has mechanisms in place to recoup certain incentive compensation upon a finding of unethical conduct. Walmart’s Management Incentive Plan provides for recoupment of incentive compensation paid in the previous 12 months if the Compensation, Nominating and Governance Committee (the “Committee”) determines that the recipient engaged in any act deemed inimical to the best interests of the company or failed to comply with company policies. (Management Incentive Plan, section 4.3(b)) Similarly, the Stock Incentive Plan provides for forfeiture of outstanding awards and repayment of amounts received in respect of certain plan awards, in the event the recipient is found by the Committee to have engaged in conduct detrimental to Walmart’s best interests. (Stock Incentive Plan of 2010, section 11.5) Separation agreements with several recently retired senior executives state that Walmart is entitled to suspend and recoup payments made under any agreement with the executive if a failure on the executive’s part to abide by Walmart’s Statement of Ethics is discovered.

Disclosure of the application of these recoupment/forfeiture provisions to senior executives would inform Walmart’s shareholders whether the provisions have been applied and allow shareholders to hold members of the Committee accountable for their administration of the provisions. For example, disclosure would enable shareholders to determine whether Walmart recouped compensation from any current or former senior executive as a result of Foreign Corrupt Practices Act violations currently being investigated in Mexico, China, India and Brazil. (http://www.nytimes.com/2012/11/16/business/wal-mart-expands-foreign-bribery-investigation.html?pagewanted=all).

We urge shareholders to vote FOR this proposal.

Walmart’s Statement in Opposition to Proposal No.  8

The Board recommends that shareholders vote against this proposal because existing SEC disclosure rules already require sufficient disclosures regarding Walmart’s comprehensive recoupment policies and practices.

The Board and our management believe that compensation policies should promote sustainable value creation. That is why we include in our compensation plans, offer letters, and other agreements numerous terms and conditions that give us broad rights to recoup or not to pay compensation otherwise payable to Associates or former Associates who have engaged in misconduct. We believe that these recoupment rights are broader than those provided to the boards and management of many companies and reflect Walmart’s strong commitment to ethics and integrity. Walmart’s broad existing recoupment rights include the following:

•

Our cash incentive plan states that a participant must have complied with Walmart’s policies, including our Statement of Ethics, at all times in order to be eligible to receive an incentive payment. Moreover, a participant must repay an incentive award upon demand if the CNGC determines within twelve months of its payment that prior to the award’s payment the participant violated any of our policies or otherwise committed acts inimical to the best interests of our company.

  2013 Proxy Statement   73

Back to Contents

•

Our Stock Incentive Plan provides that if the CNGC determines that an Associate has committed any act detrimental to the best interests of our company, he or she will forfeit all unexercised options and unvested Shares of restricted stock and performance shares.

•

When an Executive Officer leaves Walmart, we generally enter into a separation agreement that states “[t]he Associate . . . acknowledges that the Associate has complied with the applicable Statement of Ethics during the Associate’s employment. The discovery of a failure to abide by the Statement of Ethics, whenever discovered, shall entitle Walmart to suspend and recoup any payments paid or due under this Agreement or any other agreements between the parties.” Our Statement of Ethics, among other directives, forbids all Associates from being dishonest, acting illegally, and having conflicts between the Associate’s work and personal affairs.

Walmart and the Board are committed to pursuing recoupment actions against current and former Associates believed to have acted unethically. We already are required by SEC disclosure requirements to disclose in our annual proxy statement when compensation has been recouped, and the amount recouped, from our NEOs. Moreover, where necessary to an understanding of our compensation policies and compensation decisions regarding the NEOs, we already must disclose in our annual proxy statement the reasons for the recoupment and how we determined the amount to be recovered.

This proposal seeks to require these disclosures with respect to all current and former “senior executives,” a term that is not defined in the proposal. However, as noted above, the SEC’s existing disclosure rules already require Walmart to disclose recoupment from both certain current and former Executive Officers who served during the prior fiscal year, to the extent that such individuals meet the SEC’s definition of an NEO. We do not believe that expanding the disclosure requirements to all current and former “senior executives” is warranted.

In sum, the Board believes this proposal is unnecessary because existing SEC disclosure rules already require sufficient disclosures regarding Walmart’s comprehensive recoupment policies and practices.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal.

OTHER MATTERS

Our company is not aware of any matters that will be considered at the 2013 Annual Shareholders’ Meeting other than the matters described in this proxy statement. If any other matters are properly brought before the 2013 Annual Shareholders’ Meeting, the proxy holders will vote the Shares as to which they hold proxies in their discretion.

  2013 Proxy Statement   74

Back to Contents

APPENDIX A:  WAL-MART STORES, INC. MANAGEMENT INCENTIVE PLAN, AS AMENDED

(As amended effective February 1, 2013)

1.   General

1.1

Purpose. The purpose of the Wal-Mart Stores, Inc. Management Incentive Plan (the “MIP”) is to advance the interests of the shareholders of the Company by providing performance-based incentives to eligible associates.

1.2

Effective Date. The MIP, which was originally called the Wal-Mart Stores, Inc. Management Incentive Plan of 1998, was originally effective February 1, 1998. It was amended effective February 1, 2003 and February 1, 2008. The MIP is hereby amended, effective for the Fiscal Year beginning February 1, 2013, subject to the approval of the Company’s shareholders, and shall remain effective thereafter until terminated by the Board.

1.3

Compliance with Section 162(m). The MIP is designed to permit Incentive Plan Awards to qualify for the Section 162(m) Exemption. Whenever the Committee determines that it is advisable, the Committee may make grants or payments of Incentive Plan Awards that do not qualify for the Section 162(m) Exemption.

2.   Definitions

2.1

“Board” means the Board of Directors of the Company.

2.2

“Committee” means the Compensation, Nominating and Governance Committee of the Board, or other committee designated by the Board as the “Committee” under the MIP. The members of the Committee shall be “independent” within the meaning of applicable stock exchange listing requirements. With respect to awards under the MIP intended to qualify for the Section 162(m) Exemption, the Committee must consist of two or more persons each of whom are “outside directors” as defined or interpreted for purposes of the Section 162(m) Exemption. To the extent the Committee delegates authority pursuant to Section 5.2, references to the Committee in the MIP shall, as appropriate, be deemed to refer to the Committee’s delegate.

2.3

“Company” means Wal-Mart Stores, Inc. and any successor thereto that adopts the MIP.

2.4

“Covered Employee” has the meaning of that term under Section 162(m)(3).

2.5

“Employer” means the Company and any Related Affiliate that employs a Participant.

2.6

“Fiscal Year” means the Company’s fiscal year, which is the 12-month period beginning on each February 1 and ending on the following January 31, or other fiscal year of the Company that the Company may establish.

2.7

“Incentive Plan Award” means an incentive compensation award for a Performance Period under the MIP.

2.8

“MIP” means this Wal-Mart Stores, Inc. Management Incentive Plan, as amended herein, and as it may be amended from time to time.

2.9

“Participant” means an associate of an Employer designated by the Committee under Section 3.1 as a participant in the MIP for a Performance Period as provided in Section 3.1.

2.10

“Performance Goal” means one or more objective performance goals established by the Committee with respect to an Incentive Plan Award for a Performance Period. Any Performance Goal may be based upon the performance of the Company, of any Related Affiliate, of a division or unit thereof, or of an individual Participant, or groups of individual Participants, or of a store or groups of stores, using one or more of the Performance Measures selected by the Committee. Performance Goals may be absolute, or may be relative to the comparable measure at comparison companies or a defined index. Different Performance Measures may be given different weights.

2.11

“Performance Measure” means one or more of the following criteria, on which Performance Goals may be based, subject to Section 4.1(c):

(a)

earnings (either in the aggregate or on a per-share basis (“EPS”), reflecting dilution of shares as the Committee deems appropriate and, if the Committee so determines, net of or including dividends or net of or including the after-tax cost of capital) before or after interest and taxes (“EBIT”) or before or after interest, taxes, depreciation and amortization (“EBITDA”);

(b)

pre-tax operating earnings after interest and before incentives, service fees and extraordinary or special items;

(c)

earnings growth or growth in EPS;

(d)

EPS from continuing operations, operating earnings, growth in operating earnings;

(e)

value of assets;

(f)

economic value added (net operating profit after tax minus the product of capital multiplied by the cost of capital);

(g)

operating margin, pre-tax operating margin, or operating efficiency;

(h)

operating profits;

(i)

operating or administrative expenses;

(j)

net income or net operating income;

(k)

operating cost management;

(l)

gross or net revenue, changes in annual revenues;

(m)

revenue per associate, revenue per full time employee (“FTE”), revenue per square foot or other real estate measure;

(n)

same store sales, or comparable store sales, or total sales levels;

(o)

cash flow(s) (including either operating or net cash flows or free cash flows);

(p)

cash flow on investment;

(q)

financial return ratios;

(r)

total shareholder return, shareholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation;

(s)

dividends;

(t)

net worth;

(u)

return measures, including return or net return on assets, net assets, equity, capital, gross sales, committed capital, or invested capital;

(v)

adjusted pre-tax margin;

(w)

pre-tax profits or gross profits;

(x)

volume, market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas;

(y)

aggregate product price and other product measures;

(z)

expense or cost levels, in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more specified divisions or products;

(aa)

reduction of losses, loss ratios, or expense ratios;

(bb)

reduction in fixed costs;

(cc)

cost of capital, working capital targets, or change in working capital;

(dd)

debt reduction;

(ee)

productivity measures;

  2013 Proxy Statement   75

Back to Contents

(ff)

average inventory turnover or inventory controls, on-shelf availability, inventory metrics, asset quality;

(gg)

satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures;

(hh)

regulatory ratings;

(ii)

customer satisfaction based on specified objective goals or a Company-sponsored customer survey;

(jj)

employee diversity goals;

(kk)

supplier diversity goals;

(ll)

employee turnover;

(mm)

attraction of employees;

(nn)

specified objective social goals;

(oo)

safety record; or

(pp)

business integration.

2.12

“Performance Period” means a Fiscal Year or other period of time (which may be longer or shorter than a Fiscal Year) set by the Committee.

2.13

“Potential Covered Employee” means an associate designated by the Committee at the time an award is granted who, in the Committee’s judgment, may be a Covered Employee at the time the award is paid.

2.14

“Related Affiliate” means a business or entity that is, directly or indirectly, controlled by the Company.

2.15

“Section 162(m)” means section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

2.16

“Section 162 (m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) as set forth in Section 162(m)(4)(c) of the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

3.   Participation

3.1

Eligibility. Associates eligible to participate in the MIP shall consist of those officers and other management associates of an Employer and those select non-management associates whom the Committee determines have the potential to contribute significantly to the success of the Company or its Related Affiliates. For each Performance Period the Committee shall determine which officers, other management associates, and select non-management associates shall participate in the MIP. At any time, including during a Performance Period, the Committee may add additional classes or delete classes of associates for participation in the MIP as it deems appropriate for the Performance Period.

4.   Incentive Plan Awards

4.1

Determination of Incentive Plan Awards.

(a)

Committee to Establish Basis for Awards. In connection with the grant of an Incentive Plan Award, for each Performance Period, the Committee shall establish the Performance Goal(s) and the Performance Measure(s) applicable to such Incentive Plan Award, and shall either:

(i)

establish the formula for determining the amounts payable based on the level of achievement of the applicable Performance Goal; or

(ii)

for any one or more Participants, subject to Section 4.2(a), establish a formula for determining the maximum amount payable (an “umbrella plan”) based on the level of achievement of the applicable Performance Goal, and set a methodology for determining the actual amount payable (a “plan within a plan”) which may, but need not, be based on Performance Measures; or

(iii)

for any two or more Participants (“Pool Participants”), establish a performance award pool, which shall be an unfunded pool, the aggregate amount of which shall be based upon the achievement of the Performance Goal. The Committee may specify the amount of the pool as a percentage of any such Performance Measure, a percentage thereof in excess of a threshold amount, or another amount that need not bear a mathematical relationship to such Performance Measure(s). The maximum amount payable to any Pool Participant may be a stated percentage of the pool, or a percentage (or multiple) of the Pool Participant’s target Incentive Plan Award, or of the Pool Participant’s compensation or any element(s) thereof; provided the sum of the amounts allocable to Pool Participants as Incentive Plan Awards shall not exceed the aggregate amount of the pool, and shall not exceed the per-person award limit in Section 4.2(a).

(iv)

With respect to each Incentive Plan Award, the Committee shall: (A) determine the consequences for the Incentive Plan Award of the Participant’s change in employment status as provided in Section 4.2(b); (B) specify the consequences for the Award of the occurrence of a change in control of the Employer during a Performance Period; and (C) establish such other terms and conditions for the Incentive Plan Award as the Committee deems appropriate.

(v)

For Incentive Plan Awards intended to qualify for the Section 162(m) Exemption, each of the foregoing shall be accomplished within the time period required to qualify for the Section 162(m) Exemption. With respect to Participants who are not Potential Covered Employees, and for Incentive Plan Awards not intended to qualify for the Section 162(m) Exemption, the Committee may establish other subjective or objective goals, including individual Performance Goals, as it deems appropriate, which need not be based on Performance Measures.

(b)

Certification of Performance Goal Achievement. The Committee shall, promptly after the date on which the necessary financial, individual, or other information for a particular Performance Period becomes available, and in any event prior to the payment of any Incentive Plan Award intended to qualify for the Section 162(m) Exemption to a Covered Employee, determine and certify the degree to which each of the Performance Goals has been attained.

(c)

Permitted Adjustments. Except as permitted under Section 4.2, Incentive Plan Awards shall be paid solely in accordance with the applicable formula or umbrella plan or the pool for the Performance Period, based upon the level of achievement of Performance Goals. Performance Goals, to the extent determined based on accounting standards or principles, shall be based upon generally accepted accounting principles, or international financial accounting standards, as applicable. However, unless the Committee specifies otherwise within the time period required to qualify for the Section 162(m) Exemption, Performance Goals shall be adjusted by the Committee to take into account the effect of the following, to the extent the adjustment items exceed thresholds for adjustment established by the Committee when the Performance Goals are established: changes in accounting standards that may be required by the Financial Accounting Standards Board after the Performance Goal is established; realized investment gains and/or losses; extraordinary, unusual, non-recurring or infrequent items; currency fluctuations; acquisitions; divestitures; litigation losses; financing activities; expenses for restructuring or productivity initiatives; other non-operating items; new laws, cases, or regulatory developments that result in unanticipated items of gain, loss, income, or expense; executive severance arrangements; investment returns relating to investment vehicles which are unaffiliated with a Company or divisional operating strategy; bonus expense; the impact on pre-tax income of interest

  2013 Proxy Statement   76

Back to Contents

expense attributable to the repurchase of Company stock; extraordinary dividends or stock dividends; the effect of corporate reorganizations or restructuring, spinoff, or a sale of a business unit; and other items as the Committee determines at the time the Performance Goal is established to be required so that the operating results of the Company, division, or a Related Affiliate shall be computed on a comparative basis from Performance Period to Performance Period; in each case as those terms are defined under generally accepted accounting principles or, if applicable, international financial accounting standards, and provided in each case that such excluded items are objectively determinable by reference to the Company’s financial statements, notes to the Company’s financial statements, and/or management’s discussion and analysis in the Company’s financial statements. Determination by the Committee or its designee shall be final and conclusive on all parties, but shall be based on relevant objective information or financial data.

4.2

Maximum Incentive Plan Award; Committee Discretion.

(a)

Maximum Incentive Plan Award. In no event will an Incentive Plan Award for a Covered Employee intended to qualify for the Section 162(m) Exemption exceed $20,000,000 for a 12-month Performance Period (or in the case of a Performance Period other than 12 months long, an amount that bears the same ratio to $20,000,000 as the length of the Performance Period bears to 12 months).

(b)

Change in Employment Status. The Committee shall have the discretion and authority to determine the consequences for the Incentive Plan Award of a Participant’s: (i) termination of employment for various reasons or the Participant’s disability, or the Participant’s demotion or promotion during the Performance Period; (ii) leaving the Employer and being rehired as a Participant; (iii) being hired, promoted, or transferred into a position eligible for MIP participation; (iv) transferring between eligible MIP positions with different incentive percentages or Performance Goals; (v) transferring to a position not eligible to participate in the MIP; (vi) becoming eligible for an incentive from another incentive plan maintained by the Company or Related Affiliate; (vii) being on a leave of absence; and (viii) similar circumstances deemed appropriate by the Committee, consistent with the purpose and terms of the MIP; provided however, that the Committee shall not be authorized to increase the amount of the Incentive Plan Award payable to a Covered Employee that is intended to qualify for the Section 162(m) Exemption. If a Participant is on administrative suspension at the time payment would otherwise be made, no payment shall be made until the matter is resolved by the Employer, and it is determined whether the Incentive Plan Award shall be paid or forfeited.

(c)

Committee Discretion. The Committee shall have the discretion to reduce, eliminate, or increase any Incentive Plan Award for any individual or group, to reflect individual performance and/or unanticipated factors, including but not limited to those described in Section 4.1(c), or in the case of a plan within a plan, to implement the methodology for determining the actual amount of a Participant’s Incentive Plan Award. Notwithstanding the foregoing, and subject to the following sentence, with respect to the Incentive Plan Awards of Potential Covered Employees intended to qualify for the Section 162(m) Exemption, the Committee shall not increase such awards above the amount determined under the applicable formula, umbrella plan, or pool for the Performance Period, or (except in case of death or a change in control) waive the achievement of applicable Performance Goals. In the event a Potential Covered Employee is determined at the end of the Performance Period not to be a Covered Employee, and to the extent it would not cause the Potential Covered Employee to become a Covered Employee, the Committee may exercise its discretion to increase the amount of such Potential Covered Employee’s Incentive Plan Award above the amount generated under the applicable formula for the Performance Period.

4.3

Payment of Award.

(a)

Usual Timing. For any recipient subject to U. S. federal income tax, unless payment of the Incentive Plan Award is duly deferred by the Participant under an applicable deferred compensation arrangement, Incentive Plan Awards will be paid by the Participant’s Employer in cash or cash equivalent no later than two and one-half months after the later of (a) the end of the calendar year in which the applicable Performance Period ends or (b) the end of the Fiscal Year in which the Performance Period ends. The Committee may establish different payment schedules for different Participants. Notwithstanding the forgoing, it is contemplated that for any Performance Period ending on January 31, payment to recipients subject to U. S. federal income tax will be made by the following April 15. If any portion of an Incentive Plan Award payable to a Covered Employee that is intended to qualify for the Section 162(m) Exemption for any reason is not deductible under Section 162(m), payment of that portion shall, in the Committee’s discretion, be deferred until the earliest date it may be paid and deducted.

Unless otherwise provided by the Committee, Incentive Plan Awards will be paid without interest.

(b)

Certain Participants not Eligible. To be eligible for payment of any Incentive Plan Award, the Participant must (i) be employed by the Company or a Related Affiliate on the last day of the Performance Period to which the Incentive Plan Award pertains, except that in the event of a Participant’s death, the Incentive Plan Award shall be prorated based upon the number of full payroll periods worked as a Participant during the Performance Period prior to death, (ii) have performed the Participant’s duties to the satisfaction of the Committee, (iii) have not engaged in any act deemed by the Committee to be inimical to the best interest of the Company or a Related Affiliate, (iv) have not breached any restrictive covenant or confidentiality requirement to which the Participant is subject, and (v) otherwise have complied with Company and Employer policies at all times prior to the actual payment of the Incentive Plan Award.

(c)

Recoupment. If the Committee determines within twelve months following the date an Incentive Plan Award is paid (i) that the Participant, prior to the date of payment of such Incentive Plan Award, (A) engaged in any act the Committee deems inimical to the best interest of the Company or a Related Affiliate, or (B) violated any of the requirements of Section 4.3(b), or (ii) that the Participant, whether before or after payment of such Incentive Plan Award failed to comply with Company and Employer policies, the recipient of the Incentive Plan Award shall be obligated, upon demand, to return the amount of such Incentive Plan Award to the Employer that paid it. In addition, all Incentive Plan Awards, whether or not previously paid, and whether or not previously deferred, shall be subject to the Company’s policies or requirements or applicable law (including regulations and other applicable guidance) regarding clawbacks (recoupment) as in effect from time to time.

5.   Administration

5.1

Administration. The MIP shall be administered by the Committee. Subject to the provisions of the MIP, the Committee shall have full discretionary authority to administer and interpret the MIP, to exercise all powers either specifically granted to it under the MIP or as are necessary or advisable in the administration of the MIP, to decide the facts in any case arising under the MIP, to prescribe, amend and rescind rules and regulations relating to the MIP, to correct errors or omissions, to require performance reports on which it can base its determinations under Section 4.1, and to make all other determinations necessary or advisable for the administration of the MIP (including but not limited to determinations with respect to whether and under what circumstances or conditions a Participant has had a termination of employment for purposes of the MIP), all of which shall be binding on all persons, including the Company, Related Affiliates, the Participants (or any person claiming any rights under the MIP from or through any Participant), and any shareholder of the Company. The Committee’s administration of the MIP, including all rules and regulations, interpretations, selections, determinations,

  2013 Proxy Statement   77

Back to Contents

approvals, decisions, delegations, amendments, terminations, and other actions, shall be final and binding on the Company and its shareholders, Related Affiliates, and all associates of any Employer, including Participants and their beneficiaries. A majority of the Committee shall constitute a quorum, and, provided a quorum is present, the Committee shall act pursuant to a majority vote of those present or by unanimous written consent. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the MIP or any Incentive Plan Award.

5.2

Allocation and Delegation; Sub-Plans.

(a)

Allocation. Except to the extent prohibited by applicable law (including regulations and other applicable guidance) or the applicable listing standards of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members.

(b)

Delegation; Sub-Plans. Provided that the Committee shall not delegate authority or responsibility for Incentive Plan Awards of Potential Covered Employees intended to qualify for the Section 162(m) Exemption, the Committee may delegate all or any part of its responsibilities and powers under the MIP to one or more persons as the Committee deems appropriate. Delegates need not meet the independence or outside director requirements applicable to the Committee. The Committee may establish and administer sub-plans for such groups or classes of eligible associates as the Committee may specify, and may establish different Performance Periods, Performance Measures, and Performance Goals and payment schedules thereunder, which may be modified as deemed appropriate to conform to foreign law or practice. The Committee may also delegate responsibility and authority to such persons as it deems appropriate for establishing and administering any such sub-plans, including with respect to such sub-plans, authority to exercise upward or downward discretion in determining the final amount of an Incentive Plan Award thereunder.

(c)

Revocation. The Committee may at any time revoke any allocation or delegation.

6.   Miscellaneous

6.1

Amendment and Termination.

(a)

Amendment and Termination. The Board may at any time amend or terminate the MIP (in whole or in part) without the approval of the shareholders of the Company, except as otherwise provided in this Section 6.1. Neither the Company nor any Related Affiliate is obligated to continue this MIP.

(b)

Shareholder Approval. Any amendment to the MIP that changes the class of associates of an Employer eligible to participate, changes the Performance Goals, Performance Measures, or increases the maximum dollar amount that may be paid to a Participant for a Performance Period shall not be effective with respect to Incentive Plan Awards to Covered Employees intended to qualify for the Section 162(m) Exemption unless the amendment is approved by shareholders as provided in Section 1.3 before the Incentive Plan Award is paid.

6.2

Effect of Incentive Plan Awards on Other Compensation.

(a)

Not Taken into Account Under Other Plans. Awards shall not be considered eligible pay under other plans, benefit arrangements, or fringe benefit arrangements of the Company or a Related Affiliate, unless otherwise provided under the terms of other plans.

(b)

Compensation Reduction and Compensation Deferral Elections Apply to Incentive Plan Awards. To the extent provided in the applicable benefit or deferred compensation plan or arrangement of the Company or a Related Affiliate, amounts payable as Incentive Plan Awards will be reduced or deferred in accordance with the Participant’s compensation reduction election or compensation deferral election, if any, in effect under other plans and arrangements at the time the Incentive Plan Award is paid.

(c)

Sole Incentive Plan. Unless determined otherwise by the Committee, associates shall not be eligible to participate in the MIP for any period they are participating in any other incentive program maintained by the Company or any Related Affiliate.

6.3

No Guarantee; No Funding. The payment of an Incentive Plan Award for any Performance Period does not guarantee any person eligibility for or payment of an Incentive Plan Award for any other Performance Period. Incentive Plan Awards shall be paid solely from the general assets of the Participant’s Employer, to the extent the payments are attributable to services for the Employer. To the extent any person acquires a right to receive payments from an Employer under the MIP, the right is no greater than the right of any other unsecured general creditor. No absolute right to any Incentive Plan Award shall be considered as having accrued to any Participant prior to the payment of the Incentive Plan Award.

6.4

Taxes.

(a)

Withholding. The Participant’s Employer shall have the right to deduct from all payments made under the MIP any federal, state, or local taxes required by law to be withheld with respect to the payments.

(b)

Section 409A. The MIP is intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986 (“Section 409A”) and, accordingly, to the maximum extent permitted, the MIP shall be construed and interpreted in accordance with such intent. If payment of any amount of “deferred compensation” (as defined under Section 409A, after giving effect to the exemptions thereunder) is triggered by a separation from service (as defined under Section 409A) that occurs while the Participant is a “specified employee” with respect to the Company (as defined under Section 409A), and if such amount is scheduled to be paid within six (6) months after such separation from service, the amount shall accrue without interest and shall be paid the first business day after the end of such six-month period, or, if earlier, within 15 days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death.

(c)

Participant Solely Responsible. Notwithstanding the foregoing, the Participant shall be solely responsible for the satisfaction of any federal, state, local, or foreign taxes on payments under the MIP. By way of example and not limitation, in no event whatsoever shall the Company be liable for any additional tax, interest, or penalties that may be imposed on the Participant by Section 4999 of the Internal Revenue Code of 1986 (golden parachute payments) or by Section 409A or any damages for failing to comply with Section 409A.

6.5

Governing Law. The MIP and all rights to an Incentive Plan Award hereunder shall be construed in accordance with and governed by the laws of the State of Delaware to the extent not preempted by federal law.

6.6

Awards Not Transferable. Subject to Section 6.8, a Participant’s rights and interest under the MIP may not be assigned or transferred. Any attempted assignment or transfer shall be null and void and shall extinguish, in the Committee’s sole discretion, the Employer’s obligation under the MIP to pay Incentive Plan Awards with respect to the Participant.

6.7

Employment. Neither the adoption of the MIP nor its operation shall in any way affect the rights and power of the Company or any Related Affiliate to dismiss or discharge any Participants. The MIP is not a contract between the Company or any Related Affiliate and any associate of the Company or Related Affiliate or Participant.

6.8

Beneficiary. In the event of a Participant’s death prior to the payment of any Incentive Plan Award to which the Participant is otherwise entitled, payment shall be made to the Participant’s then-effective beneficiary or beneficiaries under the Employer-paid group term life insurance arrangement.

  2013 Proxy Statement   78

2013 Annual Shareholders’ Meeting

Place: Bud Walton Arena

University of Arkansas Campus

Fayetteville, Arkansas

Date and Time: June 7, 2013, 7:00 a.m., Central time

Casual dress is recommended. Doors open at 6:00 a.m., Central time. Please note that due to on-campus construction, parking may be limited.

Photographs taken at the meeting may be used by Walmart. By attending, you waive any claim or rights to these photographs and their use.

2013 Annual Shareholders’ Meeting Admission Requirements

In order to be admitted to the 2013 Annual Shareholders’ Meeting, you must bring photo ID AND one of the following:

•

The proxy statement or proxy card you received in the mail;

•

The notice of internet availability you received in the mail;

•

The e-mail you received with a link to our proxy materials; or

•

Other proof of share ownership, such as a valid legal proxy from your bank, broker, or other nominee who holds your shares, a voting instruction form that you received from your bank, broker, or other nominee, or a recent bank, brokerage or other statement demonstrating that you owned shares as of April 11, 2013.

Please see page 14 of this proxy statement for more information regarding admission requirements.

The use of cameras, camcorders, videotaping equipment, and other recording devices will not be permitted in Bud Walton Arena. Attendees may not bring into the arena large packages or other material that could pose a safety or disruption hazard (e.g., fireworks, noisemakers, horns, confetti, etc.).

WAL-MART STORES, INC.
C/O PROXY SERVICES
P.O. BOX 9163
FARMINGDALE, NY 11735

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to vote by proxy up until 11:59 P.M. Eastern Time on June 6, 2013. If you participate in the Walmart 401(k) Plan or the Wal-Mart Puerto Rico 401(k) Plan, you must vote these shares no later than 11:59 P.M. Eastern Time on June 4, 2013. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic proxy.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. You may also agree to receive or access proxy materials electronically in future years on Walmart's corporate website at http://stock.walmart.com/annual-reports.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 6, 2013. If you participate in the Walmart 401(k) Plan or the Wal-Mart Puerto Rico 401(k) Plan, you must vote these shares no later than 11:59 P.M. Eastern Time on June 4, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date this proxy card and return it in the postage-paid envelope we have provided and return it promptly to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M58261-P33873 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

WAL-MART STORES, INC.

The Board of Directors recommends a vote "FOR" each of the nominees listed in Proposal 1, "FOR" Proposals 2, 3 and 4, and "AGAINST" Proposals 5 through 8.

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Aida M. Alvarez	☐	☐	☐
1b. James I. Cash, Jr.	☐	☐	☐
1c. Roger C. Corbett	☐	☐	☐
1d. Douglas N. Daft	☐	☐	☐
1e. Michael T. Duke	☐	☐	☐
1f. Timothy P. Flynn	☐	☐	☐
1g. Marissa A. Mayer	☐	☐	☐
1h. Gregory B. Penner	☐	☐	☐
1i. Steven S Reinemund	☐	☐	☐
1j. H. Lee Scott, Jr.	☐	☐	☐
1k. Jim C. Walton	☐	☐	☐
1l. S. Robson Walton	☐	☐	☐
1m. Christopher J. Williams	☐	☐	☐
1n. Linda S. Wolf	☐	☐	☐

Company Proposals:	For	Against	Abstain
2. Ratification of Ernst & Young LLP as Independent Accountants	☐	☐	☐
3. Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐
4. Approval of the Wal-Mart Stores, Inc. Management Incentive Plan, as amended	☐	☐	☐
Shareholder Proposals:			
5. Special Shareowner Meeting Right	☐	☐	☐
6. Equity Retention Requirement	☐	☐	☐
7. Independent Chairman	☐	☐	☐
8. Request for Annual Report on Recoupment of Executive Pay	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Annual Shareholders' Meeting

Bud Walton Arena, University of Arkansas

Fayetteville, Arkansas

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders' Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M58262-P33873

WAL-MART STORES, INC.

I have received the Notice of 2013 Annual Shareholders' Meeting (the "Meeting") to be held on June 7, 2013, and the related Proxy Statement furnished by Wal-Mart Stores, Inc.'s ("Walmart") Board of Directors. I appoint S. ROBSON WALTON and MICHAEL T. DUKE, and each of them, as my proxies and attorneys-in-fact, with full power of substitution, to represent me and to vote all shares of Walmart common stock that I am entitled to vote at the Meeting or any adjournments or postponements thereof in the manner shown on this form as to the matters shown on the reverse side of this form and in their discretion on any other matters that properly come before the Meeting or any adjournments or postponements thereof. If I participate in the Walmart 401(k) Plan or the Wal-Mart Puerto Rico 401(k) Plan and I have a portion of my interest invested in Walmart stock, I also direct the Retirement Plans Committee of the respective plan to take such actions necessary to vote the stock which is attributable to my interest in the manner shown on this form as to the matters shown on the reverse side of this form at the Meeting, and in its discretion on any other matters that properly come before the Meeting or any adjournments or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The proxy holders cannot vote the shares unless you sign, date and return this card, vote by Internet, or vote by telephone.

If you do not specify how the proxy should be voted, it will be voted "FOR" each of the nominees listed in Proposal 1, "FOR" Proposals 2, 3 and 4, and "AGAINST" Proposals 5 through 8.

If this proxy is signed, dated and returned, it will be voted in accordance with your instructions shown on the reverse side. Please sign exactly as your name appears hereon. Joint owners should each sign. If signing as attorney-in-fact, executor, administrator, trustee, guardian, or in another capacity, please indicate full title as such.